______________________________________________________________________

                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549
                                    __________

                                   SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
                      of the Securities Exchange Act of 1934
                                    __________

        Filed by the Registrant [ X ]
        Filed by a Party other than the Registrant [    ]
        Check the appropriate box:
             [    ]    Preliminary Proxy Statement
             [ X  ]    Definitive Proxy Statement
             [    ]    Definitive Additional Materials
             [    ]    Soliciting Material Pursuant to Rule 14a-11(c) or
                       Rule 14a-12

                                 HOLOMETRIX, INC.
                 (Name of Registrant as Specified In Its Charter)

        (Name of Person(s) Filing Proxy Statement, if Other than the
        Registrant)

        Payment of Filing Fee (Check Appropriate Box)
             [ X ]     No fee required.
             [   ]     Fee computed on table below per Exchange Act Rules
                       14a-6(i)(1) and 0-11.

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)   Proposed maximum aggregate value of transaction:

                  5)   Total fee paid:
             [    ]    Fee paid previously with preliminary materials.
             [    ]    Check box if any part of the fee is offset as
                       provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.




                       1)   Amount Previously Paid:
                       2)   Form, Schedule or Registration Statement No.:
                       3)   Filing Party:
                       4)   Date Filed:
        _______________________________________________________________________




                 HOLOMETRIX, INC.
     25 Wiggins Avenue, Bedford, Massachusetts 01730-2323

     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
           To Be Held On April 28, 1998

     Notice is hereby given that a Special Meeting of Stockholders of Holometrix, Inc. (the "Company" or "Holometrix") will be held on Tuesday, April 28, 1998, at 10:00 a.m. at the offices of the Company, 25 Wiggins Avenue, Bedford, Massachusetts, to consider and act upon the following matters:

     1. To consider and act upon an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common
          Stock, $.01 par value, from 30,000,000 to 100,000,000
          shares.

     2. To consider and act upon an amendment to the Company's Certificate of Incorporation, as amended, effective following the reorganization of the Company, Tytronics Incorporated ("Tytronics") and National Metal Refining Company ("Nametre") described in the accompanying Proxy Statement, providing (a) for a reduction in the number of authorized shares of Common Stock of the Company from 100,000,000 shares to 2,000,000 shares with $.50 par value (such new shares of Common Stock to be referred to herein as the "New
          Common Stock"); and (b) for a 50 to 1 reverse stock split of the Company's Common Stock (items (a) and (b) will be considered one proposal and will be referred to herein as the "Reverse Stock Split"), all as described more fully in the accompanying Proxy Statement.

     3. To consider and act upon an amendment to the Company's Certificate of Incorporation, as amended, to change the name of the Company from Holometrix, Inc.
          to Metrisa, Inc.

     4. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

     Stockholders of record of the Company as of the close of business on March 25, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof. The text of the proposed
Amendments to the Company's Certificate of Incorporation are set forth in Exhibit A to the accompanying Proxy Statement. If the matters proposed to be considered by the stockholders of the Company are approved at the Special Meeting of Stockholders, the Company intends to enter into a reorganization (the "Reorganization"), described in the accompanying Proxy Statement which will result in a reduction in the percentage of shares of the Company's Common Stock owned by non-affiliates of the Company from 23% to approximately 13%.
Stockholders of the Company who dissent with respect to the matters to be acted upon at the Special Meeting of Stockholders are not entitled to dissenters or appraisal rights with respect to their shares under Delaware law.

     All stockholders are cordially invited to attend the meeting.

                              By Order of the Board of
Directors


                              David J. Brown, Secretary

Bedford, Massachusetts
April 3, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE
MEETING, PLEASE COMPLETE, SIGN AND DATE THE
ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
ENCLOSED ENVELOPE IN ORDER TO ASSURE
REPRESENTATION OF YOUR SHARES.  NO POSTAGE NEED BE
AFFIXED IF MAILED IN THE UNITED STATES.





                 HOLOMETRIX, INC.
     25 Wiggins Avenue, Bedford, Massachusetts 01730-2323

                 PROXY STATEMENT
                     for
    Special Meeting of Stockholders to be held April 28, 1998

     A Special Meeting of Stockholders of Holometrix, Inc., a
Delaware corporation (the "Company" or "Holometrix"), will be held Tuesday, April 28, 1998, for the purposes set forth in the accompanying Notice of Special Meeting. This statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about April 3, 1998. Any stockholder executing and returning a proxy in the enclosed form has the power to revoke such proxy at any time prior to the voting thereof by written notice to the Company, by executing a later dated proxy or by appearing and voting at the meeting.

     At the Special Meeting, action is to be taken on (a) the amendment to the Company's Certificate of Incorporation, as amended, to increase the number of shares of authorized Common Stock from 30,000,000 to 100,000,000 shares, (b) an amendment to the Company's Certificate of Incorporation, as amended, effective following the reorganization (the "Reorganization") of the Company, Tytronics Incorporated ("Tytronics") and National Metal Refining Company
("Nametre") described in this Proxy Statement, providing (i) for a reduction in the number of authorized shares of Common Stock for the Company from 100,000,000 shares to 2,000,000 shares with $.50 par value (such new shares of Common Stock to be referred to herein as the "New Common Stock"); and (ii) for a 50 to 1 reverse stock split of the Company's Common Stock (items (i) and (ii) will be considered one proposal and will be referred to herein as the "Reverse Stock Split"); (c) the amendment to the Company's Certificate of Incorporation, as amended, to change the name of the Company from Holometrix, Inc. to Metrisa, Inc.; and (d) the transaction of such other business as may properly come before the meeting. The text of the proposed
Amendments to the Company's Certificate of Incorporation are set forth in Exhibit A to this Proxy Statement.

     All shares represented at the meeting by proxies in the accompanying form will be voted provided that such proxies are properly signed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted for the amendments of the Company's Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company's Common Stock, to effect the Reverse Stock Split and to change the name of the Company to Metrisa, Inc.

     The Company will pay all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone or personal interview. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

     If the amendments to the Company's Certificate of Incorporation are approved, the Company intends to enter into a reorganization (the "Reorganization"), pursuant to which Tytronics and Nametre will be merged into Holometrix Acquisition Corp. ("Holometrix Acquisition"), a Delaware corporation and the wholly owned subsidiary of the Company, with the result that Holometrix Acquisition will be the surviving entity. Following the Reorganization, Holometrix Acquisition will be merged into the Company. The stockholders of the Company should be aware that the Company is not required to seek, and is not seeking, approval of the stockholders of the Company for the Reorganization under Delaware law. The Company is, however, asking stockholders to approve an increase in the number of shares of the Company's authorized Common Stock which is required in order for the Company to complete the Reorganization. In connection with the Reorganization, each issued and outstanding share of Tytronics Preferred Stock and Common Stock will be exchanged for 254.542 and 231.402 shares, respectively, of the Common Stock of Holometrix (rounded up to the nearest whole share), for a total of approximately 39,000,000 shares of Holometrix Common Stock. In addition, each issued and outstanding share of Nametre Common Stock, currently approximately 76,000 shares (excluding shares owned by Holometrix) will be exchanged for 79.807 shares of Holometrix Common Stock (rounded up to the nearest whole share) for a total of approximately 6,065,000 shares. Based on the value of the equity of the Company, Tytronics and Nametre determined by the Company's financial advisor, Fechtor, Detwiler & Co., Inc. ("Fechtor Detwiler"), the aggregate value of the shares of the Company's Common
Stock to be exchanged in connection with the Reorganization will be approximately $4,680,000. In addition, based on the Fechtor Detwiler valuation, the equity value of the Company is currently $1.84 Million and the value of the Company's Common Stock is currently $.082 per share, the equity value of Tytronics is currently $4.12 Million and the value of Tytronics Common Stock and Preferred Stock is $24.44 per share (assuming the conversion of all Preferred Stock to Common
Stock), and the equity value of Nametre is currently $1.43 Million and the value of Nametre Common Stock is $7.31 per share. There is currently no active trading market for either the Company's, Tytronics' or Nametre's securities. As a result, it is not possible to disclose a market value for either the Company's, Tytronics' or Nametre's securities. Stockholders of the Company should be aware that, as a result of the Reorganization, the percentage of shares of the Company's Common Stock owned by non-affiliates of the Company will be reduced from 23% to approximately 13%. The exchange ratios and the aggregate values of the shares of Holometrix Common Stock to be exchanged in connection with the Reorganization will change if Fechtor Detwiler determines there has been a material change in the valuation of the Company, Tytronics or Nametre during the period from the initial valuation to the date immediately preceding the special meeting of stockholders of the Company. The Company will forward revised proxy materials to the stockholders of the Company prior to the special meeting of stockholders if there has been a material change in the matters described in this Proxy Statement, including a material change in the valuations of the Company, Tytronics or Nametre or the related exchange ratios and aggregate values of the shares of Holometrix Common Stock to be exchanged in connection with the Reorganization. Stockholders of the Company should also be aware that the terms of the Reorganization were not negotiated, but based entirely on the valuation of the Company, Nametre and Tytronics determined by Fechtor Detwiler. See "Proposed Reorganization -
Valuation and Opinion". The Company's officers, directors and affiliates will receive certain benefits resulting from the conversion of their ownership interests in Tytronics and Nametre into shares of the Company's Common Stock if the proposal to increase the Company's authorized capital stock is approved. The Company's officers, directors and affiliates will not receive any other benefits in connection with the Reorganization. In addition, the Company's stockholders will experience ownership dilution as a result of the Reorganization. See "Effects of the Reorganization on the Company's Unaffiliated
Stockholders" and "Interests of Officers and Directors in Connection with the Reorganization".

                   VOTING RIGHTS

     The Board of Directors has fixed March 25, 1998 as the record date for determination of stockholders entitled to vote at the Special Meeting. At the close of business on March 25, 1998 there were outstanding and entitled to vote 23,861,878 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Special
Meeting.  The affirmative vote of a majority of the shares of Common
Stock present or represented at the meeting is required for the approval of the amendments of the Company's Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company's Common Stock, to effect the Reverse Stock Split and to change the name of the Company. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting, however, an abstention from voting or a broker non-vote has no effect on the votes to amend the Company's Certificate of Incorporation, as amended or to adopt the Reverse Stock Split. Stockholders of the Company who dissent with respect to the matters to be acted upon at the Special Meeting of stockholders are not entitled to dissenters or appraisal rights with respect to their shares under Delaware law. Holders of the Company's Common Stock are not entitled to pre-emptive rights. The stockholders of the Company should also be aware that the Company is not required to seek and is not seeking stockholder approval for the Reorganization under Delaware law.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of March 1, 1998, to the knowledge of the Company, the ownership of the Company's 23,861,878 outstanding shares of Common Stock by (i) each person who is known by the Company to own of record or beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock, (ii) each of the Company's Directors and executive officers, and (iii) all Directors and officers as a group. Except as otherwise indicated, to the knowledge of the Company, the stockholders listed below have sole voting and investment power with respect to the shares indicated.

Name and Address              Number of Shares          Percentage
of Beneficial Owner           Beneficially Owned        of Class1

Tytronics Incorporated           17,060,2442               69.9%
25 Wiggins Avenue
Bedford, MA 01730-2323

Bantam Group, Inc.3               1,435,000                 6.0%
50 Bay Colony Drive
Westwood, MA 02090

John E. Wolfe                       200,0004                 *

Richard Mannello                    300,0004                 *

Joaquim S. S. Ribeiro               150,0004                 *

Salvatore J. Vinciguerra            150,0004                 *

All Officers and Directors          2,235,000               9.4%
as a group (5 persons)

     *Less than 1%
______________________________

1    Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days of this statement pursuant to the exercise of presently exercisable or outstanding options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

2    Includes warrants exercisable by Tytronics Incorporated to purchase 550,000 shares of the Company's Common Stock at an exercise price of $.10 per share. Joseph J. Caruso and John E. Wolfe, Directors of the Company are also Directors of Tytronics Incorporated.

3    Joseph J. Caruso, a Director of the Company, is also President of
Bantam Group, Inc., and has sole voting and investment power with respect to the 1,435,000 shares of Common Stock owned by Bantam
Group, Inc.

4    Issuable upon the exercise of currently outstanding stock options.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. All requirements for officers and directors of the Company to file Section 16(a) reports have been met for the fiscal year ended September 30, 1997. The information set forth above is based solely on the Company's review of the copies of such forms received by it or written representations from certain reporting persons.

AMENDMENT OF COMPANY'S CHARTER TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
(PROPOSAL 1)

The Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to increase the authorized number of shares of Common Stock from 30,000,000 to 100,000,000 shares. The Board recommends that the stockholders approve the amendment to the Company's Certificate of Incorporation, as amended (the "Charter") to effect the proposed increase. The purposes of the amendment are: (1) to authorize additional shares of Common Stock that can be issued in exchange for the currently outstanding shares of Common Stock and Preferred Stock of Tytronics Incorporated, a Massachusetts corporation ("Tytronics"), and National Metal Refining Company, a New Jersey corporation ("Nametre"), in connection with the Reorganization (described below); and (2) to authorize additional shares of Common Stock for issuance upon exercise of current and future employee stock options, for issuance in connection with acquisitions, to raise capital for the Company and for other corporate purposes. The Company has no present intention of registering the shares of Common Stock reserved for issuance upon exercise of current and future employee stock options.

PROPOSED REORGANIZATION

Events Leading Up To The Reorganization

During fiscal 1992 and 1993, the Company sustained significant losses with resultant cash flow problems. In fiscal 1993, the Company received $220,000 in the form of a 10% demand subordinated note from two former stockholders. Commencing in fiscal 1993, the Company made a decision to begin exploring strategic relationships with other companies as a means of achieving corporate stability. In connection with this decision, the Company entered into discussions with Tytronics.
In November of 1994, Tytronics acquired all of the Common Stock of the Company owned by Corning Partners II, L.P., Cornings Partners
III, L.P., Bayard Henry and Edward J. Stewart, III, consisting of an aggregate of 8,960,244 shares of the Company's Common Stock and representing 53% of the shares of the Company's outstanding voting securities. Prior to the purchase of shares of the Company's Common
Stock by Tytronics, all of the Company's indebtedness held by the former Company stockholders was either converted to Common Stock, paid in full by the Company or purchased by Tytronics. Following the purchase, the Company was indebted to Tytronics in an amount totaling $315,000. In connection with Tytronics' purchase of shares of the Company's Common Stock, Joseph J. Caruso, Joaquim S. S. Ribeiro and John E. Wolfe were elected as additional directors of the Company.
In fiscal 1994, the Company achieved improved operating results, however, in 1995 the Company's operating results deteriorated primarily as a result of the loss of a significant customer. The resulting decline in working capital reserves required the Company to obtain short term working capital advances from Tytronics. During the fiscal year ended
1995 the Company borrowed an aggregate of $111,000 from Tytronics under these arrangements.

The Company experienced a further decline in net income during the fiscal year ended September 30, 1996 and during that fiscal year borrowed an aggregate of $130,000 from Tytronics under its working capital arrangements. During fiscal 1996, the Company also restructured its existing debt to Tytronics by extending the due date for an aggregate of $155,000 of existing debt in exchange for the issuance of warrants to Tytronics to purchase 1,000,000 and 1,100,000 shares of the Company's Common Stock at warrant exercise prices of $.05 and $.10 per share, respectively. Effective September 30, 1996, in response to the Company's continued efforts to return to financial stability, the Company acquired a majority of the outstanding capital stock of Nametre. The Company raised the funds to acquire the shares from Nametre by issuing 6,000,000 shares of the Company's Common Stock to Tytronics at a purchase price of $.05 per share. To reduce overhead costs, the Company and Tytronics share operating facilities at 25
Wiggins Avenue, Bedford, Massachusetts and allocate rental expense based on the square footage occupied by each company. The Company and Tytronics also share other operating and administrative costs on an estimated usage basis. The Company's financial results continued to deteriorate during fiscal 1997 and the Company experienced a cumulative net loss of $211,771 during the fiscal year ended September 30, 1997. In an effort to increase the borrowing base of the Company (by combining assets for borrowing purposes), the Company, Tytronics and Nametre entered into a $1,000,000 line of credit agreement and a $500,000 term loan agreement with Silicon Valley Bank in July of 1997.

In response to continuing marginal financial performance, the Company, in connection with the development of a strategic plan for the future operation of the Company, appointed a committee at its November 7, 1996 Board of Directors meeting consisting of John E. Wolfe, Joaquim
S. S. Ribeiro and an advisor to the Company, Louis P. Valente, to review the Company's operations and organizational and management structure and make a recommendation to the Board of Directors concerning any desirable changes. In response to the committee's report, the Board of Directors concluded that the Company's continued viability depended upon cost savings associated with combining operations, distribution of products and financing with other instrument companies in the test industry. The Company had preliminary conversations or held informal discussions with two instrument companies in the Fall of 1996 and the Summer of 1997 (Anter Corp. and Lasercorp.), and three thermal testing companies in the Spring and Summer of 1997 (Cincinnati Testing Labs, Precision Measurement &
Instrument Co. and Research Opportunities, Inc.). The Company also attempted to obtain institutional and venture capital financing during 1996 and 1997. The Company's discussions with potential strategic partners were not successful and did not result in an offer for the Company primarily as a result of the size of the Company, its lack of sufficient and sustained profitability and the perception that its market did not offer significant growth opportunities. Institutional and venture capital financing sources rejected the Company's financing proposals, largely as a result of limited growth prospects, lack of profitability and a perception that the Company's ownership structure with Nametre and Tytronics was confusing and a hinderance to its long term growth. As a result of these discussions, the Directors concluded that attracting unaffiliated acquisition targets and joint venture prospects and raising additional financing on acceptable terms would not be possible without reorganizing the Company's, Tytronics' and Nametre's operations into a single operating entity. The Board of Directors considered the Company's marginal financial performance, including a significant operating loss for the fiscal period ended June 30, 1997, the inability of the Company to attract strategic partners on favorable financial terms, the limited size of the Company's markets and the strategic synergy between the Company, Nametre and Tytronics in terms of operations, products and distribution channels and deciding to pursue a reorganization with Nametre and Tytronics. As a result of this analysis, the Directors proposed to reorganize the Company's organizational structure to bring Tytronics, the Company and Nametre into a single operating entity. Except as described above, the Board of Directors did not consider any other alternatives to the Reorganization or any other factors in deciding to approve the Reorganization. The Company engaged Fechtor Detwiler at its June 26, 1997 Board of Directors meeting to ensure fairness to all stockholders of the Company in connection with the Reorganization by conducting a full valuation of the business of the Company, Tytronics and Nametre. At the June 26th meeting the Board of Directors of the Company also approved the appointment of a committee consisting of representatives of each of the Company, Tytronics and Nametre to meet with Fechtor Detwiler to provide full disclosure of all financial information and operational data necessary for the Fechtor Detwiler valuation. The members of the committee met with Fechtor Detwiler during the summer of 1997 and furnished Fechtor Detwiler information concerning the Company, Tytronics and Nametre, including historical financial data and operating budgets through fiscal 1997 and fiscal year forecasts through September 2002. The Company considered appointing an independent committee concerning the Reorganization, but determined that there were not sufficient members of the Company's Board of Directors who were unaffiliated with either Nametre or Tytronics to establish such a committee. As a result, the Company determined that the best course of action was to appoint a representative to a committee chaired by an outside advisor and consisting of representatives of each of the Company, Tytronics and Nametre to provide information to the Company's financial advisor, Fechtor Detwiler, who would independently determine the relative valuations of each of the constituent companies and calculate the exchange ratios to be used in connection with the Reorganization. Following the receipt of the Fechtor Detwiler valuation opinion dated August 28, 1997, the Board of Directors, at a meeting held on August 28, 1997, unanimously approved (with the abstention of those Directors who were also Directors of Tytronics or Nametre) the Reorganization and the Fechtor Detwiler valuation and exchange ratios.

Terms of the Proposed Reorganization

On August 28, 1997, the Boards of Directors of the Company, Tytronics and Nametre approved a reorganization (the "Reorganization") of the Company pursuant to which Tytronics, the majority owner of the Company, and Nametre, the majority owned subsidiary of the Company, will be merged into Holometrix Acquisition Corp. ("Holometrix
Acquisition"), a Delaware corporation and the wholly-owned subsidiary of the Company, with the result that Holometrix Acquisition will be the surviving entity. Following the Reorganization, Holometrix Acquisition will be merged into the Company. In connection with the Reorganization, each issued and outstanding share of Preferred Stock and Common Stock of Tytronics, approximately 16,800 shares and 150,000 shares, respectively, will be exchanged for 254.542 and
231.402 shares, respectively, of the Common Stock of Holometrix
(rounded up to the nearest whole share), for a total of approximately 39,000,000 shares of Holometrix Common Stock. In addition, each issued and outstanding share of Nametre Common Stock, currently approximately 76,000 shares (excluding shares owned by Holometrix), will be exchanged for 79.807 shares of Holometrix Common Stock
(rounded up to the nearest whole share) for a total of approximately 6,065,000 shares. In addition, in connection with the Reorganization, all of the outstanding options and warrants to purchase Nametre and Tytronics capital stock will be converted into options and warrants to purchase approximately 27,000,000 shares of Holometrix Common
Stock at exercise prices ranging from $.026 to $.097 with an average exercise price of $.07 per share. As a result, following the Reorganization, there will be approximately 52,000,000 issued and outstanding shares of Holometrix Common Stock of which approximately 45,000,000 shares (or 87%) will be owned of record by former Tytronics and Nametre stockholders. The number of shares of Tytronics and Nametre Common Stock proposed to be exchanged for shares of the Company's Common Stock is based upon a valuation opinion of the Company, Tytronics and Nametre by Fechtor Detwiler dated as of August 28, 1997. The actual number of shares to be exchanged in connection with the Reorganization will change if Fechtor Detwiler determines that the valuations of Nametre, Tytronics or the Company have materially changed from the initial valuation date to the date immediately preceding the special meeting of the Company's stockholders. The Company will forward revised proxy materials to the stockholders of the Company prior to the special meeting of stockholders if there has been a material change in the matters described in this Proxy Statement, including a material change in the valuations of the Company, Tytronics or Nametre or the related exchange ratios and aggregate values of the shares of Holometrix Common Stock to be exchanged in connection with the Reorganization. Based on the relative values of Tytronics, Nametre and the Company determined by Fechtor Detwiler, the value of the aggregate consideration to be paid by the Company in shares of the Company's
Common Stock in connection with the Reorganization will be

approximately $4,680,000. In addition, based on the Fechtor Detwiler valuation, the value of the Company's Common Stock is currently $.082 per share, the value of Tytronics Common Stock and Preferred Stock is $24.44 per share (assuming the conversion of all preferred Stock to Common Stock), and the value of Nametre Common Stock is $7.31 per share. The Company expects to enter into a Reorganization Agreement in connection with the Reorganization which is attached hereto as Exhibit D and incorporated herein by reference.

The stockholders should be aware that the Company, Tytronics, and Nametre agreed to accept the valuations determined by Fechtor Detwiler, subject to the condition that the Fechtor Detwiler valuation would be updated immediately prior to the consideration of the charter amendments by the stockholders of the Company. The terms of the Reorganization were not negotiated, but based entirely on the valuation of the Company, Nametre and Tytronics determined by Fechtor
Detwiler. The stockholders of the Company should also be aware that the Company is not required to seek and is not seeking approval of the stockholders of the Company for the Reorganization under Delaware law.

The following diagram illustrates the current ownership structure of the Company and the proposed reorganization:

                              Current Ownership Structure

                              Tytronics Incorporated   (owns)
                                      69.9%            (of)
                                 Holometrix, Inc.      (owns)
                                      61%              (of)
                                  Nametre

                       Proposed Reorganization

  Tytronics Incorporated

          and

        Nametre

     merged into

Holometrix Acquisition               merged into        Holometrix, Inc.
       Corp.                                             name changed to
                                                         Metrisa, Inc.


The following table sets forth the number of shares of the Company's Common Stock which will be received by a holder of 1,000 shares of Tytronics and Nametre stock in connection with the Reorganization based upon the current Fechtor Detwiler valuation and exchange ratios.


                                                        No. of Shares
                                                        of Holometrix
      Name of             Number                        Common Stock
      Company             of Shares                     to be Issued
      Shares to be        to be            Exchange     in Connection
      Exchanged           Exchanged(1)     Ratio        w/the Reorg.


     Tytronics              1,000          231.402         231,402

     Nametre                1,000           79.807          79,807
______________________

(1) As of March 1, 1998 there were 23,861,878 shares of the Company's Common Stock issued and outstanding, approximately
76,000 shares (excluding shares owned by Holometrix) of Nametre
Common Stock issued and outstanding and an aggregate of approximately 166,800 shares of Tytronics Common Stock and Preferred Stock issued and outstanding.

Valuation and Opinion

The investment banking firm of Fechtor, Detwiler & Co., Inc. ("Fechtor Detwiler") was retained by Holometrix for purposes of determining the fair market value of the equity of the Company, Tytronics and Nametre and to opine on the fairness of the exchange ratios of the capital stock of the Company, Tytronics and Nametre to be used in connection with the Reorganization. A committee, chaired by an outside advisor and also consisting of a member of each of the Boards of Directors of Holometrix, Tytronics and Nametre was appointed to work with representatives of Fechtor Detwiler to insure that Fechtor Detwiler had sufficient information to determine the relative valuations of Holometrix, Tytronics and Nametre. Fechtor Detwiler is a Boston-based investment banking firm which has been in existence for over thirty years and specializes in private placements, public offerings, mergers and acquisitions and corporate valuations. Fechtor Detwiler was chosen by Holometrix to undertake the valuations as a result of the Company's previous valuation engagement of Fechtor Detwiler in connection with a September 1996 sale of shares of Holometrix Common Stock to Tytronics. Fechtor Detwiler was paid approximately $15,000 for its previous engagement by Holometrix and was reimbursed for its related expenses. Fechtor Detwiler's valuations in connection with the Reorganization were based on a discounted cash flow analysis and the average market capitalization of certain comparable companies. Fechtor Detwiler determined that the fair market value of the consolidated equity of Tytronics, Holometrix and Nametre was $4,124,000, $1,839,000 and $1,432,000, respectively. It was also Fechtor Detwiler's opinion that an exchange ratio of Holometrix Common Stock for Nametre Common
Stock of 79.807, an exchange ratio of Holometrix Common Stock for Tytronics Common Stock of 231.402 and an exchange ratio of Holometrix Common Stock for Tytronics Preferred Stock of 254.542 were fair from a financial point of view. The Fechtor Detwiler opinion letter is attached to this Proxy Statement as Exhibit C.

Fechtor Detwiler has agreed to update its valuation opinion as of the day immediately preceding the date of the stockholders meeting and if Fechtor Detwiler determines that the valuations of any of the Company, Nametre or Tytronics has materially changed from the date of its initial valuation opinion dated August 28, 1997, the exchange ratios will be adjusted to reflect such updated valuation report.

In rendering its opinion in regard to the Reorganization, Fechtor Detwiler (1) reviewed historical financial and business information about Holometrix, Tytronics and Nametre, (2) visited the Bedford,
Massachusetts facilities of Holometrix and Tytronics, (3) visited the Metuchen, New Jersey facilities of Nametre (4) met with the management of Holometrix, Tytronics and Nametre to discuss their operations, financial condition and future prospects, (5) compared the market valuations, financial condition and performance of Tytronics and Nametre with those of other publicly traded comparable companies (the "Comparable Companies"), (6) conducted discounted future cash flow analyses of Tytronics and Nametre, (7) reviewed a valuation of Holometrix as of June 1996, which was conducted by Fechtor Detwiler in conjunction with the acquisition by Tytronics of six million shares of Holometrix common stock, and (8) compared the financial condition and performance of Holometrix in fiscal 1996 to projected fiscal 1997.

Tytronics owns an equity interest in Holometrix, and Holometrix owns an equity interest in Nametre. In order to conduct its analysis, Fechtor Detwiler valued each business on a stand-alone basis before taking into account any cross ownership. In the following discussion, the stand-alone businesses of Holometrix and Tytronics are referred to as "Holometrix S.A." and "Tytronics S.A." The following is a summary of the financial analyses performed by Fechtor Detwiler in connection with providing its written opinion to Holometrix dated August 28, 1997.

Comparable Companies Analysis: In preparing its opinion for the proposed Reorganization, Fechtor Detwiler compared certain financial information of Tytronics S.A. and Nametre with a group of publicly traded comparable companies in the analytic instrument industry and related industries that, in Fechtor Detwiler's judgment, were comparable to Tytronics S.A. and Nametre in products, markets and size. The Comparable Companies were chosen by Fechtor Detwiler as companies which possess general business, operational, and financial characteristics representative of companies in the industry in which Tytronics S.A. and Nametre operate, although Fechtor Detwiler recognized that each of the Comparable Companies differs from Tytronics S.A. and Nametre in certain respects. The Comparable Companies consist of Dionex
Corporation, Engineering Measurements Company, Instron Corporation, Newport Corporation, and Zygo Corporation. The Comparable
Companies design, develop and market analytical instruments. Dionex Corporation designs, manufactures, markets and services analytical instrumentation and related accessories and chemicals. Engineering Measurements designs, manufactures, and markets electronic and electro-mechanical instruments (flowmeters) for measuring the flow of liquids, steam and gases. Instron Corporation designs, develops, manufactures, markets, and services materials testing systems, software, and accessories. Newport Corporation designs, manufactures and markets components, instruments and integrated systems to fiber optic communications, semiconductor equipment, computer peripherals and scientific research markets. Zygo Corporation designs, develops, manufactures and markets high performance noncontact electro-optical measuring instruments and systems, automation systems, and components. All of the Comparable Companies have annual revenues of less than $200 million. One of the Comparable Companies, Engineering Measurements, has annual revenues of less than $10 million. All of the comparable companies have greater revenues than Tytronics S.A. or Nametre. No company utilized as a comparison in the comparable companies analysis is identical to Tytronics S.A. or Nametre.

The financial information Fechtor Detwiler considered was the most recent information available to it as of the date of the opinion. The financial measures considered the harmonic mean and the median values for each of these measures for the Comparable Companies were as follows: the multiple of enterprise value to revenues (1.59 harmonic mean, 1.60 median), the multiple of enterprise value to earnings before interest and taxes (16 harmonic mean, 15 median), and the multiple of stock price to trailing twelve months earnings per share (25 harmonic mean, 23 median). The harmonic mean is the reciprocal of the arithmetic mean of a specified set of numbers. The harmonic mean is used to discount outlying data points when calculating the central tendency of a population.

Based upon the harmonic mean of the multiples for the Comparable Companies, Fechtor Detwiler determined a range of fair market values for the equity of Tytronics S.A. and Nametre, and when appropriate, the enterprise value, which is the sum of the equity value and the face amount of debt outstanding. Fechtor Detwiler discounted the harmonic mean of the multiples by 35 percent to reflect the lack of liquidity for Tytronics S.A. and Nametre shareholders. Fechtor Detwiler calculated values based upon multiples of estimated revenues, estimated earnings before interest and taxes and estimated net income for the fiscal year ending September 30, 1997. For Tytronics S.A., Fechtor Detwiler calculated the following values: (1) based upon a multiple of 1.03 times revenues, enterprise value was $3.54 million and equity value was $3.22 million, (2) based upon a multiple of 10.69 times earnings before interest and taxes, enterprise value was $3.23 million and equity value was $2.91 million, and (3) based upon a multiple of 16 times trailing twelve months net income, equity value was $3.33 million. Fechtor Detwiler calculated the harmonic mean of the equity values of Tytronics S.A. as $3.14 million.

For Nametre, Fechtor Detwiler calculated the following values: (1) based upon a multiple of 0.68 times revenues, enterprise value was $1.66 million and equity value was $1.54 million, (2) based upon a multiple of 10.69 times earnings before interest and taxes, enterprise value was $1.36 million and equity value as $1.23 million, and (3) based upon a multiple of 16 times trailing twelve months net income, equity value was $1.52 million. Fechtor Detwiler applied a lower multiple of revenues to Nametre than to Tytronics S.A. to reflect the consideration that Nametre had a lower estimated operating profit margin than Tytronics S.A. in the fiscal year ending September 30, 1997 (5 percent for Nametre versus 9 percent for Tytronics). Fechtor Detwiler compared the multiple of revenues for the Comparable Companies to their respective operating margins and used regression analysis to determine the appropriate multiple of revenues for Nametre. Fechtor Detwiler calculated the harmonic mean of the equity values of Nametre as $1.41 million.

Discounted Cash Flow Analysis:  For Holometrix, Tytronics and
Nametre, Fechtor Detwiler examined the gross margin and operating margin as a percent of revenues, the percent change in revenues on an annual and quarterly basis, the percent change in net income on an annual and quarterly basis, the current ratio, the quick ratio, the average turns of accounts receivable, inventory and accounts payable, the ratio of liabilities to equity, the total asset turns, and the ratio of operating earnings to assets. In addition, Fechtor Detwiler performed an analysis which takes into account the following ratios: working capital divided by total assets, retained earnings divided by total assets, operating income divided by total assets, equity divided by total debt, and total revenue divided by total assets. For Tytronics and Nametre, Fechtor Detwiler also examined depreciation as a percentage of revenues, net working capital as a percentage of revenues and capital expenditures as a percentage of revenues.

Fechtor Detwiler chose a valuation methodology which assumes that the value of a company's assets is reflected in the earnings and cash flow those assets generate. To determine the value of these assets, Fechtor Detwiler capitalized earnings based on multiples provided by the publicly traded comparable companies. In addition, Fechtor Detwiler valued the companies using a discounted cash flow analysis which takes into account projected growth rates. Neither Holometrix, Tytronics or Nametre pays dividends. The discounted cash flow analysis values future cash flows, which could be retained as earnings or paid out to shareholders as dividends.

The management of Tytronics and Nametre provided Fechtor Detwiler with annual forecasts of revenues and earnings before interest and taxes through fiscal 2002. Fechtor Detwiler calculated projected annual cash flows by adding depreciation and subtracting capital expenditures and changes in working capital from management's projections of earnings before interest and taxes. Based upon its review of Tytronics S.A.'s financial results in 1994, 1995 and 1996, Fechtor Detwiler estimated the cash flow adjustments as follows: depreciation as
1.7 percent of projected revenues, changes in working capital as 1.3 percent of projected revenues and capital expenditures as 2.0 percent of projected revenues. Based upon its review of Nametre's financial results in 1994, 1995 and 1996, Fechtor Detwiler estimated the cash flow adjustments as follows: depreciation as 1.0 percent of projected revenues, changes in working capital as 0.5 percent of projected revenues and capital expenditures as 0.7 percent of projected revenues.

Fechtor Detwiler used a discount rate of 22.54 percent to calculate the present value of projected cash flows for Tytronics S.A. and Nametre. This discount rate was based upon a risk free (30 year Treasury) rate of
6.54 percent plus a 16 percent risk premium. Fechtor Detwiler chose a risk premium which, in Fechtor Detwiler's opinion, reflected the competitiveness of the industry, the depth of management of Tytronics and Nametre and the past financial performance of both companies.

Based upon its discounted cash flow analysis, Fechtor Detwiler calculated the following values for Tytronics S.A. and Nametre:
Tytronics S.A. enterprise value was $2.97 million, Tytronics S.A. equity value was $2.65 million, Nametre enterprise value was $1.58 million, and Nametre equity value was $1.45 million.

Range of values: Fechtor Detwiler determined equity values for Tytronics S.A. of $3.14 million based upon the Comparable Companies and $2.65 million based upon a discounted cash flow analysis. Fechtor Detwiler determined equity values for Nametre of $1.41 million based upon the Comparable Companies and $1.45 million based upon a discounted cash flow analysis. Fechtor Detwiler calculated the average equity values as $2.89 million for Tytronics S.A. and $1.43 million for Nametre.

Valuation of Holometrix S.A.: In June 1996, Tytronics acquired 6 million shares of Holometrix in a transaction (the "Tytronics Investment") which valued the equity of Holometrix after the Tytronics Investment at $1.07 million. In September 1996, Fechtor Detwiler provided a fairness opinion to Holometrix in conjunction with the
Tytronics Investment.   Fechtor Detwiler's opinion was based upon a
review of publicly traded comparable companies (Instron Corporation, Newport Corporation, Zygo Corporation, Dionex Corporation and
National Technical Systems, Inc.) and a discounted cash flow analysis.

Based upon Holometrix S.A.'s financial performance and condition in fiscal 1997, it was Fechtor Detwiler's opinion that the Tytronics Investment provided a more meaningful estimate of value in 1997 than the multiples of the Comparable Companies or a discounted cash flow analysis. Fechtor Detwiler concluded that the public market for Holometrix stock was too thinly traded to provide an accurate measure of value. Fechtor Detwiler took into consideration the number of market makers in Holometrix stock, the historical trading volume, and the variability in prices at which sales occurred. Fechtor Detwiler noted that in June 1997, Holometrix S.A. reported negative earnings before interest and taxes, negative net income, negative net working capital and negative retained earnings. In Fechtor Detwiler's opinion, the value of Holometrix S.A. declined approximately 10 percent in 1997 to $963 thousand from the value confirmed in Fechtor Detwiler's 1996 fairness opinion to Holometrix.

Exchange Ratios: Based upon its opinion of the fair market values of the equity of Holometrix S.A., Tytronics S.A. and Nametre, Fechtor
Detwiler calculated the value of each company as the sum of (a) its value as a stand-alone business plus (b) the value of its equity interest in another company, if any.

Fechtor Detwiler calculated the equity value of Holometrix ($1.84 million) as the equity value of Holometrix S.A. ($963 thousand) plus the product of the equity value of Nametre ($1.43 million) times Holometrix's diluted equity interest in Nametre (61.2 percent). Fechtor Detwiler calculated the equity value of Tytronics ($4.12 million) as the equity value of Tytronics S.A. ($2.89 million) plus the product of the equity value of Holometrix ($1.84 million) times Tytronics' diluted equity interest in Holometrix (66.9 percent). Nametre does not own interests in Holometrix or Tytronics. Fechtor Detwiler calculated the equity value of Nametre as $1.43 million.

Fechtor Detwiler calculated the primary values per share of Holometrix, Tytronics and Nametre as $0.082, $24.44 and $7.31 respectively.
Fechtor Detwiler determined the diluted shares outstanding for each entity by comparing the exercise price of options and warrants to the primary value per share and adding in-the-money options and warrants to the primary shares outstanding. Fechtor Detwiler calculated the diluted values per share of Holometrix, Tytronics and Nametre as $0.077, $17.72, and $6.11 respectively. In the case of Tytronics, Fechtor Detwiler adjusted the number of primary and diluted shares outstanding to reflect a private placement by Tytronics in September 1997 which raised $687 thousand.

Fechtor Detwiler determined the exchange ratios on the basis of the diluted value per share of Holometrix relative to the diluted values per share of Nametre and Tytronics. In its determination of the exchange ratio for Tytronics Preferred Stock, Fechtor Detwiler assigned a 10 percent premium to the value of preferred stock which has a liquidation preference over the common stock. Fechtor Detwiler determined the following exchange ratios: Holometrix common for Tytronics common (231.402), Holometrix common for Tytronics preferred (254.542), and Holometrix common for Nametre common (79.807).

Board of Directors Determination

During fiscal 1992 and 1993, the Company sustained significant losses with resultant cash flow problems. As a result, the Company made a decision to begin exploring strategic relationships with other companies as a means of achieving corporate stability. In connection with this decision, the Company entered into discussions with Tytronics. In
November 1994, Tytronics acquired approximately 53% of the shares of the Company's outstanding voting securities from former Company stockholders. In response to the Company's continued efforts to return to financial stability, the Company, effective September 30, 1996, acquired a majority of the outstanding capital stock of Nametre. The Company raised the funds to acquire the shares from Nametre by issuing 6,000,000 shares of the Company's Common Stock to Tytronics at a purchase price of $.05 per share. In connection with the development of a strategic plan for the future operation of the Company, the Company's Board of Directors appointed a committee at its November 7, 1996 meeting to review the Company's operations and organizational and management structure and make recommendations to the Board of Directors concerning any desirable changes. In response to the committee's report, the Board of Directors concluded that the Company's continued viability depended upon cost savings associated with combining operations, distribution of products and financing with other instrument companies in the test industry. The Company had preliminary conversations or held informal discussions with two instrument companies in the Fall of 1996 and the Summer of 1997
(Anter Corp. and Lasercorp.), and three thermal testing companies in the Spring and Summer of 1997 (Cincinnati Testing Labs, Precision
Measurement & Instrument Co. and Research Opportunities, Inc.).  The
Company also attempted to obtain institutional and venture capital financing during 1996 and 1997. The Company's discussions with potential strategic partners were not successful primarily as a result of the size of the Company, its lack of sufficient and sustained profitability and the perception that its market did not offer significant growth opportunities. Institutional and venture capital financing sources rejected the Company's financing proposals, largely as a result of limited growth prospects, lack of profitability and a perception that the Company's ownership structure with Nametre and Tytronics was confusing and a hinderance to its long term growth. As a result of these discussions, the Board of Directors considered the Company's marginal financial performance, including a significant operating loss for the fiscal period ended June 30, 1997, the inability of the Company to attract strategic partners on favorable financial terms, the limited size of the Company's markets and the strategic synergy between the Company, Nametre and Tytronics in terms of operations, products and distribution channels in deciding to pursue a reorganization with Nametre and Tytronics. The
Board of Directors also considered possible benefits from remaining independent of Nametre and Tytronics as well as other entities, but determined that it was not feasible for the Company to remain financially viable without pursuing the strategic benefits inherent in the Reorganization. The Board of Directors also discussed the effect of the Reorganization on the non-affiliated stockholders of the Company. It was noted that the post Reorganization ownership structure of the Company would result in ownership dilution to the non-affiliated stockholders. It was noted, however, that the current ownership structure provided insignificant control to the non-affiliated stockholders of the Company. The Board of Directors did not consider any other disadvantages to the Reorganization and, except as described above, the Board of Directors did not consider any other alternative to the Reorganization or any other factors in deciding to approve the Reorganization. The Company engaged Fechtor Detwiler at its June 26,
1997 Board of Directors meeting to ensure fairness to all stockholders of the Company in connection with the Reorganization by conducting a full valuation of the business of the Company, Tytronics and Nametre. At the June 26th meeting, the Board of Directors of the Company also approved the appointment of a committee consisting of a representative of each of the Company, Tytronics and Nametre to meet with Fechtor
Detwiler to provide full disclosure of all financial information and operational data necessary for the Fechtor Detwiler valuation. Members of the committee met with Fechtor Detwiler during the summer of 1997 and furnished Fechtor Detwiler information concerning the Company, Tytronics and Nametre, including historical financial data and operating budgets through fiscal 1997 and fiscal year forecasts through September 2002. Following the receipt of the Fechtor Detwiler valuation opinion dated August 28, 1997, the Board of Directors, at a meeting held on August 28, 1997, unanimously approved (with the abstention of those directors who were also directors of Tytronics or Nametre) the Reorganization and the Fechtor Detwiler valuation and exchange ratios.
The Board of Directors did not give any special consideration to the officers, directors and affiliates of the Company in connection with the Reorganization transaction. The Board of Directors also determined that the consideration to be paid by the Company in connection with the Reorganization is fair to the unaffiliated stockholders of the Company.
See "Events Leading up to the Reorganization".

The Board of Directors determined that based on the entirety of the factors considered, the Reorganization was in the best interest of the Company.

Reasons for the Reorganization

The Board of Directors believes that the Reorganization of Holometrix, its majority owned subsidiary Nametre, and its majority owner Tytronics will lead to greater economies of scale and to increased management and operating efficiencies by combining certain operating and management functions previously conducted separately. In particular, the Board of Directors believes that the Reorganization will lead to expansion of distribution capabilities and a reduction in the costs of marketing, sales and service as a percentage of sales through increased volume and operational consolidation. The Company expects to expand its distribution capabilities and decrease its sales and marketing costs as a percentage of sales by consolidating its distribution network into a single network for distribution of the products of each of the companies. The Company believes that this will increase the combined companies' importance to each distributor, thus giving them greater incentive to increase sales. The Company also expects to consolidate sales and distribution under a single management team to further reduce sales and marketing costs as a percentage of sales. The Company believes that it can achieve a further reduction in costs through operational consolidation of finance, administration and purchasing. The consolidation of finance and administration will allow a reduction in such costs as property insurance, telecommunication expenses and auditing costs. Consolidation of purchasing should also allow the Company to achieve further cost reductions through volume purchases and the consolidation of suppliers, including the purchase of parts needed for the manufacture and assembly of its instrumentation products. Finally, the Company believes that the Reorganization may lead to greater recognition by the Company's customers and the business community and provide the Company with greater financial stability by combining with companies which have greater financial resources than that of the Company.

Accounting Treatment

For accounting purposes, Tytronics is deemed to be the acquiring entity. Prior to the Reorganization, Tytronics controlled Holometrix by holding a majority ownership interest in Holometrix. After the Reorganization, Tytronics stockholders will continue to hold a majority interest in the surviving entity, therefore, the accounting for the Reorganization is similar to the accounting for the acquisition of a minority interest. Accordingly, the Reorganization will be accounted for as a recapitalization of Tytronics and the acquisition by Tytronics of the minority interests of Holometrix and Nametre under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 Business Combinations. At the closing date, the financial statements will reflect the acquisition by Tytronics of the minority interests of Holometrix and Nametre through the issuance of approximately 45,000,000 common shares based on an independent valuation of Tytronics, Nametre and Holometrix by Fechtor Detwiler investment bankers.

Representatives of the Company's principal accountants, BDO Seidman, LLP are not expected to be present at the Stockholders' meeting.

Certain Federal Income Tax Consequences.

The Reorganization will have no federal income tax consequences for the Company's Stockholders. The Company has been advised by its legal counsel that there will be no material adverse tax consequences to the Company resulting from the Reorganization. The Company, however, has not obtained a written legal opinion concerning the tax consequences of the Reorganization.

Regulatory Requirements

There are no federal or state regulatory requirements or approvals which must be obtained by the Company, Nametre or Tytronics in connection with the proposed Reorganization.

Risk Factors

The following factors, in addition to those discussed elsewhere, should be carefully considered in evaluating the proposal to increase the number of shares of the Company's authorized Common Stock and the operations of the combined companies after the Reorganization.

Minimal Revenues and Lack of Profits. The Company had revenues of $2,105,000, $2,201,000 and $4,529,000 (consolidated with Nametre)
and net income (losses) of $12,000, $4,000 and $(212,000) respectively, for fiscal years ended September 30, 1995, 1996 and 1997. Tytronics had revenues of $2,775,000, $3,413,000 and $3,448,000 and net income of $142,000, $120,000 and $245,000, respectively, for fiscal years ended September 30, 1995, 1996 and 1997 and Nametre had revenues of $2,452,000 and net income of $95,000 for fiscal year ended
September 30, 1997. There can be no assurance that economies anticipated to occur because of the Reorganization will be achieved, that future revenues of Holometrix from product sales following the Reorganization will increase, or that Holometrix will be profitable. See "The Reorganization - Reasons for the Reorganization."

Technological Obsolescence. The technological fields in which the Company, Tytronics and Nametre operate are evolving and are expected to continue to undergo rapid and significant change. Many corporations and other entities, some with considerably more resources than the Company, Tytronics and Nametre are expected to have, have exerted and are expected to continue to exert extensive research and development efforts which are likely to yield discoveries and result in the introduction of new products. There can be no assurance that the discoveries and the products introduced by others will not render the Company's, Nametre's or Tytronics' programs superfluous or its products uneconomical or obsolete.

Risks Associated with Acquisitions. The Company's future growth will depend in large part on its ability to manage expansion, control costs in its operations and consolidate future acquisitions into the Company's operational structure. This strategy will entail reviewing and potentially reorganizing possible acquisition candidates. Unforeseen expenses, difficulties, complications and delays frequently encountered in connection with the rapid expansion of operations could inhibit the Company's growth. There can be no assurance that the Company will identify appropriate acquisition candidates that would result in the most successful combinations or that acquisitions will be able to be consummated on acceptable terms. The magnitude, timing and nature of future acquisitions will depend upon various factors including the availability of suitable acquisition candidates, negotiation of acceptable terms, the Company's financial capabilities, the ability of skilled employees to manage the acquired companies and general economic and business conditions.

Capital Requirements. The Company will require substantial additional capital in order to implement its acquisition strategy. Such capital might be raised through public or private financings as well as from borrowings and other sources. The Company does not have any commitments with respect to acquisition financing, and there can be no assurance that additional or sufficient financing will be available, or if available, that it will be available on acceptable terms.

Dependence on Key Personnel. The Company believes that its success will depend, to a significant extent, on the efforts and abilities of the executive management of the Company. The loss of the services of one or more of these key employees would have a material adverse effect on the Company. The Company's business will also be dependant upon its ability to continue to attract and retain qualified personnel, including key management, in connection with future acquisitions.

Competition. The test instrument manufacturing and contract test services businesses are highly competitive with respect to price and service. The Company competes with numerous competitors, many of which have large and significant financial and marketing resources.

Control by Affiliates. Upon consummation of the Reorganization, the officers, directors and affiliates of the Company will own approximately 87% of the outstanding Common Stock of the Company. As a result, such persons will have the ability to control the Company and direct its affairs and business and could have the effect of delaying or preventing a change in control of the Company.

Shares Eligible for Future Sale. Following the effectiveness of the Reorganization and the reverse stock split, the Company will have outstanding approximately 1,040,000 shares of Common Stock and will have reserved approximately 543,000 shares of Common Stock for issuance upon exercise of then outstanding options and warrants. Of the 1,040,000 shares of then outstanding Common Stock, 135,000 shares will be available for sale in the public market without restriction and the remaining shares will become eligible for sale under Rule 144 at various dates thereafter as the holding periods of Rule 144 are satisfied. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock.

No Current Market for the Common Stock. There is presently no established public market for securities of the Company. There can be no assurance that an active public market for the Common Stock will be developed or be sustained after the Reorganization and the Reverse Stock split.



Risk of Low Price; "Penny Stock" Regulations. The Company's securities are currently subject to Rule 15g-9 under the Securities Exchange Act of 1934 (the "Exchange Act"), which imposes additional sales practice requirements and broker-dealers that sell these securities, except in transactions exempted by Rule 15g-9, including transactions meeting the requirements of Rules 505 or 506 of Regulation D under the Securities Act, and transactions in which the purchaser is an institutional accredited investor (as defined) or an established customer (as defined) of the broker-dealer. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, this rule may affect the ability and/or willingness of broker-dealers to sell the Company's securities and may affect the ability of the recipients of the Company's securities in connection with the Reorganization to sell any of the securities acquired in the secondary market.

The Commission has also adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exemptions. Unless exempt, the rules require the delivery, prior to any transactions in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure has to be made about commissions payable to both the broker-dealer and the registered representative and about current quotations for the securities. Finally, monthly statements have to be sent, disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The foregoing penny stock restrictions will not apply to the Company's securities if those securities are listed on the Nasdaq Small Cap(TM) market and have certain price and volume information provided on a current and continuing basis or if the Company has minimum net tangible assets of at least $2,000,000 or average revenue of at least $6,000,000 for the last three years. The listing requirements for inclusion in the Nasdaq Small Cap(TM) market include having three registered market makers for a company's securities and a minimum bid price of $4.00 per share. The Company has not applied, and does not currently qualify, for listing on the Nasdaq Small Cap(TM) market. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company were exempt from these restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the price of and market liquidity for the Company's securities would be severely adversely affected.



Interests of Officers and Directors in Connection With the
Reorganization

John E. Wolfe and Joseph J. Caruso, Directors of the Company are also Directors of Nametre. Mr. Wolfe is also President of the Company and Tytronics. In addition, Edward J. Stewart, a former Director of the Company, and Messrs. Caruso and Wolfe are Directors of Tytronics.
Mr. Caruso, as President of Bantam Group, Inc. ("Bantam") has sole voting and investment power with respect to the 1,435,000 shares of Common Stock of the Company and the 17,500 shares of Common
Stock of Nametre beneficially owned by Bantam and is the beneficial owner of 16,000 shares of the Common Stock of Tytronics. Joaquim
S.S. Ribeiro, a Director of the Company, is the beneficial owner of 1,708 shares of Tytronics Preferred Stock and 6,000 shares of Common Stock. Mr. Wolfe has an option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $.03 per share and is the beneficial owner of 34,814 shares of the Common Stock and 1,708 shares of the Preferred Stock of Tytronics. Mr. Stewart is the beneficial owner of 26,500 shares of Tytronics Common Stock. As indicated in the tables below, the Company's directors, officers and 5% stockholders will receive certain benefits in connection with the Reorganization resulting from the conversion of their Tytronics and Nametre capital stock and their options and warrants to purchase capital stock in Tytronics and Nametre into shares of, and options and warrants to purchase shares of, the Company's Common Stock. The Company's officers, directors and affiliates will not receive any other benefits in connection with the Reorganization. No options or warrants were granted in anticipation of the Reorganization by either Nametre or Tytronics and all currently outstanding options and warrants will continue to vest on the same terms and conditions following the effectiveness of the Reorganization.

The following table sets forth as of March 1, 1998 the beneficial ownership of outstanding shares of Tytronics Preferred Stock and Common Stock and Nametre Common Stock (excluding options and warrants to purchase such capital stock) by each person who is known by the Company to own of record or beneficially more than 5% of the outstanding shares of the Company's Common Stock and each of the Company's directors and executive officers and the number of shares of Holometrix Common Stock to be received by each such holder in connection with the Reorganization.

                          Shares            Shares          Shares
                          Tytronics         Nametre         Holometrix
        Name of           Beneficially      Beneficially    to be Rec'd
        Beneficial        Owned Prior       Owned Prior     in connection
        Owner             to Reorg.1        to Reorg.2      w/Reorg.

        John E. Wolf       30,208               0             7,029,715
        Joaquim Ribeiro     4,708               0             1,128,964
        Joseph J. Caruso    5,000             2,500           1,356,527

        ___________________________

1                 Excludes shares subject to options and
warrants to purchase Tytronics Preferred and Common Stock which are listed in the table below.

2                 Excludes options and warrants to purchase
shares of Nametre Common Stock which is described below.

The following table sets forth as of March 1, 1998 the number of options and warrants to purchase Tytronics Preferred Stock and Common Stock owned by each person who is known by the Company to own of record or beneficially more than 5% of the outstanding shares of the Company's Common Stock, and each of the Company's directors and executive officers and the number of options and warrants to purchase shares of the Company's Common Stock and the related exercise prices which will be received by each such holder in connection with the Reorganization.



                                                   Number of
                                                   Holometrix
                                                   Options and
                         Number of    Exercise     Warrants to    Exercise
        Name of          Tytronics    Price        be Rec'd in    Price
        Beneficial       Options or   Pre-         Connection     Post-
        Owner            Warrants     Reorg.       w/Reorg.       Reorg.

        John E. Wolf      1,800       $ 7.50       416,523        $0.032
                          1,200       $ 8.25       277,682        $0.036
                            314       $17.27        72,660        $0.075
                          3,000       $22.50       694,206        $0.097

        Joaquim Ribeiro   3,000       $22.50       694,206        $0.097

        Joseph J. Caruso  3,000       $22.50       694,206        $0.097
                          4,000       $ 6.00       925,607        $0.026
                          4,000       $ 8.25       925,607        $0.036

Joseph J. Caruso is also the beneficial owner of warrants to purchase 10,000 and 5,000 shares of Nametre Common Stock at exercise prices of $3.00 and $6.00 per share, respectively, which will be converted into warrants to purchase 798,067 shares and 399,033 shares of the Company's Common Stock at exercise prices of $.038 and $.075 respectively in connection with the Reorganization. None of the Company's other directors, executive officers or 5% stockholders holds options or warrants to purchase shares of Nametre's capital stock.

Effects of the Reorganization on the Company's Unaffiliated
Stockholders

Following the Reorganization, the shares of the Company's Common
Stock owned by stockholders who are not directors, officers or affiliates of the Company will be reduced from approximately 23% to approximately 13%. As a result, following the Reorganization, the Company's unaffiliated stockholders will experience dilution of their ownership of the Company's capital stock and will, as a result, have less voting control over the operations of the Company. The stockholders of the Company should also be aware that if the proposal to increase the authorized shares of the Company's Common Stock is approved, additional shares of the Company's Common Stock will be available to the Board of Directors without further stockholder approval for general corporate purposes, including as consideration for acquisitions by the Company, for use in raising additional equity capital and for reservation for issuance upon exercise of current and future employee stock options. The Company has no present intention of registering the shares of Common Stock reserved for issuance upon exercise of current and future employee stock options.

Existing Agreements and Arrangements between the Company,
Tytronics and Nametre

Effective September 30, 1996, the Company acquired 120,000 shares of Nametre Common Stock for cash of $225,000, notes payable of $75,000 and acquisition costs. The Company raised the funds necessary to acquire its interest in Nametre by issuing 6,000,000 shares of the Company's Common Stock to Tytronics at a purchase price of $.05 per share.

The Company and Tytronics share operating facilities at 25 Wiggins Avenue, Bedford, Massachusetts. The Company and Tytronics allocate rental expense associated with the facility based on the square footage occupied by each company. This arrangement currently results in the payment by Tytronics to the Company of approximately $3,000 per month for the occupancy by Tytronics of a portion of the Company's leased facilities. The Company and

Tytronics also share operating and administrative costs based on estimated usage. During the fiscal years ended September 30, 1996 and 1995 and for the nine month period ended June 30, 1997, this informal agreement resulted in the payment of approximately $80,000, $68,000 and $43,000, respectively, by the Company to Tytronics for such operating and administrative costs.

During the current fiscal year and the fiscal year ended September 30, 1997, the Company and Tytronics were also parties to various informal working capital agreements pursuant to which Tytronics provided working capital financing to the Company on a short-term basis. These advances are payable on demand with 10% interest. As of September
30, 1997, $100,000 was due to Tytronics by the Company under these arrangements. During fiscal year 1996 and 1995, the Company borrowed an aggregate of $130,000 and $111,000, including interest, from Tytronics under these arrangements. Also during fiscal year 1996, the Company restructured its existing debt to Tytronics by extending the due date for an aggregate of $155,000 of existing debt in exchange for the issuance of warrants to Tytronics to purchase 1,000,000 and 1,100,000 shares of the Company's Common Stock at warrant exercise price of $.10 and $.05 per share, respectively.

In July of 1997, Tytronics entered into a $1,000,000 Line of Credit Agreement and a $500,000 Term Loan Agreement with Silicon Valley
Bank secured by substantially all of the assets of the Company, Nametre and Tytronics. As of June 30, 1997, Tytronics' borrowings under its prior loan agreements with Silicon Valley Bank were $284,000.00.

Effective Date

The effective date for the Reorganization, assuming the approval of the Nametre and Tytronics stockholders and the approval of the proposed amendment to the Company's Certificate of Incorporation, as amended, will be April 30, 1998.

Other Corporate Purposes

The Board of Directors also recommends increasing the number of authorized shares of Common Stock to 100,000,000 to provide additional shares for other corporate purposes in addition to those shares which will be issued in connection with the Reorganization. These additional shares would be available for issuance at the discretion of the Board of Directors in connection with acquisitions, efforts to raise capital for the Company, employee stock options and other corporate purposes. The Company has no present intention of registering the shares of Common Stock reserved for issuance upon exercise of current and future employee stock options. Increasing the number of authorized shares will provide the Company with additional flexibility to pursue acquisitions which the Board believes provide the potential for growth and scale without the delay and uncertainties occasioned by the need to obtain stockholder approval prior to the consummation of the transaction. Although the Board has no current plans to effect such actions, the additional authorized shares also would be available to raise cash assets through sales of stock to public and private investors. Furthermore, having such additional shares authorized and available for issuance or reservation will provide the Company with greater flexibility in implementing potential future actions involving the issuance of stock. The ability to issue shares, as deemed in the best interests of the Company by the Board, will also permit the Company to avoid the expenses which are incurred in holding special stockholders' meetings in the future. Increasing the number of authorized shares will not materially affect any substantive rights, powers or privileges of current Company stockholders. Additional shares of Common Stock will be issued only upon a determination of the Board of Directors that a proposed issuance is in the best interests of the Company.

BUSINESS OF THE COMPANY

Holometrix, Inc. (the "Company") is a product development, manufacturing and contract test services company which specializes in manufacturing instruments and providing contract test services for measuring the thermophysical properties of a wide variety of materials. The Company's Instruments Division currently designs, manufactures and distributes five product lines, containing sixteen models, which measure thermophysical (temperature) properties. The Company's
Testing Services Division provides contract test and engineering services to evaluate a number of temperature-related performance factors of virtually any material. The Testing Services Division also performs mechanical and physical properties testing. The Company's principal offices are located at 25 Wiggins Avenue, Bedford, Massachusetts 01730-2323; its telephone number is (781) 275-3300 and its facsimile number is (781) 275-3705. The Company is a Delaware corporation which was incorporated on October 23, 1985.

Holometrix Instruments Division

The Company engages in the development, production and distribution of instruments under the tradename "Thermatest". The Instruments Division currently designs, manufactures and markets instruments that measure the thermophysical properties of a broad range of materials for research, product development and quality-control applications. Information about thermophysical properties is used to quantify the performance, quality, and/or composition of various materials such as insulation, composites, plastics, and ceramics. In addition to their importance in advanced materials development, the Company's instruments are used as research tools to address worldwide environmental issues, including energy conservation, plastics recycling and nuclear waste disposal.

Holometrix has over 30 years of experience in thermophysical
(temperature) properties testing. The basic technology underlying the Company's Thermatest instruments is the application of heat energy to a material under test and the measurement of the results of such an application. The precise measurements and the containment of heat, combined with equally precise temperature measurement and control, are key elements in the design of nearly all of the Division's products.
Many instruments encompass microprocessor-controlled data collection and analysis, resulting in the fully automated calculation of material properties, such as thermal conductivity and specific heat. The nature of heat transfer through a material, resulting from the application of energy, varies depending on the material's type and composition. Therefore, a different methodology is required to test different types of material. The Company manufactures various instruments incorporating these different methodologies.

The five Thermatest product lines consist of sixteen instrument models, plus Holometrix' proprietary Q-Lab automation software. Ongoing development efforts have resulted in new instrument products that are fully automated, incorporating either PC interface, or internal microprocessors. Revenues are also derived from service and spare parts. No single instrument manufactured by the Holometrix
Instruments Division currently accounts for more than 25% of total revenues.

Holometrix Products

                 Heat Flow Meters (Lambda 2000 Series, Rapid-k VT-400)

                 The Heat Flow Meter technique is an easy and rapid method for testing the thermal conductivity and thermal resistance (R-value) of insulation. This type of instrument is widely used in both the quality control testing and the development of insulation products. Industry-wide acceptance of this technique as a reliable and accurate procedure has made it the most commonly used test method for both research and





                 development and quality control applications. Federal trade rules require insulation manufacturers to measure the thermal resistance (R Value) by the heat flow meter method, or similar techniques, as part of the procedure for labeling their products. Cellular foam insulation manufacturers, who are required to eliminate ozone depleting chlorinated fluorocarbons from their products, use these instruments to evaluate the effectiveness of replacement blowing agents. In 1996
                 Holometrix introduced the new Lambda 2000
                 Series of heat flow meter products. These instruments contain an advanced instrumentation and control concept for which a patent is pending.

                 Guarded Heat Flow Meters (TCA-200, TCA-
                 200-LT and TCA-300)

                 The Guarded Heat Flow meter method permits the testing of moderate conductivity materials. Customers use these instruments to establish safe operating temperatures and thermal efficiency of products ranging from electronic and semiconductor components to adhesives, and for heat transfer modeling of many industrial processes, including injection molding of polymers. Thermal conductivity data from these instruments is important to the plastics, electronics, automotive, aerospace and food processing industries. The instruments can test solid and thin film materials and special test cells are available for testing polymers and highly viscous fluids through the melt. Test materials include rubber, plastic, composites, epoxy, ceramics, paper products, greases and pastes.

                 Guarded Hot Plates (GBP-200, GBP-300, GBP-
                 450 and GBP-600)

                 These instruments are used primarily as
                 research tools to measure thermal conductivity in porous and solid materials over a wide range of temperatures, environmental conditions and material types. This technique is used to measure materials from cryogenic (very cold) to very high temperatures. The measuring process is reliable, simple and accurate and requires no pre-test calibration by the user. Varying degrees of automation are available to meet a range of budgets and provide for unattended operation.

                 Comparative Instrument (COM-800)

                 The comparative technique utilizes known properties of reference materials to measure heat flow. It is a convenient, flexible system which measures the thermal conductivity of a variety of solid materials over a broad range of temperatures and environmental conditions. Materials which can be tested include ceramics, composites, metals, metal alloys, filled plastics and epoxies, geological materials, and carbon products. A special sample holder is also available for testing liquids and pastes.

                 Laserflash Instruments (Thermaflash 2200,
                 1100 and Microflash, 300)

                 These instruments utilize a sophisticated, high-performance Laser Flash Thermal Diffusivity (speed of heat through material) (LFTD) technique to measure both thermal diffusivity and specific heat from -170 C to 2000 C. Test samples are illuminated uniformly on one surface by a laser beam pulse, and the temperature rise of the opposite surface is measured and used to calculate thermal diffusivity. Data from these instruments are used by customers to determine safe operating temperatures, quality assurance, design and process control for composition, molding, heating or cooling rates, and thermal performance analysis. The laserflash technique not only provides important information on transient heat flow, but also allows testing of small samples at high temperatures. Typical test materials include ceramics, coatings, composites, polymers, metals and alloys.





                 The Thermaflash 2200 and 1100 operate up to 2000 C and 1100 C, respectively. The Microflash, is used for applications with a lower temperature requirement and for customers with limited capital equipment budgets. Typical applications include the characterization of materials for electronic and semiconductor material design and manufacturing.

Holometrix Testing Services Division

The Testing Services Division maintains a thermophysics laboratory, which provides contract test and engineering services to evaluate various temperature-related performance factors of virtually any material. Testing is generally performed to ASTM (American Society of Testing and Materials) standards. In addition, insulation testing is provided under NVLAP accreditation. NVLAP (the National Voluntary
Laboratory Accreditation Program) is supported by the National Institute of Standards and Technology. The Division also demonstrates the capabilities of Thermatest instruments to potential customers, provides significant input to outside technology steering groups which establish the standards for industry instrument utilization, and provides valuable technical and marketing input for product development. The Division's experience and capabilities cover a broad scope of temperature range, environmental conditions, sample size and property magnitude.

The Division's testing capabilities complement customer research and product development activities. Thermophysical testing of materials is not a routine capability and competence for most material development departments. Thus, testing service customers tend to be repeat customers who use the Division as a complement to their capabilities.

In addition to thermophysical testing of materials, the Division also offers selected mechanical and moisture testing of materials. The
Division also maintains the capability to test entire wall sections built to specification in support of the building and construction industry. This type of testing helps evaluate the performance, under simulated environmental conditions, of advanced construction techniques, and new insulating and moisture barrier materials.

The end result of most Division projects is a technical report, usually containing experimental data resulting from work carried out in a laboratory setting. Projects lacking a large engineering component are termed standard testing programs when the work can be performed on existing equipment using established techniques. Non-standard testing programs (in some cases more appropriately termed engineering development programs) differ in that they may involve the creation of a special apparatus, modification of existing equipment, or development of new procedures. The majority of programs conducted in the Division are standard testing programs.

Research and development programs, on the other hand, go beyond the generation of data to analyze results, draw conclusions and make recommendations. Alternately, they may involve literature searches, material assessments, engineering studies or special instrument design. These programs are generally higher value and run longer than testing programs. As an example, Holometrix has provided testing services to the Department of Energy (DOE) for a number of years for the purpose of evaluating the thermal characteristics of Yucca Mountain, a proposed nuclear waste repository.

Holometrix' Markets

Holometrix' thermophysical instruments are sold primarily to materials laboratories engaged in the development and testing of insulations, building materials, advanced engineered materials, plastics and packaging manufacturers, aerospace manufacturers and government laboratories. A number of instruments are also sold to insulation manufacturing facilities. Management believes





(based on its internal calculations of the sales of companies that it has identified as competitors) that current markets for thermal conductivity instruments and testing services total approximately $10 - $15 million annually. The Company has identified engineered materials, electronics and specialty plastics industries as promising markets for the instruments. The Company markets its products and services in the U.S.
and internationally through the combination of a direct sales force and a network of independent distributors and sales agents. The Company actively advertises its products in industry trade journals and also attends various U.S. and international trade shows to promote its products and services.

Current products and test services are sold in North America directly from the Company's offices in Bedford, Massachusetts. Domestic sales amounted to 69% of total revenue for fiscal year 1997. Domestic sales and marketing are handled in-house by a staff of two professionals and an administrator. Overseas sales (primarily to Europe and the Far East) are made through independent distributors and sales agents. In addition to the internal sales force, testing services are sold by individual project managers responsible for specific testing areas. Product visibility is maintained through active participation in national and international trade organizations, including the American Society of Testing and Materials
(ASTM). Additional visibility is maintained through advertising, exhibitions, informational mailings, technical application notes and customer demonstrations.

In fiscal 1997, overseas sales accounted for approximately 31% of total sales, compared to 29% in fiscal 1996.

In order to expand its market presence and build revenue, the Company is exploring a variety of alternatives, falling into four primary categories:

1.) Enhanced Marketing and Sales Efforts. The Company is investing additional resources, including new personnel, to expand its worldwide marketing and selling effectiveness. Specific examples include improved sales and marketing materials, broader trade show and symposium participation, and expanded geographic coverage.

2.)              Product Development.  The Company is
                 continuing to invest in the development of new products, and in upgrading its existing products to have more competitive features, be easier to manufacture, and have improved margins.

3.) Corporate Synergy. Holometrix, Nametre and Tytronics Incorporated (majority owner of Holometrix) serve many common markets and customers including the polymer, petro-chemical, paints and coatings, and food markets. Complementary marketing and distribution activities have begun.

4.)              Strategic Relationships.  These include
                 companies and/or product lines which the Company might acquire, companies that might have an interest in licensing technology to the Company, and companies that might have an interest in investing in the Company.

Holometrix Patents and Proprietary Technology

The Company develops proprietary information and technology, including software programs, in the course of its research and development activities. Management believes that patent and copyright protection are important, but less significant than the technical competence and creative skills of the Company's personnel, the performance and reliability of the Company's products and competitive marketing, pricing and customer service.

The Company has filed for a patent which describes the unique control of its new Lambda 2000 Series heat flow meter product line. No determination has been made to date by the US Patent Office as to the validity of this application.

The Company owns eight trademarks. Three of the trademarks are registered, and the registrations expire in various years through 1998. These three trademarks are for the R-Matic, k-Matic, and C-Matic
(currently called the TCA) instruments. The Company does not believe these trademarks are material to the conduct of the business.

Holometrix Customers

During fiscal 1997, the Company had total consolidated revenues of approximately $4,529,000, compared to $2,201,000 in fiscal 1996. No customer accounted for more than 10% of sales in fiscal 1997.

Holometrix Backlog

As of September 30, 1997, the Company's backlog for products and services totaled $131,000, as compared to $333,000 in backlog as of September 30, 1996. The fiscal 1997 backlog consisted of $26,000 for the Instruments Division and $105,000 for the Testing Services Division. All backlog at September 30, 1997 is expected to be delivered before September 30, 1998.

Holometrix Competition

The Company's competitive advantage lies in its ability to develop and produce a broad spectrum of products in several different market niches.
The Company's Instruments Division experiences direct competition for its heat flow meters from Anter Corporation and LaserComp Inc.
Thermaflash has strong competition from Sinku Riko in the Far East, Netzsch GmbH, Theta Industries and Anter Inc. in Europe and North
America. Competitive factors include product performance, quality and reliability, ease of use, marketing capability, service and support, and name recognition. Management believes the Company competes favorably in each of these areas. The Company can give no assurance that its current products will remain competitive in these areas or that its future products will be competitive in these areas.

The market for scientific measuring instrumentation is also characterized by extensive research and development and rapid technological change. Development by others of new or improved products or technologies may make the Company's products or proposed products obsolete or less competitive. The Company may be required to devote substantial efforts and financial resources to increase its existing product lines by developing new products and services.

The Testing Services Division competes as a broad-capability independent laboratory performing thermal property studies. There are no other known companies or laboratories that encompass the Division's entire capabilities. However, many laboratories offer a subset of the Division's services. Competitive contracts are awarded based on price, testing capability and credibility of the test results. The following sample laboratories compete in the market sectors indicated: Engineered Materials - Thermophysical Properties Research Laboratory Inc., Anter Laboratories, Inc., The Edward Orton Jr. Ceramic Foundation, Southern Research Institute, and Virginia Polytechnic Institute; Insulations - Southern Research Institute, Sparrell Engineering Research Corporation, and The Center for Applied Engineering; Government - Oak Ridge
National Laboratory and National Institute of Standards and Technology.


Holometrix Research and Development

The Company expended approximately $365,000 on a consolidated basis, or 8% of sales and $154,000 or 7% of sales in fiscal 1997 and fiscal 1996, respectively, on research and development. The Company expects that in fiscal 1998 its research and development expenditures will remain close to 5% of sales.

Governmental Regulations

There is presently no material government regulation with respect to the Company's businesses and its development of products. However, the extent to which future governmental regulations may regulate the Company's activities cannot be predicted, and the Company may be subject to restrictions on allowable costs and profits on U.S. government contracts and the export of the technology to other countries as it seeks to expand further into foreign markets.

Holometrix Employees

As of September 30, 1997, the Company had 22 employees, 17 of whom are employed full-time. Most of the Company's employees are highly skilled and the Company's continued success will depend, in part, upon its ability to attract and retain such skilled employees. The Company has never experienced a work stoppage, none of its employees are represented by a labor organization, and the Company considers its relations with its employees to be good.

Holometrix Description of Properties

The Company occupies approximately 15,200 square feet of production, research and development, engineering, administrative and service facilities at 25 Wiggins Avenue in Bedford, Massachusetts. The Company occupies this facility under a lease which expires September 30, 1999. Approximately 30% of this space is sublet to Tytronics Incorporated, majority owner of Holometrix. The Company's consolidated rental expense for fiscal 1997 was approximately $99,000, net of approximately $41,000 of rental income from Tytronics Incorporated.

The Company considers these facilities to be reasonably insured and adequate for its foreseeable needs and believes that similar facilities are available in the Boston metropolitan area at comparable rental rates.

Substantially all of the machinery and equipment used by the Company in its operations is owned by the Company and management considers this equipment to be in good condition. All of the machinery and equipment owned by the Company is subject to a security interest in favor of Tytronics Incorporated and is subject to a senior security interest in favor of Silicon Valley Bank, to which Tytronics' interest is subordinated.

Legal Proceedings

There are no material pending legal proceedings to which the Company is a party or to which any of its properties is subject.

BUSINESS OF NATIONAL METAL REFINING COMPANY

In 1996, the Company purchased a majority of the issued and outstanding capital stock of National Metal Refining Company
("Nametre"). Nametre is a product development and manufacturing company that specializes in manufacturing in-line and laboratory viscosity analyzers. These analyzers are used to measure the viscosity (thickness and density) and viscoelasticity (pliability) of a wide range of material and are sold into the polymer manufacturing, petrochemical, food, paints and coatings and pulp and paper markets. Nametre is a New Jersey corporation which was organized in 1956. Nametre is located at 101 Liberty Street, Metuchen, NJ 08840; its telephone number is (908) 494-2422 and its facsimile number is (908) 494-8916.

Nametre Products

Nametre engages in the development, production and distribution of viscosity analyzers under the trade names, "Viscoliner " and "Rheoliner ". The analyzers measure the viscosity and viscoelasticity of a wide range of materials. Products are developed and manufactured for both on-line process monitoring and control, and laboratory use. The vast majority of analyzers sold are for in-line process control. Such analyzers are used to provide manufacturers with viscosity information, which is often critical to ensuring proper material formulation and material production. Applications and markets that routinely use viscosity analyzers include the polymer, petrochemical, food, paints and coatings, and pulp and paper industries.

Nametre has over thirty years experience in the viscosity measurement business. The basic technology underlying the Nametre analyzers is the use of an oscillating sensor that is inserted into a stream of material in a process line (pipe or vessel). The sensor oscillates at a constant amplitude. The viscosity of a product is then determined on the basis of the electrical power needed to maintain the oscillation amplitude in the presence of the viscous material. The principles of measurement of the Viscoliner product are currently covered by U.S. patents.

The Viscoliner product line consists of three different models: the 1810 for in-line process monitoring and control, the 300 for paints and coatings and the 1710 for laboratory analysis. The 1810 is an on-line viscometer that is applicable to a wide range of materials and applications. It is microprocessor controlled. The model 1810 is typically utilized in the polymer market. Ongoing developments include PC based software, "Viscontrol" for analyzer control, data acquisition and interface to factory control systems.

The Viscoliner model 300 is also an on-line analyzer. It is similar to the model 1810 in its concept of operation; however, it is configured primarily for paint, ink and coatings applications.

The Viscoliner model 1710 is a laboratory version of the model 1810. This instrument is used primarily for research, product development and quality assurance. Applications include the full range of markets that Nametre serves.

Nametre's Markets

Nametre's analyzers are sold primarily to product and material manufacturers engaged in the production and use of plastics, chemical, foods, paints, inks or coatings and paper and pulp. A number of analyzers are also sold to government laboratories and universities. Management believes (based on its internal calculations of the sales of companies that it has identified as competitors) that the current market for process viscosity totals approximately $20-25 million annually.

Nametre Patents and Proprietary Technology

Nametre develops proprietary information and technology, including software programs, in the course of its research and development activities. Certain aspects of its product are patented; however, management believes that patent and copyright protection are important, but less significant than the technical competence and creative skills of Nametre's personnel, the performance and reliability of Nametre's products, and competitive marketing, pricing and customer service.

Nametre owns nine patents, including patents that cover the basic transducer and electronics for viscosity measurement, the method and apparatus for viscoelastic measurements, and the transducer for high viscosity measurements in extruders. The patents expire in various years from 1998 to 2011.

Nametre owns or has applied for four trademarks. Three trademarks are Viscoliner , Rheoliner , and the Nametre's logo, Absolute Eta in a circle. These trademarks expire in various years, from 1999 to 2005. Nametre has also applied for a trademark on VisControl.

Nametre Customers

On September 30, 1996, the Company acquired approximately 61.23% of the outstanding shares of Nametre. The consolidated statements of operations and cash flows of Holometrix and subsidiary exclude any activity of Nametre prior to the date of acquisition. During fiscal 1997 Nametre had total revenues of approximately $2,452,000. During fiscal 1996, which was a nine month year to allow Nametre to change its fiscal year to coincide with the Company's fiscal year, Nametre had total revenues of approximately $1,776,000. For comparison purposes, for the period to September 30, 1995 to December 31, 1995, Nametre had total revenues of $783,000. One customer accounted for approximately
17% of Nametre's sales in fiscal 1997.

Nametre Backlog

As of September 30, 1997, Nametre's backlog for products and services totaled $687,000, as compared to $343,000 as of September 30, 1996. All backlog at September 30, 1997 is expected to be delivered before September 30, 1998.

Nametre Competition

Nametre's competitive advantage lies in its ability to develop and produce custom transducers, covering a wide range of viscosities, designed for mounting directly into the customer's process. Nametre's major competitors are Brookfield Engineering Laboratories, Solatron Transducers, MicroMotion Division of Fisher Rosemount, Norcross Corporation and Dynatrol Division of Automation Products, Inc. Competitive factors include price, wide product lines, performance, quality and reliability, ease of use, marketing capability, service and support and name recognition. Management believes Nametre competes favorably in most of these areas. Price and wide product line competition is generally overcome by the instruments' performance and installed cost.

The market for scientific measuring instrumentation is also characterized by extensive research and development and rapid technological change. Development by others of new or improved products or technologies may make Nametre's products or proposed products obsolete or less competitive. Nametre may be required to devote substantial efforts and financial resources to increase its existing product lines by developing new products and services.

Nametre Research and Development

Nametre expended approximately $195,000, or 8% of sales and $299,131, or 17% of sales in fiscal 1997 and fiscal 1996, respectively, on research and development. Nametre expects that in fiscal 1998 its research and development expenditures will be approximately 7% of sales.

Governmental Regulations

There is presently no material government regulation with respect to Nametre's businesses and its development of products. However, the extent to which future governmental regulations may regulate Nametre's activities cannot be predicted, and Nametre may be subject to restrictions on allowable costs and profits on U.S. government contracts and the export of the technology to other countries as it seeks to expand further into foreign markets.

Nametre Employees

As of September 30, 1997, Nametre had 14 employees, 13 of whom are employed full-time. Most of Nametre's employees are highly skilled and Nametre's continued success will depend, in part, upon its ability to attract and retain such skilled employees. Nametre has never experienced a work stoppage, none of its employees are represented by a labor organization, and Nametre considers its relations with its employees to be good.

Nametre Description of Properties

Nametre leases approximately 4,000 square feet of production, research and development, engineering, administrative and service facilities at 101 Liberty Street, Metuchen, New Jersey. Nametre occupies this facility on a month to month basis under an operating lease.

Nametre considers these facilities to be reasonably insured and adequate for its foreseeable needs and believes that similar facilities are available in the immediate area at comparable rental rates. All of the machinery and equipment owned by Nametre is subject to a senior security interest in favor of Silicon Valley Bank.

Legal Proceedings

There are no material pending legal proceedings to which Nametre is a party or to which any of its properties is subject.

BUSINESS OF TYTRONICS INCORPORATED

Tytronics Incorporated ("Tytronics") designs, manufactures and markets on-line liquid and gas chemical analyzers for specific applications in worldwide process and environmental markets. These devices measure the concentrations of specific chemicals and are used in both process control and environmental monitoring. Examples are the measurement of acid and iron in steel pickling (preparation) lines, the measurement of caustic concentration in gas scrubbers, the measurement of aluminum and iron in potable water treatment and the measurement of ammonia and nitrate in waste water treatment. Using the detection technologies of titration (neutralization reaction), colorimetry (a color change or color intensity differentiation) and spectrophotometry (a change measured in the ultraviolet or infrared regions), Tytronics focuses on providing simple, reliable and cost-effective analytical instrumentation to its markets worldwide. Tytronics is a Massachusetts corporation which was incorporated on May 18, 1984. In late 1994, Tytronics acquired a majority interest in Holometrix. Tytronics' principal offices are located along with those of Holometrix at 25 Wiggins Avenue, Bedford, Massachusetts 01730-2323; Tytronics' telephone number is (781) 275-
9660 and its facsimile number is (781) 275-9665.

Tytronics' Instruments

Tytronics' analyzers are available to monitor many liquids and some gasses, all done on-line. Typical constituents measured are aluminum, ammonia, chlorine, chromium, copper, cyanide, fluoride, iron, phosphate, manganese, nitrite, nitrate and zinc. Lower limits of measurement are at ppb levels, and upper limits are often at percent levels. Methods are based upon published literature methods and are adapted for use on Tytronics' family of analyzers. Over 1400 analyzers have been sold for a wide variety of applications. They operate in a wide variety of difficult, and sometimes hazardous, process and environmental conditions.

Tytronics' products deliver on-line analysis for process and environmental monitoring reliably, simply and cost-effectively. On-line analysis is readily justified; benefits include improved yield, reduced chemical consumption, reduced labor and increased sensitivity to environmental concerns. The equipment provides accurate readings even with background interference of sample color and turbidity. Little or no filtering is used for most applications and the equipment measures both low and high concentrations of chemicals. The interface is user-friendly, with menu-driven software, and the units may be PC-linked to communicate with a host computer.

Tytronics' family of analyzers employs a patented methodology to capture samples. This methodology is similar to use of an overflow cup, except that siphon action drains the sample to a final repeatable level (volume). This sampling method uses the reaction cell to both capture the sample and accomplish the appropriate chemical reaction, a significant reduction in complexity. Only a single highly reliable Teflon valve connects to the process stream. Analyses are fully automatic in all cases. Through menu-driven programming, the user can easily change the frequency of analysis and calibration, and the outputs, as well as most default values.

Tytronics' Products

                 Ion Selective Electrode Analyzers (FPA 200)

                 The FPA 200 Series delivers reliable
                 measurements of selective ions. Ion selective electrodes, which are the sensing technology employed, are measurement devices sensitive to the presence of a particular ion. The FPA 200 employes a patented sampling method which uses the reaction cell to capture the sample, thus reducing complexity. After the sample is captured, the instrument automatically adds a reagent to condition the sample to avoid interferences or to adjust the ionic strength of the sample. The analyzers utilize software which provides for two analytical methods, direct measurement and known addition
                 (addition of a known standard for which
                 accurate measurements exist). The first is the simplest and fastest, but the accuracy of this method is more dependent upon the electrode. Periodic, automatic calibration is used to determine, calculate and automatically adjust the parameters of the electrode to keep the measurement correct. The second method is the known addition measurement technique. This provides more consistent results than direct electrode measurement; with this method, instrument results are not affected by erratic electrode performance. The on-board computer operates the components, takes readings from the sensor, calculates and transmits sample concentration over any of a variety of analog and digital outputs (e.g., 4-20mA, RS-232).


                 Titrators (FPA 300 and FPA 400)

                 The FPA 300 series delivers reliable on-line titration. The FPA 300 series titrates using a variety of electrodes, which sense the maximum rate of microvoltage change in a particular chemical reaction. The FPA 400 series adds the capacity to titrate to a color endpoint, sensing the maximum rate of change of color in a chemical solution. The colorimetric endpoint (maximum color change) is sensed with light which is carried from and returned to the source/detector by fiber optics. Colorimetric titration offers on-line analytical capability at trace levels in applications such as monitoring plant effluent and municipal water, and environmental analysis in general. Both series of instruments capture a fresh sample, condition it and titrate to a fixed endpoint. Siphon action drains the sample to a final repeatable level (volume).
                 The on-board computer operates the
                 components, takes readings from the sensor, and calculates and transmits sample concentration over any of a variety of analog and digital outputs (e.g., 4-20mA, RS-232).

                 Colorimeters (FPA 800)

                 The FPA 800 series delivers reliable on-line colorimetric analysis. These analyzers are configured to make precise reagent additions which, in combination with the chemical being measured, develop a characteristic color. The color is developed by reaction following well-established techniques. Direct colorimetry offers on-line analytical capability at trace levels in applications such as monitoring plant effluent and municipal water, and environmental analysis in general. Color is measured using a light source and detectors, coupled with fiber-optics, to transmit and receive a beam to and from the sample in the reaction cell. The concentration of the solution being measured is proportional to the color developed, and thus the amount of light absorbed. The instrument has a simple and patented liquids handling and sample capture system, coupled with a fiber-optics probe. The on-board computer operates the components, takes readings from the sensor, calculates and transmits sample concentration over any of a variety of analog and digital outputs (e.g., 4-20mA, RS-232).

                 Spectrophotometers (FPA 1000 and FPA 1100)

                 The FPA 1000 and 1100 series delivers reliable on-line photometric (light source) analysis, offering on-line analytical capability at both trace and higher levels. These spectrophotometers are applicable to both process and environmental applications, and use well-established spectrophotometric techniques of analysis. With the FPA 1000, a light source in the visible, and very-near-infrared region is passed through the sample, then through optical filters; the absorbance of the returning energy is measured at the selected wavelengths. The concentration of the solution is proportional to the absorbance measured. The technique used is a dual-wavelength technique, which compensates for sample turbidity and color, allowing a true measurement of the constituent in question. With the FPA 1100, a similar dual-wavelength approach is employed in the ultraviolet range, using stabilized arc sources. This provides a reliable measurement for lower detection levels and greater analytical stability. The instruments can use fiber-optics to remotely sense concentrations in a pipeline cell;
                 depending on the sample pipe diameter, the non-intrusive measurement is made with a cell installed directly into the line. Alternatively, a bypass line of selected pipe diameter can be installed to select the diameter for a more appropriate pathlength. Conventional liquid and gas cells are also available. Once again, the on-board computer operates the components, takes readings from the sensor, and calculates and transmits sample concentration over any of a variety of analog and digital outputs (e.g., 4-20mA, RS-232).


                 Tytronics'  Sentinel

                 The Tytronics' Sentinel series delivers simple, reliable and cost-effective on-line colorimetric analysis, directed primarily at the potable and waste water markets. Colorimetric analyzers are configured to make precision reagent additions to develop a characteristic color. Color is developed by reaction following well-established techniques. The colorimetric system uses dual wavelength optical configuration features that provide stable, accurate and reproducible measurements even at concentrations below 50 ppb, and in the presence of sample background color and turbidity. The instrument is highly tolerant of solids and particulates, using wide bore tubing (0.25") for sample intake and transport. In many applications, it can be used without any further external filtering, a significant advantage. Tytronics' Sentinel offers multi-streaming; analyzers can be expanded to analyze up to 6 separate sample streams. Industrial enclosures and modular design of the fluidic and electronic components provide high reliability and ease of maintenance. The on-board computer operates the components, takes readings from the sensor, and calculates and transmits sample concentration over any of a variety of analog and digital outputs (e.g., 4-20mA, RS-232).

Tytronics' Markets

Tytronics' chemical analyzers are primarily sold to two major markets.
The first is the chemical/petrochemical/refinery industry; within this industry, Tytronics' instruments are used for both process control and effluent monitoring. The second major market is the water treatment industry; in this case, Tytronics' products are used for the control and monitoring of both potable water and waste water treatment. A number of instruments are also sold to the food, beverage and textile industries. Management believes (based on a market study entitled Process Analyzer Market, 1994-1999, by PAI Partners, Leonia, New Jersey, May 1995) that current markets for process chemical analyzers total approximately one billion dollars annually.

Tytronics markets its products in the U.S. and internationally through the combination of direct sales force and a network of independent manufacturer's representatives and distributors. Tytronics actively advertises its products in industry trade journals, attends various U.S. and international trade shows and maintains a home page on the World Wide Web to promote its products and services.

Current products are sold in North America directly from the company's offices in Bedford, Massachusetts. Domestic sales amounted to approximately 39% of total revenue for fiscal year 1997, with international sales accounting for the balance of 61%. Domestic sales and marketing are handled in-house by a staff of three professionals, supporting independent manufacturers' representatives. Overseas sales (primarily to Africa, Europe, the Far East and Latin America) are made through independent distributors and sales agents, managed by two sales and marketing professionals. In addition to the in-house sales managers, a Director and Assistant Director of Sales and Marketing for Tytronics and Nametre are responsible for the sales and marketing activities of both companies. Product visibility is maintained through active participation in regional, national and international trade organizations including Instrument Society of America, American Water Works,
Water Environment Federation and the New England Water Works
Association.

Tytronics Patents and Proprietary Technology

Tytronics develops proprietary information and technology, including software programs, in the course of its research and development activities. Management believes that patent and copyright protection are important, but less significant than the technical competence and creative skills of Tytronics' personnel, the performance and reliability of the Tytronics' products and competitive marketing, pricing and customer service. Tytronics holds three patents, two in the area of sample capture methodologies, and one for a particular form of spectrophotometric calibration. Tytronics holds a broad variety of worldwide trademarks, and has copyrighted certain selected information.


Tytronics Customers

During fiscal 1997, Tytronics' consolidated revenues were approximately $7,975,000, compared to $5,613,000 in fiscal 1996. No customer accounted for more than 10% of consolidated sales in fiscal 1997.

Tytronics Backlog

As of September 30, 1997, Tytronics' consolidated backlog for products and services approximated $1,050,000, as compared to approximately $1,254,000 in backlog as of September 30, 1996. Included in the September 30, 1997 backlog is $687,000 of Nametre's products. All backlog at September 30, 1997 is expected to be delivered before September 30, 1998.

Tytronics Competition

Tytronics' competitive advantage lies in its ability to develop and produce simple, reliable and cost-effective instrumentation that can be used to measure a wide variety of constituents in a broad spectrum of industries. However, competition is intense. Tytronics' process analyzers experience direct competition from Applicon Instruments BV, FPM Analytics Inc., Ionics Inc., Polymetron and Seres. Tytronics' potable water and waste water analyzers experience direct competition from ABB Kent-Taylor Ltd., Aztec, Bran & Luebbe Inc., Dr. Bruno
Lange GmbH, Hach Company, pHox, Polymetron, Skalar Inc. and
Seres.

Tytronics Research and Development

Tytronics' consolidated research and development expenditures were approximately $627,000, or 8% of sales, and $456,000, or 8% of sales, in fiscal 1997 and fiscal 1996, respectively. Tytronics expects that, in fiscal 1997, its research and development expenditures will be approximately 7% of sales.


Governmental Regulations

There is presently no material government regulation with respect to Tytronics' businesses and its development of products. However, the extent to which future governmental regulations may regulate Tytronics' activities cannot be predicted, and Tytronics' may be subject to restrictions on allowable costs and profits on U.S. government contracts and the export of the technology to other countries as it seeks to expand further into foreign markets.

Tytronics Employees

As of September 30, 1997, Tytronics had 20 employees, 12 of whom are employed full-time. Most of Tytronics' employees are highly skilled and Tytronics' continued success will depend, in part, upon its ability to attract and retain such skilled employees. Tytronics has never experienced a work stoppage, none of its employees are represented by a labor organization, and Tytronics considers its relations with its employees to be good.

Tytronics Description of Properties

Tytronics occupies approximately 30% of 15,200 square feet of production, research and development, engineering, administrative and service facilities from the Company (see above). Tytronics considers these facilities to be reasonably insured and adequate for its foreseeable needs and believes that similar facilities are available in the Boston metropolitan area at comparable rental rates.

Substantially all of the machinery and equipment used by Tytronics in its operations is owned by Tytronics and management considers this equipment to be in good condition. All of the machinery and equipment owned by Tytronics is subject to a senior security interest in favor of Silicon Valley Bank.


Legal Proceedings

There are no material pending legal proceedings to which Tytronics is a party or to which any of its properties is subject.

Market for Registrant's Common Equity and Related Stockholder
Matters

The Company's Common Stock is no longer quoted in the over-the-counter market. There currently does not exist an active trading market for the Company's securities. The following table sets forth the range of high and low bid quotations for the Company's Common Stock as reported by the National Quotation Bureau of New Jersey.

        Fiscal Year 1996                            Low           High
        First Quarter Ended December 31, 1995     $0.001        $0.002
        Second Quarter Ended March 31, 1996        0.002         0.005
        Third Quarter Ended June 30, 1996          0.005         0.005
        Fourth Quarter Ended September 30, 1996    0.002         0.005

        Fiscal Year 1997                            Low           High
        First Quarter Ended December 31, 1996     $0.002        $0.002
        Second Quarter Ended March 31, 1997        0.002         0.04
        Third Quarter Ended June 30, 1997          0.005         0.02
        Fourth Quarter Ended September 30, 1997    0.002         0.005

        Fiscal Year 1998
        First Quarter Ended December 31, 1997     $0.002        $0.01

These quotations represent prices between dealers and do not include retail markups, markdowns or commissions and may not necessarily represent actual transactions. There were 483 holders of record of the Company's outstanding capital stock as of March 1, 1998.



Since its organization, the Company has not paid any cash dividends on its capital stock. The Board of Directors does not contemplate declaring any dividends in the near future. Any declarations of dividends will be determined by the Board of Directors in light of the conditions then existing, including the Company's earnings, its financial condition and working capital needs, any agreements restricting the payment of dividends, and other factors. Certain agreements with the Company's financing sources include covenants which currently restrict the Company from paying any cash dividends.

Financial Information

A copy of the following financial statements and information of the Company (consolidated with Nametre) and Tytronics is included with this proxy statement below:

Holometrix

1. Management's discussion and analysis for the three months ended December 31, 1997 and 1996.
2. Consolidated condensed financial statements for the three months ended December 31, 1997 and 1996.
3.   Management's discussion and analysis for the years ended
     September 30, 1997 and 1996.
4. Consolidated financial statements for the years ended September 30, 1997 and 1996.

Nametre

1.   Financial statements for the year ended September 30, 1996.

Tytronics

1. Management's discussion and analysis for the three months ended December 31, 1997 and 1996.
2. Consolidated condensed financial statements for the three months ended December 31, 1997 and 1996.
3.   Management's discussion and analysis for the years ended
     September 30, 1997 and 1996.
4.   Consolidated financial statements for the years ended
     September 30, 1997 and 1996.

Pro Forma Financial Information

1.   Pro forma combined condensed balance sheet as of December 31, 1997.
2. Pro forma combined condensed statement of operations for the three months ended December 31, 1997.
3. Pro forma combined condensed balance sheet as of September 30, 1997.
4. Pro forma combined condensed statement of operations for the year ended September 30, 1997.


                                 TABLE

                 Fiscal Year Ended                Three Months Ended
                 September 30, 1997               December 31, 1997
                 ------------------               ------------------
                                     Pro                              Pro
           Holometrix   Tytronics   Forma   Holometrix    Tytronics  Forma
           ----------   ---------   -----   -----------   ---------  -----

Book Value
Per Share     $0.03        $6.51    $2.27      $0.02      $5.01       $2.00

Cash
Dividends         0           0       0           0          0           0

Income (Loss)
Per Share    ($0.01)        $.55    $0.01      ($0.00)    ($1.56)    ($0.29)


        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS
Three-Month Period Ended December 31, 1997, as Compared With the Three-Month Period Ended December 31, 1996
      Revenues in the first quarter of fiscal 1998 totaled $1,119,000 as compared to $1,083,000 in the comparable quarter of 1997, an increase of $36,000. This 3% increase is primarily due to an increase in National Metal Refining Company, Inc., (Nametre) sales. The revenues for Nametre alone totaled $612,000, a 6% increase over the comparable quarter of fiscal 1997; revenues for Holometrix alone totaled $507,000, equal to revenues for the comparable quarter of fiscal 1997.

      Cost of sales decreased by $9000, or 2%, from $569,000 (53% of sales) in the first quarter of fiscal 1997 to $560,000 (50% of sales) in the same period of fiscal 1998. This 2% decrease is attributable primarily to Nametre. Cost of sales for Holometrix alone totaled $342,000, a 5% increase, and for Nametre alone totaled $218,000, a 10% decrease. Management attributes this to improved operating efficiencies at Nametre.

      Selling, general and administrative expenses increased by $37,000, or 8%, from $463,000 (43% of sales) to $500,000 (45% of sales). Holometrix' expenses alone totaled $193,000, an increase of 9%, and for Nametre alone totaled $307,000, an increase of 8%. The increase was primarily due to increased marketing and sales activities.

     Research and development increased $4000 from $75,000 (7% of sales) to $79,000 (also 7% of sales). Holometrix' R&D alone increased $5000, an increase of 15% resulting from ongoing product development.

      Loss from operations was $21,000 in the first quarter of fiscal 1998, compared with a loss of $24,000 in the comparable period of fiscal 1997. Holometrix' loss from operations alone was $70,000. Consolidated Net loss was $49,000 in the first quarter of 1998. Holometrix' net loss alone was $77,000 compared with a net loss of $40,000 in the comparable period of fiscal 1997. These losses are due to increased selling and administrative costs, partially offset by improved cost of goods sold, and income derived from the consolidation of Nametre.

      Total Assets decreased by $244,000 (9%) in the first quarter, from $2,711,000 to $2,467,000. Cash increased by $17,000 and, due to increased collections activity, accounts receivable decreased by $216,000 in the first quarter.
Inventories decreased by $22,000. Other assets decreased by $7,000 and equipment and furniture and fixtures and other current assets decreased by $23,000, both due primarily to depreciation and amortization.

      Total Liabilities decreased by $212,000, primarily due to a decrease of $271,000 in accounts payable, decrease of $145,000 in accrued payroll and other expenses, and $25,000 in current maturities of long-term debt, offset by an increase of $230,000 due to stockholders. Accounts payable decreased by $271,000, from $1,267,000 at September 30, 1997, to $996,000 at December 31, 1997, primarily due to payment of extended payables present at September 30,1997, to conserve cash. Accrued payroll and other expenses decreased by $145,000, from $267,000 at September 30,1997, to $122,000 at December 31,1997, primarily because of payment of commission due to manufacturers representatives and internal employees. Current liabilities due to stockholder increased by $248,000 from $52,000 at Sept. 30, 1997, to $300,000 at December 31,1997, due to increased borrowings. Notes payable stockholder decreased by $18,000 from $210,000 at September 30,1997, to $192,000 at December 31,1997, due to payment of debt obligations.

     As of December 31,1997, the Company had an outstanding order backlog for products and services of approximately $646,000 as compared to a backlog of $801,000 at December 31,1996. The Company believes the $646,000 backlog will be realized in fiscal 1998. The outstanding backlog for Holometrix alone was approximately $174,000, a decrease of $260,000 (60%). The backlog for Nametre alone at December 31,1997, was $472,000, an increase of $105,000 (29%).


LIQUIDITY AND CAPITAL RESOURCES

Cash Flows
     Operating cash flows were negative in the first quarter of fiscal 1998, amounting to ($172,813) as compared to $27,647 in the comparable quarter of fiscal 1997. Operating cash flows approximated the sum of net loss plus depreciation and amortization, with decreases in accounts receivable of $216,480 and inventories of $21,825 being offset by a decrease in accounts payable and accrued expense of $416,164.

     The Company funded increases in equipment and fixtures of $14,294. Notes Payable to stockholder increased by $230,127.

     The net affect of these transactions was in increase in cash of $16,733, providing cash at end of the first quarter 1998 of $201,156.


Notes Payable Line of Credit
      As of June 30, 1997, the Company, in concert with its subsidiary Nametre and its parent company Tytronics obtained new terms from Silicon Valley Bank for a combined line of credit and term  loan of $1,500,000, secured by substantially all assets  of the Company, its subsidiary Nametre and Tytronics.  This new line was in effect on July 24, 1997. Advances under this line through September 1, 1997, can not exceed the lesser of 70% of the
Company's eligible accounts receivable, as defined, or the consolidated Tangible Net Worth, as defined, plus the minority
interest.   Thereafter, borrowings can not exceed the  lesser  of
70% of the Company's eligible accounts receivable, as defined, or
110%  of the consolidated Tangible Net Worth, as defined.   These
outstanding  amounts  are  payable on  demand  and  advances  are
contingent   upon  maintaining  certain  covenants  relative   to
profitability, liquidity and tangible net worth.  As of  December
31, 1997, the Company was not in compliance with all covenants and ratios of the new line of credit. The Company obtained a waiver from Silicon Valley Bank for these violations which expires on March 31, 1998. The Company expects to be in full compliance with all Silicon Valley Bank covenants and ratios as of March 31, 1998.
Silicon Valley Bank's remedies for a violation of the covenants and ratios include the acceleration of the payment of all outstanding indebtedness. Silicon Valley Bank has also agreed to amend the profitability and net worth covenants to make them easier for the Company to achieve in the future.

      In the second half of fiscal 1996 the Company introduced a new instrument product line, namely the Lambda 2000 Series. The Company will continue to invest in enhanced sales and marketing efforts, new product development, and the development of strategic relationships, including licensing, acquisition, or mergers. Management believes that operating capital and the line of credit from Silicon Valley Bank will provide sufficient capital to maintain stable Company operations throughout fiscal 1998. As previously indicated, the Company has proposed to enter into a reorganization ("Reorganization") pursuant to which Tytronics and Nametre will be merged into the wholly-owned subsidiary of the Company, Holometrix Acquisition Corp., with the result that Holometrix Acquisition Corp. will be the surviving entity. Following the Reorganization, Holometrix Acquisition Corp. will be merged into the Company. Management believes that the Reorganization will result in increased operating capital for the Company and more stable Company operations since Tytronics and Nametre have a recent history of profitable operations. However, there can be no guarantees that adequate operating funds will be generated as a result of the Reorganization or through revenue increases, or that strategic relationships will materialize, or that additional funding can be obtained on acceptable terms.


                 HOLOMETRIX, INC. AND SUBSIDIARY
              CONDENSED CONSOLIDATED BALANCE SHEETS
                             ASSETS
                           (Unaudited)

                                 December 31,   September 30,
                                   1997            1997
                                                    (*)
CURRENT ASSETS:

Cash and cash equivalents          $201,156      $ 184,423
Accounts receivable, less allowance
  for doubtful accounts of $35,000 713,000         929,480
Inventories                        823,431         845,256
Other current assets                49,381          50,958

     TOTAL CURRENT ASSETS        1,786,968       2,010,117


EQUIPMENT AND FIXTURES - net       381,502         394,993

OTHER ASSETS - net                 298,083         305,395

     TOTAL ASSETS               $2,466,553      $2,710,505


    See notes to condensed consolidated financial statements. (*)Balance sheet at September 30, 1997 has been taken from the audited financial statements at that date. All other financial statements are unaudited.
                 HOLOMETRIX, INC. AND SUBSIDIARY
        CONDENSED CONSOLIDATED BALANCE SHEETS - Continued
              LIABILITIES AND STOCKHOLDERS' EQUITY
                           (Unaudited)
                                   December 31,   September 30,
                                      1997           1997
                                                     (*)
CURRENT LIABILITIES:
 Notes payable - stockholders$        72,015      $     72,015
 Accounts payable                    995,519         1,266,795
 Accrued payroll and related expenses 32,875           107,850
 Accrued other expenses               88,803           158,716
 Due to stockholder                  299,707            51,576
   Current maturities of
        long-term obligations         68,967            93,967

TOTAL CURRENT LIABILITIES          1,557,886         1,750,919

LONG-TERM DEBT,
 Notes payable-stockholders,
      less current maturities        192,039           210,043
 Long term obligations,
          less current maturities     13,344            14,631

TOTAL LIABILITIES                  1,763,269         1,975,593

MINORITY INTEREST IN CONSOLIDATED
SUBSIDIARY                           120,963           103,536

STOCKHOLDERS' EQUITY:
 Common stock, $.01 par value,
    30,000,000 shares  authorized;
    issued 28,098,157                280,982           280,982
            outstanding 23,861,878
 Additional paid-in capital        2,544,409         2,544,409
 Accumulated deficit               2,139,070         2,090,015
                                     686,321           735,376
Less: Treasury stock (at cost)       104,000           104,000


TOTAL STOCKHOLDERS'
  EQUITY                             582,321           631,376

  TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                         $2,466,553        $2,710,505

    See notes to condensed consolidated financial statements.
(*)Balance sheet at September 30, 1997 has been taken from the audited financial statements at that date. All other financial statements are unaudited.
                 HOLOMETRIX, INC. AND SUBSIDIARY
            CONDENSED CONSOLIDATED STATEMENTS OF LOSS

                           (Unaudited)

                           Three-Month Period Ended December 31,
                                  1997             1996

NET REVENUES                   $1,118,882       $1,082,622

COST OF SALES                     560,256          568,539

GROSS PROFIT                      558,626          514,083

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES          500,346          463,272

RESEARCH AND DEVELOPMENT           79,104           74,965

TOTAL OPERATING EXPENSE           579,450          538,237
`
LOSS FROM OPERATIONS             (20,824)         (24,154)

INTEREST EXPENSE - net           (10,804)          (6,237)
LOSS BEFORE MINORITY INTEREST    (31,628)         (30,391)

MINORITY INTEREST IN NET INCOME OF
CONSOLIDATED  SUBSIDIARY         (17,427)          (3,611)

NET LOSS                       ( $49,055)       ( $34,002)


NET LOSS PER COMMON SHARE:

BASIC                             ($0.00)          ($0.00)

ASSUMING DILUTION                 ($0.00)          ($0.00)







    See notes to condensed consolidated financial statements.
                 HOLOMETRIX, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (Unaudited)

                        Three-Month Period Ended December 31,
                                      1997             1996

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                          ($49,055)        ($34,002)
Adjustments to reconcile net loss to net
cash provided by (used for) operating activities:
 Depreciation and amortization      35,097           36,430
 Minority interest                  17,427            3,611
 Changes in operating assets and liabilities:
  Accounts receivable              216,480          130,483
  Inventories                       21,825          (53,698)
  Other current assets               1,577           14,621
  Accounts payable and
       accrued expenses           (416,164)         (69,798)
   Net cash provided by (used for)
       operating activities       (172,813)          27,647

CASH FLOWS FROM INVESTING ACTIVITIES:
 Equipment and fixtures additions  (14,294)          (8,487)
   Net cash used for
            investing activities   (14,294)          (8,487)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Decrease in notes payable         (25,000)         (20,000)
 Due to stockholders, net          230,127          (68,495)
 Subscription receivable payments    -               10,000
   Borrowings  under notes
        payable-line  of   credit    -               75,000
 Decrease in long-term obligations  (1,287)         (26,204)
    Net  cash provided by (used for)
          financing activities     203,840          (29,699)

Net  increase  (decrease)
     in cash and cash  equivalents  16,733          (10,539)

Cash and  cash  equivalents,
      beginning of  period         184,423           27,495

Cash and cash equivalents,
      end of period              $ 201,156        $  16,956


    See notes to condensed consolidated financial statements.

                 HOLOMETRIX, INC. AND SUBSIDIARY

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                           (Unaudited)

Note A - Basis of Presentation
    The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statement presentation. For further information refer to the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997.
    The results of operations for the three month period reported are not necessarily indicative of those that may be expected for the full year. The accompanying financial information is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the operating results of the period have been included.

Note B - Net Loss Per Share
    In the first quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share". SFAS 128 requires the presentation of both basic and diluted earnings per share and replaces the previously required standards for computing and presenting earnings per share. Net loss per share amounts for all periods have been presented and where appropriate restated to conform to the requirements of SFAS 128. The following is a reconciliation of the denominator (number of shares) used in the computation of net loss per share. The numerator (net income) is the same for the basic and diluted computations.
                                               Three Month Period
                                               Ended December 31,
                                      1997                   1996

Basic shares                    23,861,878             22,296,878
Effect  of  dilutive                    --                     --
securities
Dilutive shares                 23,861,878             22,296,878

The following table summarizes securities that were outstanding as of December 31, 1997 and 1996, but not included in the calculation of diluted net loss per share because such shares are antidilutive:
                                               Three Month Period
                                               Ended December 31,
                                      1997                   1996

Options                          1,094,000                833,000
Warrants                           550,000              2,100,000


    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
                     OPERATION.

         SELECTED FINANCIAL DATA:
                                         1997              1996

         STATEMENT OF OPERATIONS DATA

           Net revenues                $4,528,636        $2,200,603
           Net income (loss)            ($211,771)           $4,041
           Net income (loss) per
             Common share                   ($.01)            $0.00
           Weighted average Common
           shares outstanding          22,309,316        16,313,316

         CONSOLIDATED BALANCE SHEET DATA

           Working capital            $   259,198       $   298,315
           Total assets               $ 2,710,505       $ 2,548,723
           Long-term obligations,
            excluding current
            portion                   $   224,674       $   213,539
           Minority Interest          $   103,536       $    66,634
           Stockholders' Equity       $   631,376       $   682,097




         OVERVIEW

               The Company's revenues are derived from the sale of thermal analytical instruments and testing services. These two business segments complement each other because testing services are frequently purchased by companies that cannot yet afford the purchase of their own instruments. Conversely, there are instrument customers who frequently have testing needs beyond what their instrumentation can handle, or have need of an independent laboratory to certify their own results.

               During fiscal 1992 and 1993, the Company sustained significant losses with resultant cash flow problems. In late fiscal 1993, the Board of Directors appointed Joseph J. Caruso as Acting President. Mr. Caruso initiated a 33% cut in the workforce, placed payments to creditors on hold, and assigned new responsibilities to existing management, in order to concentrate on stabilizing operations and generating revenue. In fiscal 1994, the Company was profitable, achieving net income of $89,617 on sales of $2,499,008. However, the balance sheet remained weak. A working capital deficit of $421,135 was present at the end of fiscal 1994 and the deficit in stockholders' equity was $494,388.

               Commencing in fiscal year 1993, the Company made a decision to begin exploring strategic relationships with other companies as a means of creating shareholder value and achieving corporate stability through reaching a critical mass in revenue. In connection with this decision, the Company entered into discussions with Tytronics Incorporated ("Tytronics"), which designs and manufactures on-line analyzers for process control and environmental compliance monitoring. As a result of these discussions, on November 29, 1994, Tytronics acquired approximately 55% of the Company's outstanding Common Stock from existing stockholders, and entered into other transactions with the Company described below.

               On September 30, 1996, the Company acquired a majority of the issued and outstanding capital stock of the National Metal Refining Company ("Nametre"). Nametre, located in Metuchen, NJ, is a product development and manufacturing company that specializes in manufacturing in-line and laboratory viscosity analyzers. Since Nametre was acquired on the last business day of the Company's fiscal year, no revenues or expenses of Nametre are included in the Company's fiscal 1996 statement of operations; however, Nametre's balance sheet is consolidated into that of the Company as of September 30, 1996.

               During fiscal 1996, as a result of continuing profitability, additional sales of common stock to Tytronics increasing its ownership to approximately 67%, and the investment in Nametre, the balance sheet improved significantly, as compared to fiscal 1995. At the end of fiscal 1996, the Company's working capital amounted to $298,315, a positive change of $95,854. Stockholders' Equity amounted to $682,097 at September 30, 1996, a positive change of $244,041 from the previous year end.

               During fiscal 1997, as a result of losses at Holometrix, the balance sheet deteriorated slightly as compared to fiscal 1996. At the end of fiscal 1997, the Company's working capital amounted to $259,198, a decrease of $39,117. Stockholders' equity amounted to $631,376 at September 30, 1997, a decrease of $50,721 from the previous year. This decrease included the exercise of 1,550,000 warrants by Tytronics for an aggregate exercise price of $100,000 through the extinguishment of debt.

               The Company expects that it will continue to explore additional business opportunities through enhanced sales and marketing efforts, new product development, and the development of strategic relationships, including licensing, acquisition, or merger with
         related businesses.   However, there can be no guarantee that such
         activities will materialize or result in sustained profitability. In this regard, the Company has proposed to enter into a Reorganization pursuant to which Tytronics and Nametre will be merged into the wholly-owned subsidiary of the Company, Holometrix Acquisition Corp., with the result that Holometrix Acquisition Corp. will be the surviving entity. Following the Reorganization, Holometrix Acquisition Corp. will be merged into the Company. See Item 1. Description of Business - Business of Holometrix, Inc.

         Year Ended September 30, 1997 As Compared To Year Ended September 30, 1996.

               Revenues for the 1997 fiscal year totaled $4,528,636 as compared to $2,200,603 in the comparable period of 1996, an increase of $2,328,033. This 106% increase is primarily due to the acquisition of a majority ownership in Nametre at the end of fiscal year 1996. The revenues for Nametre alone totaled $2,451,575 and revenues for Holometrix alone totaled $2,077,061, a 6% decrease over the comparable period of fiscal 1996, due primarily to decreased instrument sales.

               Cost of sales increased by $998,394, or 75%, from $1,338,466 (61% of sales) for fiscal 1996 to $2,336,860 (52% of sales) in the same period of fiscal 1997. This 75% increase is primarily due to the Nametre acquisition. Cost of sales for Holometrix alone totaled $1,391,392, a 4% increase. This increase is primarily due to the higher costs associated with the introduction of the newly developed Lambda instrument.

               Selling, general and administrative expenses increased by $1,250,664, or 187%, from $668,902 (30% of sales) to $1,919,566 (42%
         of sales). The difference was primarily the result of the acquisition of Nametre. Holometrix expenses alone totaled $736,629, an increase of 10%. The Holometrix increase was primarily due to increased legal and audit expenses incurred in connection with the consolidation and reporting of Nametre.

               Research and development increased $211,348, from $153,984 (7% of sales) to $365,332 (8% of sales). The increase was again due to the acquisition of Nametre. Holometrix R&D alone increased $16,396, an increase of 11%. This increase was due to the addition of a development engineer and ongoing development of new instrument products.

               Loss from operations was $93,122 for fiscal 1997, compared with income of $39,251 in fiscal 1996. Holometrix' loss from operations alone was $221,340. Consolidated Net loss was $211,771 for fiscal 1997. Holometrix net loss alone was $270,050 compared with a net income of $4,041 for fiscal 1996. These losses are primarily due to increased manufacturing, selling and administrative costs, partially offset by income derived from the consolidation of Nametre.





               Total Assets at September 30, 1997 increased to $2,710,505 from $2,548,723 on September 30, 1996, an increase of $161,782 or 6%.
         Cash increased by $156,928 primarily as a result of increased borrowing from the Company's bank line of credit and to increased collections activity, resulting in a decrease in accounts receivable of $232,668 for the year. Inventories increased by $182,933 due to manufacturing plans for increased sales volume and the introduction of a new product. Equipment and fixtures increased by $43,337, net of depreciation, due to purchase of additional equipment.

               Total Liabilities at September 30, 1997 increased to $1,975,593 from $1,799,992 on September 30, 1996, an increase of $175,601, or 10%. This increase was primarily due to an increase of $52,015 due to a stockholder and an increase of $233,112 in accounts payable and accrued expenses, and an increase in long-term notes payable to a stockholder of $110,043. This was offset by a decrease of $84,000 in the Company's line of credit debt and a decrease of $98,908 in other long-term obligations and a decrease of $11,033 in current maturities of long-term obligations. Accounts payable increased to $1,266,795 at September 30, 1997 from $1,204,028 on September 30, 1996, an increase of $62,767 primarily due to increase in operational expenditures and sales commissions.

               As of September 30, 1997, the Company had an outstanding order backlog for products and services of approximately $818,000 as compared to a backlog of $676,000 at September 30, 1996. The Company believes the $818,000 backlog will largely be realized in fiscal 1998. The outstanding backlog for Holometrix alone at September 30, 1997, was approximately $131,000, a decrease of $202,000 (66%). This decrease is due primarily to the decrease of revenue from a government contract and a decline in certain instruments sales.

         LIQUIDITY AND CAPITAL RESOURCES

         Cash Flows

               Operating cash flows were positive, amounting to $255,663 during fiscal 1997 compared to $136,043 during fiscal 1996. Operating cash flows approximated the sum of net loss plus depreciation and amortization, with decreases in accounts receivable of $232,668 and an increase in accounts payable and other accrued expenses of $233,112 being offset by an increase in inventory of $182,933.

               The Company funded increases in equipment and fixtures of $178,396 and patents of $31,082. In conjunction with the rewriting of the Silicon Valley line of credit to Tytronics, the bank debt was eliminated resulting in an increase of Notes Payable to Stockholder along with the exercise of $100,000 of warrants by Tytronics.

               The net affect of these transactions was an increase in cash of $156,928 providing cash at the end of fiscal 1997 of $184,423. The combination of operating cash flows plus the Company's line of credit should be adequate for immediate needs.





         Acquisition & Debt Conversion

               On September 30, 1996, the Company acquired approximately 61.23% of the outstanding shares of Nametre, a developer of instruments for the measurement of viscous properties of materials, for $225,000 in cash, and $75,000 in notes payable, plus acquisition costs. The purchase also provided for the acquisition by the Company of warrants to purchase an additional 13,334 shares at $3 per share and 10,000 shares at $6 per share. The Company raised the funds to acquire Nametre by issuing 6,000,000 shares of the Company's common stock to Tytronics, at a purchase price of $.05 per share. At the time of this sale of shares, the Company entered into a debt restructuring agreement with Tytronics; in conjunction with that agreement, the Company also issued warrants to Tytronics to purchase one million, one hundred thousand (1,100,000) shares of Common Stock at an exercise price of $0.05 per share and one million (1,000,000) shares of Common Stock at an exercise price of $0.10 per share, expiring February 1, 2006. On September 29, 1997 Tytronics exercised warrants for 1,550,000 shares in exchange for debt of $100,000.

         Notes Payable to Stockholders

               As of December 31, 1995, the Company was in default on the then current $55,000 installment payment due on the original $165,000 term note to Tytronics. However, Tytronics had expressed its agreement not to accelerate payment on this term note. Subsequently, as of September 30, 1996, in connection with additional common stock sold to Tytronics, $65,000 of the note was converted to equity as payment and the note was re-written for $100,000 payable in two installments due in November 1997 and November 1998. As of September 29, 1997, this debt was extinguished with the exercise of the 1,550,000 warrants noted above.

         Notes Payable Line of Credit

               As of June 30, 1997, the Company, in concert with its subsidiary Nametre and its parent company Tytronics obtained new terms from Silicon Valley Bank for a combined line of credit and term loan of $1,500,000, secured by substantially all assets of the Company, its subsidiary Nametre and Tytronics. This new line was in effect on July 24, 1997. Advances under this line through September 1, 1997, can not exceed the lesser of 70% of the Company's eligible accounts receivable, as defined, or the consolidated Tangible Net Worth, as defined, plus the minority interest. Thereafter, borrowings can not exceed the lesser of 70% of the Company's eligible accounts receivable, as defined, or 110% of the consolidated Tangible Net Worth, as defined. These outstanding amounts are payable on demand and advances are contingent upon maintaining certain covenants relative to profitability, liquidity and tangible net worth. As of September 30, 1997, the Company was in compliance with all covenants and ratios of the new line of credit.

               In the second half of fiscal 1996 the Company introduced a new instrument product line, namely the Lambda 2000 Series. The Company will continue to invest in enhanced sales and marketing efforts, new product development, and the development of strategic relationships, including licensing, acquisition, or mergers. Management believes that operating capital and the line of credit from Silicon Valley Bank will provide sufficient capital to maintain stable Company operations throughout fiscal 1998. As indicated, the Company has proposed to enter into a Reorganization pursuant to which Tytronics and Nametre will be merged into the wholly-owned subsidiary of the Company, Holometrix Acquisition Corp., with the result that Holometrix Acquisition Corp. will be the surviving entity. Following the Reorganization, Holometrix Acquisition Corp. will be merged into the Company. Management believes that the Reorganization will result in increased operating capital for the Company and more stable Company operations since Tytronics and Nametre have a recent history of profitable operations. See Item 1. Description of Business - Business of Holometrix, Inc. However, there can be no guarantees that adequate operating funds will be generated as a result of the Reorganization or through revenue increases, or that strategic relationships will materialize, or that additional funding can be obtained on acceptable terms.

         New Accounting Pronouncements

               Statement of Financial Accounting Standards No. 128 ("SFAS 128") "Earnings Per Share", issued by the Financial Standards Board is effective for financial statements for fiscal years ending after December 15, 1997. The new standard establishes standards for computing and presenting earnings per share. The effect of adopting SFAS 128 is not expected to be material. The Company is required to adopt the disclosure requirements of SFAS 128 during the year ending September 30, 1998.

               In June 1997, the Financial Accounting Standards Board issued two new disclosure standards. Results of operations and financial position will be unaffected by implementation of these new standards.

               Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), establishes standards for reporting and display of comprehensive income, its components, and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

               SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas, and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.





         Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.




                        Consolidated Financial Statements
                              September 30, 1997 and 1996



                           Holometrix, Inc. and Subsidiary


                                                  Contents






Reports of independent certified accountants    F-1 to F-2


Consolidated financial statements:

  Consolidated balance sheets                   F-3 to F-4

  Consolidated statements of operations                F-5

  Consolidated statements of stockholders' equity      F-6

  Consolidated statements of cash flows                F-7

  Notes to consolidated financial statements   F-8 to F-25






Report of Independent Certified Public Accountants


Board of Directors and Stockholders
Holometrix, Inc.
Bedford, Massachusetts

We have audited the accompanying consolidated balance sheets of Holometrix, Inc. and subsidiary as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1997 financial statements of National Metal Refining Company, Inc. ("Nametre"), which statements reflect total assets of $1,245,027 as of September 30, 1997 and total revenues of $2,451,575 for the year ended September 30, 1997. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the 1997 amounts included for such subsidiary, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Holometrix, Inc. and subsidiary at September 30, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                   /s/ BDO Seidman, LLP

                                   BDO Seidman, LLP

Boston, Massachusetts
November 26, 1997


                          Holometrix, Inc. and Subsidiary


                              Consolidated Balance Sheets




September 30,                                         1997       1996


Assets (Notes G and H)

Current:
 Cash and cash equivalents                    $   184 423 $    27 495
 Accounts receivable, less allowance for doubtful
  accounts of $35,000 in 1997 and 1996            929 480   1 162 148
 Inventories (Note D)                             845 256     662 323
 Other current assets                              50 958      32 802
 --------------------------------------------------------------------

    Total current assets                         2 010 117  1 884 768

Equipment and fixtures, net (Note E)               394 993    351 656

Other assets, net (Note F)                         305 395    312 299
---------------------------------------------------------------------

    Total assets                                $2 710 505 $2 548 723


        See accompanying notes to consolidated financial statements.


                          Holometrix, Inc. and Subsidiary


                              Consolidated Balance Sheets
                                              (Continued)



September 30,                                   1997       1996


Liabilities and Stockholders' Equity

Current liabilities:
 Notes payable - stockholder (Note G)     $    72 015 $   20 000
 Notes payable - line of credit (Note G)            -     84 000
 Accounts payable                           1 266 795  1 204 028
 Accrued payroll and related expenses         107 850     37 086
 Accrued expenses - other                     158 716     59 135
 Due to stockholder (Note M)                   51 576     77 204
 Current maturities of long-term obligations
   (Note H)                                    93 967    105 000

----------------------------------------------------------------

Total current liabilities                   1 750 919  1 586 453

Long-term obligations:
 Notes payable - stockholder, less current
  maturities (Note G)                         210 043    100 000
  Long-term obligations, less current
   maturities (Note H)                         14 631    113 539

Minority interest in consolidated subsidiary
 (Note B)                                     103 536     66 634

Commitments and contingencies
 (Notes C, G, H, J, K and M)

Stockholders' equity (Notes B and K):
 Common stock, $.01 par value, 30,000,000
  shares authorized; issued 28,098,157 in 1997
  and 26,533,157 in 1996; outstanding
  23,861,878 in 1997 and 22,296,878 in 1996   280 982    265 332
 Additional paid-in capital                 2 544 409  2 459 009
 Accumulated deficit                       (2 090 015)(1 878 244)

----------------------------------------------------------------
                                              735 376    846 097

  Less:  Treasury stock, at cost             (104 000)  (104 000)


         Subscriptions receivable                   -    (60 000)
----------------------------------------------------------------
         Total stockholders' equity           631 376    682 097
----------------------------------------------------------------
        Total  liabilities and
          stockholders' equity            $2 710  505 $2 548 723

        See accompanying notes to consolidated financial statements.


                          Holometrix, Inc. and Subsidiary


                    Consolidated Statements of Operations




September 30,                                     1997       1996
-----------------------------------------------------------------

Net revenues (Note L)                       $4 528 636 $2 200 603

Cost of revenues                             2 336 860  1 338 466
-----------------------------------------------------------------

  Gross profit                               2 191 776    862 137
-----------------------------------------------------------------

Selling, general and administrative expenses 1 919 566    668 902

Research and development expenses              365 332    153 984
-----------------------------------------------------------------

  Total operating expenses                   2 284 898    822 886
-----------------------------------------------------------------

Income (loss) from operations                 (93 122)     39 251

Interest expense                                56 747     35 210
-----------------------------------------------------------------

Income (loss) before taxes on income
 and minority interest                       (149 869)      4 041

Taxes on income (Note I)                        25 000          -


Income (loss) before minority interest       (174 869)      4 041

Minority interest in net income of subsidiary   36 902          -
-----------------------------------------------------------------

Net income (loss)                         $  (211 771)  $   4 041
-----------------------------------------------------------------

Net  income  (loss)  per common  share    $     (0.01)  $    0.00
-----------------------------------------------------------------

Weighted average number of common and
 common equivalent shares used in calculation
 of income (loss) per common share
 (Note C)                                  22 309 316  16 313 316


        See accompanying notes to consolidated financial statements.

                                                      Holometrix, Inc. and Subsidiary


                                      Consolidated Statements of Stockholders' Equity




                      Preferred
                          Stock
                         Series B       Common Stock       Additional                                                   Total
For the years ended  Par Value $.01   Par Value $.01       Paid-in   Accumulated      Treasury Stock     Subscriptions Stockholders'
September 30, 1997   Shares   Amount   Shares    Amount    Capital     Deficit        Shares      Amount  Receivable   Equity
and 1996
-----------------------------------------------------------------------------------------------------------------------------------
Balance,
September 30, 1995        -  $     -  20 533 157 $205 332  $2 219 009  $(1 882 285)  4 236 279  $(104 000)  $     -    $ 438 056

Common shares issued
(Note B)                  -        -   6 000 000   60 000     240 000            -           -          -   (60 000)     240 000

Net income for year       -        -           -        -           -        4 041           -          -         -        4 041
-----------------------------------------------------------------------------------------------------------------------------------

Balance,
September 30, 1996        -        -  26 533 157  265 332   2 459 009   (1 878 244)  4  236 279  (104 000)  (60 000)     682 097

Payments received on
 subscriptions receivable -        -           -        -           -            -            -         -    60 000       60 000

Common shares issued
 (Notes B and G)          -        -   1 550 000   15 500      84 500            -            -         -         -      100 000

Issuance of common stock
 to employees                             15 000      150         900            -            -         -         -        1 050

Net loss for year         -        -           -        -           -     (211 771)           -         -         -     (211 771)
-----------------------------------------------------------------------------------------------------------------------------------

Balance,
September 30, 1997        -  $     -  28 098 157 $280 982  $2 544 409  $(2 090 015)   4 236 279 $(104 000)  $     -    $ 631 376


                                  See accompanying notes to consolidated financial statements.


                           Holometrix, Inc. and Subsidiary


                     Consolidated Statements of Cash Flows
                                                  (Note N)



Years ended September 30,                          1997          1996


Cash flows from operating activities:
 Net income (loss)                            $(211 771)  $     4 041
 Adjustments to reconcile net income (loss)
  to net cash provided by operating
  activities:
   Depreciation and amortization                164 791       125 125
   Issuance of common stock to employees          1 050             -
   Minority interest                             36 902             -
   Changes in operating assets and liabilities,
   net of effects of acquisition in 1996:
     Accounts receivable                        232 668      (335 934)
     Inventories                               (182 933)       16 921
     Other current assets                       (18 156)       10 970
     Accounts payable                            62 767       328 019
     Accrued expenses                           170 345       (13 099)
------------------------------------------------------------------------


Net cash provided by operating activities       255 663       136 043

------------------------------------------------------------------------

Cash flows from investing activities:
 Equipment and fixtures additions              (178 396)      (80 468)
 Purchase of Nametre, net of cash acquired            -      (266 514)
 Increase in other assets                       (22 828)      (17 956)
-------------------------------------------------------------------------


    Net cash used for investing activities     (201 224)     (364 938)

-------------------------------------------------------------------------

Cash flows from financing activities:
 Due to stockholder, net                        (25 628)       86 350
 Borrowings - stockholder & others              262 058             -
 Proceeds from subscriptions receivable          60 000             -
 Proceeds from issuance of common stock               -       175 000
 Net repayments on line of credit               (84 000)      (41 000)
 Repayments on long-term obligations           (109 941)       (4 667)
-------------------------------------------------------------------------


   Net cash provided by financing activities    102 489       215 683

-------------------------------------------------------------------------

Net increase (decrease) in cash and
  cash equivalents                              156 928       (13 212)

Cash and cash equivalents, beginning of year     27 495        40 707
-------------------------------------------------------------------------

Cash and cash equivalents, end of year        $ 184 423    $   27 495

         See accompanying notes to consolidated financial statements.



                           Holometrix, Inc. and Subsidiary


                Notes to Consolidated Financial Statements






A. Business Organization

    Holometrix, Inc. ("Holometrix"), a Delaware corporation incorporated on October 23, 1985, is a product development, manufacturing, and contract test services company which specializes in manufacturing instruments and providing contract test services for measuring the thermophysical properties of a wide variety of materials. Holometrix's Instruments Division currently designs, manufactures, and distributes five product lines containing a total of sixteen instrument models which measure thermophysical properties for research and quality control applications. Holometrix's Testing Services Division provides contract test and engineering services to evaluate various temperature-related performance factors of virtually any material. The Testing Services Division also performs mechanical and physical properties testing. Holometrix is located in Bedford, MA.

    In 1996, Holometrix purchased a majority of the issued and outstanding capital stock of National Metal Refining Company, Inc. ("Nametre" or "Subsidiary"). Nametre is a product development and manufacturing company that specializes in manufacturing in-line and laboratory viscosity analyzers. These analyzers are used to measure the viscosity and viscoelasticity of a wide range of materials that are sold to the polymer manufacturing, petrochemical, food, paints and coatings, and pulp and paper markets. Nametre is located in Metuchen, NJ.


B. Acquisition

         On September 30, 1996, Holometrix acquired approximately 61.23% of the outstanding shares of National Metal Refining Company, Inc., a developer of instruments for the measurement of viscous properties of materials, for $225,000 in cash and $75,000 in notes payable, plus acquisition costs. The acquisition has been accounted for under the purchase method of accounting, resulting in the cost of the acquisition being allocated on the basis of the estimated fair value of the assets acquired and liabilities assumed. This allocation resulted in goodwill of approximately $245,000 which is being amortized over 15 years. The purchase also provided for the acquisition by Holometrix of warrants to purchase an additional 13,334 shares at $3 per share and 10,000 shares at $6 per share. Holometrix raised the funds to acquire Nametre by issuing 6,000,000 shares of its' common stock to Tytronics, Incorporated ("Tytronics"), at a purchase price of $.05 per share. At the time of this

B. Acquisition (Continued)

   sale of shares, Holometrix entered into a debt restructuring agreement with Tytronics. In conjunction with that agreement, Holometrix also issued warrants to Tytronics to purchase one million, one hundred thousand (1,100,000) shares of Common Stock at an exercise price of $0.05 per share and one million (1,000,000) shares of Common Stock at an exercise price of $0.10 per share, expiring February 1, 2006. Joseph J. Caruso, a director of Holometrix, is also a director of Nametre. In addition, Mr. Caruso is the president of Bantam Group, Inc., which is a stockholder of Holometrix and Nametre and has entered into consulting agreements with Holometrix and Nametre. The purchase did not have a material effect on the Consolidated Statement of Operation for the year ended September 30, 1996. During 1997, Tytronics exercised 1,100,000 shares at $.05 per share and 450,000 shares at $.10 per share.

    The unaudited pro forma consolidated results of Holometrix and Nametre for the year ended September 30, 1996, assuming that the acquisition had occurred at October 1, 1995, and after giving effect to certain pro forma adjustments, is as follows:

   September 30,                                      1996

                                                (Unaudited)

   Revenue                                      $4 803 389
   Net loss                                     $  (27 010)
   Net loss per share                           $    (0.00)


C. Summary of
   Significant
   Accounting
   Policies

   Basis of Presentation

   The consolidated financial statements include the accounts of Holometrix and Nametre, its majority-owned subsidiary (the "Company"). All intercompany accounts and transactions have been eliminated. As discussed in Note B, Holometrix acquired a majority interest in Nametre at September 30, 1996. Accordingly, the Consolidated Statements of Income and Consolidated Statements of Cash Flows for the year ended September 30, 1996, exclude any activity of Nametre prior to the date of acquisition.

   Cash and Cash Equivalents

   The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

   Concentration of Credit Risk

    Concentration of credit risk consists principally of trade receivables. This risk is limited due to the large number of customers comprising the Company's customer bases, and their dispersion across different businesses and geographic regions. Ongoing credit reviews of customers' financial condition are performed, and collateral is not required. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

   Inventories

        Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

   Equipment and Fixtures

    Equipment and fixtures are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives, ranging between 5 and 10 years, of the related asset. Leasehold improvements are amortized over the life of the lease including expected renewal periods not to exceed the maximum useful lives of the assets.

C. Summary of
   Significant
   Accounting
   Policies
   (Continued)

   Goodwill

   Goodwill resulting from the excess of cost over fair value of net assets acquired is being amortized on a straight-line basis over 15 years. The Company evaluates the recoverability and remaining life of its goodwill and determines whether the goodwill should be completely or partially written-off or the amortization period accelerated. The Company will recognize an impairment of goodwill if undiscounted estimated future operating cash flows of the acquired business are determined to be less than the carrying amount of the goodwill. If the Company determines that the goodwill has been impaired, the measurement of the impairment will be equal to the excess of the carrying amount of the goodwill over the amount of the undiscounted estimated future operating cash flows. If an impairment of goodwill were to occur, the Company would reflect the impairment through a reduction in the carrying value of goodwill.

   Other Assets

         Other assets include goodwill, a licensing agreement, patent costs, and various deposits for office equipment and utilities. Costs related to the licensing agreement are amortized using the straight-line method over the life of the agreement. Patent costs are amortized over 8 years.

   Revenue Recognition

        Revenue for instruments sales is recognized when instruments are shipped. Revenue for testing services is recognized as services are performed.

   Research and Development

   Research and development costs are charged to expense as incurred.


   Income taxes

         The Company utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax liabilities or assets are recognized for the estimated tax effects of temporary differences between financial reporting and income tax bases of assets and liabilities and for loss carryforwards based on enacted tax laws and rates.

C. Summary of
   Significant
   Accounting
   Policies
   (Continued)

   Net Income (Loss) Per Share

    Net income (loss) per common share is computed using the weighted average number of common and common equivalent shares outstanding during the year. Common shares issuable upon exercise of outstanding warrants and options, when dilutive, are included in the computation of shares outstanding.

   Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Financial Instruments

   The estimated fair value of the Company's financial instruments, which include accounts receivable, accounts payable, notes payable, and long-term debt, approximate their carrying value.

   New Accounting Standards

    Effective October 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation." The Company has elected to continue to account for stock options at their intrinsic value with disclosure of the effects of fair value accounting on net earnings (loss) and earnings (loss) per share on a pro forma basis.

    Statement of Financial Accounting Standards No. 128, "Earnings per Share," ("SFAS No. 128") issued by the Financial Accounting Standards Board is effective for financial statements for fiscal years ending after December 15, 1997. The new standard establishes standards for computing and presenting earnings per share.

C. Summary of
   Significant
   Accounting
   Policies
   (Continued)

   New Accounting
   Standards (Continued)

   The effect of adopting Statement of Financial Accounting
   Standards No. 128 is not expected to be material. The Company is required to adopt the disclosure requirements of SFAS No. 128 during the year ended September 30, 1998.

    In June 1997, the Financial Accounting Standards Board issued two new disclosure standards. Results of operations and financial position will be unaffected by implementation of these new standards.

    Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130") establishes standards for reporting and display of comprehensive income, its components, and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

    SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas, and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

C. Summary of
   Significant
   Accounting
   Policies
   (Continued)

   New Accounting
   Standards (Continued)
                    Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated.
                    Due to the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.


D. Inventories      As of September 30, inventories
                    consist of the following:

                                                   1997        1996


                    Raw materials              $494 926    $401 779
                    Work in process             122 992     109 893
                    Finished goods              227 338     150 651
                    -----------------------------------------------

                    Total                      $845 256    $662 323



E. Equipment and Fixtures

                    As of September 30, equipment and fixtures consist of the following:

                                                   1997        1996


                    Furniture and fixtures  $    80 123 $    80 795
                    Leasehold improvements       73 771      70 471
                    Computer equipment          238 693     212 580
                    Laboratory and shop
                     equipment                  462 924     313 934
                    Demo equipment              265 918     265 253
                    Guarded hot box facility    250 061     250 061
                    -----------------------------------------------

                                              1 371 490   1 193 094
                    Less accumulated
                     depreciation
                     and amortization           976 497     841 438
                    -----------------------------------------------

                    Net                     $   394 993 $   351 656


F.  Other Assets    As of September 30, other assets
                    consist of the following:

                                                   1997        1996


                    Goodwill                   $244 788    $244 788
                    Licensing agreement          35 450      35 450
                    Patents                     113 561      82 479
                    Deposits                     13 669      21 923
                    -----------------------------------------------

                                                407 468     384 640

                    Less accumulated amortization102 073     72 341
                    -----------------------------------------------

                    Net                        $305 395    $312 299



G. Notes Payable -
   Stockholder and
   Line of Credit
                    As of September 30, Notes payable -
                    stockholder and line of credit consist of the
                    following:
                                                     1997        1996


                    Notes payable - stockholder:
                     10.5% term loan               $282 058   $       -
                     10% term subordinated note           -     100 000
                     10% demand subordinated note         -      20 000
                     Less current maturities        (72 015)    (20 000)
                     ---------------------------------------------------

                    Long-term portion              $210 043    $100 000
                    ----------------------------------------------------

                    Notes payable -
                      line of credit               $      -    $ 84 000


G. Notes Payable -
   Stockholder and
   Line of Credit (Continued)
                    During 1997, the Company renegotiated its working capital line of credit. Under the new terms, the Company and its majority stockholder, Tytronics, as a consolidated group (the "Group") entered into a $1,000,000 working capital line of credit and a $500,000 term loan agreement (the "Financing"). The Financing is secured by substantially all assets of the Group and is guaranteed by Holometrix, Tytronics, and Nametre. Advances are contingent upon maintaining certain covenants relative to profitability, liquidity, and tangible net worth. Advances under the line of credit after September 1, 1997 are limited to 70% of the Group's eligible accounts receivable, as defined, or 110% of the Group's consolidated tangible net worth, as defined. Borrowings are payable on demand, and bear interest at the bank's prime rate plus 2% (10.5% at September 30, 1997). The line of credit expires in July 1998. The term loan is due in July 2001, payable in monthly installments of $10,417 plus interest at the bank's prime rate plus 1.25% (9.75% at September 30, 1997). Advances under the term loan were made to Tytronics. Total borrowings of Tytronics outstanding under the Financing at September 30, 1997 amounted to $607,387.


                    In connection with the above bank financing, Tytronics advanced to the Company certain funds under an informal agreement. At September 30, 1997, $282,058 is payable to Tytronics under the agreement. The Company has recorded $72,015 as a current liability based on its informal agreement with Tytronics. The $210,043 long-term note is payable over 2 years and 11 months at $6001 per month.

                    During 1996, in support of the Nametre
                    acquisition, and in connection with additional investments by Tytronics of $300,000 in the Company, Tytronics applied $65,000 of debt to the purchase of common stock and rewrote the remaining $100,000 as long term debt, with payments of $50,000 due November 23, 1997, and $50,000 due November 23, 1998. During 1997,
                    Tytronics applied the remaining $100,000 of this debt to the purchase of common stock by eliminating this debt through the exercise of 1,550,000 warrants which were previously issued to Tytronics.

H. Long-Term Obligations
                    As of September 30, long-term obligations consist of the following:

                                                   1997        1996


                    10% term note payable -
                      collateralized            $ 50 000     $ 155 000
                    6% term note payable -
                      unsecured                   19 631        24 572
                    Note payable - other          38 967        38 967
                    Less current maturities      (93 967)     (105 000)
                    ---------------------------------------------------

                    Long-term portion          $  14 631     $ 113 539


                    The note payable - collateralized consists of a 10% note payable to the estate of the former owner of Nametre. Payments are due quarterly and include principal and interest. The note is collateralized by substantially all of the assets of Nametre.

                    In fiscal 1992, the Company issued a $50,000
                    Unsecured Promissory Note to a founder of the Company. Terms of the note required principal repayment of $25,000 plus accrued interest at 6% on April 1, 1993 and April 1, 1994. In August, 1994, the note was renegotiated, with the outstanding debt at $44,000. The new agreement calls for 68 monthly payments of $500 each, including interest at 6%, forgives $5,000 principal immediately, and forgives an additional $5,000 at the end of the payment schedule if all payments are made on time. At September 30, 1997, the outstanding balance was $19,631, of which $14,631 is classified as a long-term liability, and $5,000 is classified as a current liability.

H. Long-Term
   Obligations (Continued)
                    As of September 30, 1997, the aggregate annual payments on long-term obligations are as follows:

                    1998                                  $  93 967
                    1999                                      5 592
                    2000                                      4 039
                   -------------------------------------------------

                    Total scheduled payments                103 598

                    Due fiscal 2000 if payments are late      5 000
                   -------------------------------------------------

                    Total                                  $108 598



I. Taxes on Income  Years ended September 30,   1997       1996


                     Current:

                       Federal               $16 200    $     -
                       State                   8 800          -
                     ---------------------------------------------

                                              25 000          -
                     ---------------------------------------------

                     Deferred:

                       Federal                     -           -
                     ---------------------------------------------

                                             $25 000     $     -


                    The Company has net operating loss carryforwards available for financial reporting and federal income tax purposes of approximately $1,780,000 expiring through 2012. Because of prior years transactions with Tytronics and the resulting "change in ownership," the future use of the carryforward that existed at the time of the change is restricted.

I. Taxes on Income (Continued)
                     Deferred taxes consist of the following:

         September 30,                             1997        1996


         Deferred tax assets:
           Net operating loss carryforwards   $ 721 000   $ 592 000
           Account receivable reserve            14 000      14 000
           Other temporary differences           29 000      24 000
           Valuation allowance                 (724 000)   (630 000)

         ------------------------------------------------------------
                                                 40 000           -


         Deferred tax liability:
           Basis difference of property and
             equipment                           40 000           -
         ------------------------------------------------------------

         Net deferred tax asset            $          -   $       -


                     The Company has provided a valuation allowance
                    equal to 100% of the net deferred tax asset since it is more likely than not that the deferred tax asset will not be realized.

                     A reconciliation of the federal statutory income
                    tax rate and the effective tax rate as a percentage of income (loss) before taxes on income and minority interest for the years ended September 30 is as follows:

                                                   1997       1996


                    Statutory rate                (34.0)%       34.0%
                    Utilization of federal net
                     operating loss carryforwards     -        (34.0)
                    Operating loss generating no
                     current tax benefit           34.0            -
                    Federal and state taxes of
                     subsidiary not consolidated
                     for tax purposes              17.0            -


                    Effective tax rate             17.0%           -%


J.  Operating Leases

                    Holometrix conducts its
                    operations from leased facilities consisting of office and production space cancelable upon 90 days written notice by either party. Nametre conducts it operations from leased facilities consisting of office and production space. Nametre occupies this facility on a month-to-month basis under an operating lease. The Company's total rent expense in fiscal years 1997 and 1996 was approximately $99,000 and $65,000, respectively, net of rental income from Tytronics. Rental income from Tytronics in those same years was approximately $41,000 and $31,000, respectively.


K.  Stock Options

                    In March 1991, the stockholders
                    approved the 1991 Stock Plan (the "1991 Plan"). Under this plan, awards of, and options to purchase, an aggregate of 3,000,000 shares may be issued to directors, officers, employees, and consultants of the Company. The exercise price of incentive stock options (ISOs) granted under the 1991 Plan may not be less than the fair market value of the Company's Common Stock on the date of grant. The exercise price per share of non-qualified options under the 1991 Plan cannot be less than the lesser of the book value per share of Common Stock as of the end of the preceding fiscal year, or 50% of the fair market value per share of Common Stock on the date of grant. On April 20, 1995, the Company issued to Mr. John E. Wolfe, an officer of the Company, an ISO under the 1991 Plan to purchase 200,000 shares of common stock at $.03 per common share exercisable to April 20, 2000. During 1996, options for 100,000 shares were issued to Mr. Richard Mannello, who was not then an officer. During 1997, Mr. Mannello was named an officer of the Company, and options for an additional 200,000 shares were issued to Mr. Mannello.

K. Stock Options (Continued)

                    During fiscal year 1996, options to purchase
                    3,000 shares from the 1991 Plan were cancelled and returned to its respective Plan.

                     A summary of stock option activity under the
                    Plans is as follows:

                            1991 Plan                   Non-Qualified

                            Weighted-                    Weighted-
                            Average                      Average
                            Exercise                     Exercise
                        Shares       Price          Shares     Price


    Outstanding at
    September 30, 1995  527 000       $0.03         209 000     $0.05
      Granted           100 000        0.03               -         -
      Exercised               -           -               -         -
      Canceled           (3 000)       0.02               -         -
    ---------------------------------------------------------------------

    Outstanding at
    September 30, 1996  624 000        0.03         209 000      0.05
      Granted           470 000         .05               -         -
      Exercised               -           -               -         -
      Canceled                -           -        (209 000)      .05
   -----------------------------------------------------------------------

    Outstanding at
    September 30,
    1997              1 094 000       $0.04               -   $     -


K. Stock Options(Continued)

                    The following tables summarize
                    information about stock options outstanding at September 30, 1997:


                                       Options Outstanding
                                       -------------------
                                              Weighted-
                                              Average      Weighted-
            Range of            Number        Remaining    Average
            Exercise        Outstanding at    Contractual  Exercise
            Prices        September 30, 1997  Life (years) Price
            -----------------------------------------------------------

                $.05            470 000            9.3        $.05
                 .03            600 000            5.1         .03
                 .02             24 000            3.5         .02

           ----------------------------------------------------------------
            $.02 - $.05       1 094 000            6.8       $.04




                                       Options Exercisable
                                       -------------------
                                              Weighted-
                                              Average      Weighted-
            Range of            Number        Remaining    Average
            Exercise         Exercisable at   Contractual  Exercise
            Prices         September 30, 1997 Life (years)   Price
           --------------------------------------------------------------

                $.05            90 000            9.3        $.05
                 .03           540 000            4.8         .03
                 .02            24 000            3.5         .02
           ---------------------------------------------------------------

            $.02 - $.05        654 000            6.2        $.03



K. Stock Options (Continued)
                     The Company accounts for its stock-based
                    compensation plan using the intrinsic value method. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net income (loss) and earnings (loss) per share would have been adjusted to the pro forma amounts indicated below:

              Years ended September 30,              1997       1996


              Net income (loss)  As reported    $(211 771)    $4 041
                                 Pro forma      $(217 271)    $2 841

              Earnings (loss)    As reported    $    (.01)    $  .00
              per share          Pro forma      $    (.01)    $  .00

                     In determining the pro forma amounts above, the
                    Company estimated the fair value of each option granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1997 and 1996: dividend yield of 0% for both years and expected volatility of 46.5% for both years, risk-free rates ranging from 6.07% to 6.92% for 1997 and 6.14% to 6.33% for 1996, and expected lives of 10 years for 1997 and 1996. The weighted average fair value of options granted in fiscal 1997 and 1996 was $22,500 and $5,000, respectively.

   Reserved Common Stock

                     In connection with the stock option plans and
                    outstanding warrants (see Note B), the Company has reserved 5,050,000 shares of Common Stock as of September 30, 1997.


L.                  Export SalesExport sales for the years ended
                    September 30 are as follows:

                                                   1997     1996


                    Europe                           10 %      9  %
                    Asia                             12 %      2  %
                    Other                             9 %     18  %


                                                     31 %     29  %



M. Related Party
   Transactions
   (see Notes B, G, H, J and K)

                    The Company shares space in its operating facility with Tytronics which is a 69.2% shareholder of the total outstanding shares of the Company. The companies allocate rent expense based on the square footage each occupies. On this basis, rental payments from Tytronics amounted to $41,105 in fiscal 1997 and $30,801 in fiscal 1996. The companies also share other operating and administrative costs based on estimated usage. During the fiscal years ended September 30, 1997 and 1996, this informal agreement resulted in the payments of approximately $86,000 and $80,000, respectively, by the Company to Tytronics for such operating and administrative costs. At September 30, 1997 and 1996, the Company had net amounts due to Tytronics of $51,576 and $77,204, respectively.

                        Holometrix and Bantam Group, Inc. ("Bantam"),
                    a business advisory organization, are parties to a consulting agreement which provides for payment of a consulting fee of $1,500 per month and continues month-to-month unless terminated by either party on thirty days' notice. Pursuant to this agreement, Bantam was issued in December, 1993 800,000 shares of the Company's Common Stock plus the reimbursement of any tax liability arising from the issuance of the stock. Mr. Joseph J. Caruso, Holometrix's Chairman, is also the president of Bantam. In addition, Bantam has a consulting arrangement with Nametre, which continues on a month-to-month basis unless terminated by either party on thirty days' notice. Payments under this agreement are $1,250 per month.

N. Supplemental
   Disclosure of
   Cash Flow
   Information

                                                   1997        1996


          Interest paid during the year       $  62 000     $36 168
          Income taxes paid during the year   $     800     $   600

          Supplemental Disclosure of Non-Cash Information:

          Conversion of debt and accrued interest
            into Common Stock                  $100 000     $65,000

                    In September 1996, Holometrix acquired 61.23% of the outstanding stock of Nametre in an acquisition (Note B). The estimated fair value of assets acquired was $1,207,381, including goodwill of $244,788 with liabilities assumed of $874,233, less minority interest of $66,634.


O. Proposed Reorganization


                    On August 28, 1997, the Boards of Directors of Holometrix, Tytronics, and Nametre approved a proposed reorganization of Holometrix subject to shareholder approval pursuant to which Tytronics, the majority owner of Holometrix, and Nametre, the majority owned subsidiary of Holometrix will be merged into Holometrix Acquisition Corp., a Delaware Corporation and the wholly-owned subsidiary of Holometrix, with the result that Holometrix Acquisition will be the surviving entity. Following the reorganization, Holometrix Acquisition will be merged into Holometrix. The Company anticipates that the reorganization will be approved by the shareholders of each company and that the proposed mergers will occur in the second quarter of fiscal 1998.








            TO THE STOCKHOLDERS AND DIRECTORS OF

            NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.


            We have audited the accompanying balance sheets of National Metal Refining (Nametre) Company, Inc. as of September 30, 1996 and December 31, 1995 and the related statements of changes in stockholders' equity, revenues and expenses, and cash flows for the nine months and twelve months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of National Metal Refining (Nametre) Company, Inc. as of September 30, 1996 and December 31, 1995, and the results of its operations and cash flows for the nine months and twelve months then ended in conformity with generally accepted accounting principles.




                                         /s/ Wilkin & Guttenplan

                                         WILKIN & GUTTENPLAN, P.C.
                                         Certified Public Accountants


         East Brunswick, New Jersey

         December 2, 1996
                                                                    Page  1




                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                                   BALANCE SHEETS


                                               SEPTEMBER  30,      DECEMBER 31,
                                                 1996                1995
              ASSETS

         CURRENT ASSETS
            Cash                              $    8,510         $  236,217

            Accounts receivable, less allowance
             for doubtful accounts of $15,000    418,583            485,467
            Inventories - Notes 1 and 2          440,007            402,578
            Prepaid expenses                      11,278             13,455
            Federal income tax refund receivable  17,021             14,281
            Note receivable - Note 12             75,000               -

              TOTAL CURRENT ASSETS               970,399          1,151,998

         PROPERTY AND EQUIPMENT, net of
          accumulated depreciation -
          Notes 1 and 3                           51,763             63,526

         PATENTS, at cost, less accumulated amortization
          of $49,842 and $45,624,
          respectively - Note 1                   21,556             22,983

         OTHER ASSETS
            Deposits                               2,384              2,384

              TOTAL ASSETS                    $1,046,102         $1,240,891

              LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES
       Accounts payable and accrued expenses $   661,266         $  343,874
       Accrued product claims and warranties      19,000             13,000
       Notes payable - current portion -
             Notes 4 and 6                       100,000            472,135

              TOTAL CURRENT LIABILITIES          780,266            829,009

         DEBENTURES - Notes 5 and 6               38,967             38,967
         NOTES PAYABLE, net of current portion -
          Note 4                                  55,000            130,000

              TOTAL LIABILITIES                  874,233            997,976

         STOCKHOLDERS' EQUITY
          Common stock, 770,000 shares authorized,
           512,000 shares issued; 193,489 and
           73,489, shares outstanding respectively
           and 436,011 and 438,511, shares held
           in treasury respectively                18,213            16,653
          Paid in capital                         404,352           108,237
          Retained earnings (deficit)            (143,508)          229,038
          Treasury stock - Note 6                (107,188)         (111,013)

              TOTAL STOCKHOLDERS' EQUITY          171,869           242,915

              TOTAL LIABILITIES AND
               STOCKHOLDERS' EQUITY            $1,046,102        $1,240,891


         The accompanying notes are an integral
          part of these financial statements.




                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                    STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY







                                               RETAINED
                          COMMON    PAID IN    EARNINGS   TREASURY
                          STOCK      CAPITAL   (DEFICIT)     STOCK       TOTAL

     BALANCE AT
      DECEMBER 31, 1994  $16,653     $108,237 $ 269,562    $ (69,384)  $325,068

     NET LOSS FOR THE
      YEAR ENDED
      DECEMBER 31, 1995       -          -      (40,524)         -      (40,524)

     TREASURY STOCK
      PURCHASE - NOTE 6       -          -          -         (41,629)  (41,629)

     BALANCE AT
      DECEMBER 31, 1995   16,653      108,237   229,038      (111,013)  242,915

     NET LOSS FOR THE
      NINE MONTHS ENDED
      SEPTEMBER 30, 1996      -         -      (372,546)          -    (372,546)

     TREASURY STOCK
      SOLD                    -        (2,325)     -            3,825     1,500

     COMMON STOCK
      ISSUANCE - NOTE 12   1,560      298,440      -              -     300,000

     BALANCE AT
      SEPTEMBER 30, 1996 $18,213     $404,352 $(143,508)    $(107,188) $171,869












     The accompanying notes are an integral
      part of these financial statements.





                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                         STATEMENTS OF REVENUES AND EXPENSES







                                         FOR  THE NINE       FOR THE
                                         MONTHS   ENDED      YEAR ENDED
                                         SEPTEMBER 30,       DECEMBER 31,
                                            1996                1995


        NET SALES                          $1,776,540      $2,671,019

        COSTS OF GOODS SOLD                   851,538       1,087,938

        GROSS PROFIT                          925,002       1,583,081

        RESEARCH AND DEVELOPMENT COSTS        299,131         210,295

        SELLING, GENERAL AND
         ADMINISTRATIVE EXPENSES            1,007,534       1,379,142

        LOSS FROM OPERATIONS                 (381,663)         (6,356)

        OTHER INCOME AND (EXPENSES)
            Interest on debentures             (7,306)        (36,950)
            Other interest expense            (26,839)        (38,915)
            Interest and dividend income        3,418          11,853
            Royalty income                     39,844          39,844

        TOTAL OTHER INCOME (EXPENSES)           9,117         (24,168)

        INCOME (LOSS) BEFORE PROVISION
         FOR (BENEFIT FROM) INCOME TAXES     (372,546)        (30,524)

        PROVISION FOR INCOME TAXES - Note 8        -          (10,000)

        NET INCOME (LOSS)                  $ (372,546)     $  (40,524)








        The accompanying notes are an integral
         part of these financial statements.




                    NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                               STATEMENTS OF CASH FLOWS



                                                  FOR THE NINE        FOR THE
                                                  MONTHS ENDED      YEAR ENDED
                                                  SEPTEMBER 30,     DECEMBER 31,
                                                    1996                1995
        CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                  $(372,546)          $(40,524)

        Adjustments to reconcile loss to net cash
         provided by (used in) operating activities:
          Depreciation and amortization              21,122             24,210
          Allowance for doubtful accounts              -                15,000
          Provision for obsolete inventory            1,088             12,199
          Increase in debt due to restructuring        -               126,388
          Accrued product claims and warranties       6,000             13,000

        Change in assets and liabilities:
         Decrease (increase) in accounts receivable  66,884           (113,796)
         (Increase) in inventories                  (38,518)           (85,677)
         Decrease in prepaid expenses                 2,177              5,580
         Decrease (increase) in federal income
           tax refund receivable                     (2,740)            30,719
         Increase in accounts payable and
           accrued expenses                         317,392            121,614

              TOTAL ADJUSTMENTS                     373,405            149,237

              NET CASH PROVIDED BY
               OPERATING ACTIVITIES                     859            108,713

        CASH FLOWS USED IN INVESTING ACTIVITIES:
           Purchase of fixed assets and
           capitalized patent costs                  (7,931)           (19,949)

        CASH FLOWS FROM FINANCING ACTIVITIES:
           Purchase of treasury stock                (2,607)             -
           Sale of treasury stock                     4,107              -
           Payments on notes payable               (447,135)             -
           Proceeds from notes receivable           225,000              -

        NET CASH USED IN FINANCING ACTIVITIES      (220,635)             -

        NET INCREASE (DECREASE) IN CASH            (227,707)            88,764

        CASH - BEGINNING OF PERIOD                  236,217            147,453

        CASH - END OF PERIOD                     $    8,510           $236,217

        Cash paid during the year for:
          Interest                               $   26,839           $   -
          Income taxes                           $      -             $ 11,775

        See Note 6 for supplemental disclosure of non-cash transactions.


        The accompanying notes are an integral
         part of these financial statements.



                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                 Nature of Business - The Company National Metal Refining Company (Nametre) was incorporated in 1956 in New Jersey. Since 1961 the Company has concentrated on the development of instruments for the measurement of viscous properties of materials. Nametre's customers are mostly Fortune 500 Companies in the polymer, petro-chemical and petroleum industry. Nametre's products are widely used in laboratory and industrial environments. Several of the products are covered by U.S. patents.

                 Inventories - Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market.

                 Property - Depreciation is computed on a straight-line and an accelerated basis over the estimated useful lives of the assets which range from 5 to 7 years. Leasehold improvements are amortized over a period of 31.5 years.

                 Patents - Patents are being amortized over a period of 8 years.

                 Research and Development Costs - Research and development costs are charged to operations as incurred.

                 Provision for Warranty Claims - Estimated warranty costs are provided at the time of sale of the warranted products.

                 Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 Fiscal Year Change - The Board of Directors approved a change in the Company's fiscal year end from December 31 to September 30, effective the calendar year beginning January 1, 1996. This change was the result of the sale of the Company's stock to a publicly traded company (see Note 13) whose fiscal year end is September 30.











                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 2 - INVENTORIES:

                 Inventories are comprised of the following:

                                              SEPTEMBER 30,  DECEMBER 31,
                                                   1996          1995

                    Raw materials                 $220,653     $173,161
                    Work in process                 81,990      107,549
                    Finished goods                 150,651      134,067

                                                   453,294      414,777
                    Less: Provision for
                     obsolete inventory            (13,287)     (12,199)

                                                  $440,007     $402,578

        NOTE 3 - PROPERTY, PLANT AND EQUIPMENT:

                 Property, plant and equipment consist of the following:


                                              SEPTEMBER 30,  DECEMBER 31,
                                                   1996         1995

                    Furniture and fixtures       $ 29,803     $ 29,083
                    Equipment                     151,980      153,010
                    Demo equipment                 32,268       32,268
                    Leasehold improvements         10,342       10,342

                                                  224,393      224,703

                  Less: accumulated depreciation (172,630)    (161,177)

                                                 $ 51,763     $ 63,526
















                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 4 - NOTES PAYABLE:

                 Notes payable consist of the following:

                                                     SEPTEMBER 30,  DECEMBER 31,
                                                        1996             1995
                 6% note payable to Mary Elizabeth
                 Fitzgerald due September 30, 1996.
                 Quarterly payments include principal
                 and interest.  The note is collateralized
                 by a pledge and security agreement.    $   -        $225,000

                 10% note payable to the Estate of
                 J. Vincent Fitzgerald due March 31,
                 1998.  Quarterly payments include
                 principal and interest.  The note is
                 collateralized by a pledge and security
                 agreement.                              155,000      377,135

                        TOTAL NOTES PAYABLE              155,000      602,135

                     Less: Current portion              (100,000)    (472,135)

                  Notes payable, net of current portion $ 55,000     $130,000

                 Principal repayments are as follows:

                             SEPTEMBER 30,

                        1997               $100,000
                        1998                 55,000

                                           $155,000

        NOTE 5 - DEBENTURES:

                 The debentures bear interest at 25% per annum payable semi-annually and mature in 1997. The Company has the right to repay principal in whole or in part at any time without premium or penalty.









                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996


        NOTE 6 - SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:

                 Treasury Stock Acquisition and Refinancing:

                 On January 29, 1996 the Company entered into a settlement and redemption agreement with Mary Elizabeth Fitzgerald, the deceased majority stockholder's spouse who has had a guardian appointed by the court to control her financial affairs. The agreement calls for a payment to Mrs. Fitzgerald in the amount of $225,000 for the (i) purchase of 385,333 shares of stock of the Company owned by Mrs. Fitzgerald and (ii) for debentures, where the Company is the obligor, having a face value of $106,218 plus accrued interest to date.

                 On January 29, 1996 the Company entered into a settlement and redemption agreement with the Estate of J. Vincent Fitzgerald. The agreement calls for a payment to the Estate in the amount of $377,135 for the (i) purchase of 7,822 shares of stock of the Company presently owned by the Estate, (ii) for debentures, where the Company is the obligor, having a face value of $3,613 plus accrued interest to date, (iii) notes payable held by the decedent in the amount of $324,288, plus accrued interest and (iv) certain reimbursable expenses.

                 The above agreements are the result of the death of the majority stockholder on September 27, 1994. Accordingly, the terms of the agreement have been reflected in the accompanying financial statements as of December 31, 1995. The non-cash financing and investing activities are as follows:

           Refinanced debt as of December 31, 1995 as follows:
              Note payable to Estate of J. Vincent Fitzgerald $ 377,135
              Note payable to Mary E. Fitzgerald                225,000

                        Subtotal                                602,135

           Previous debt repaid:
              Original loan payable due to Estate of J. Vincent
                       Fitzgerald                              (324,288)
              Original debenture due to Estate of J. Vincent
                       Fitzgerald                                (3,613)
              Original debenture due to Mary E. Fitzgerald     (106,218)

                                                               (434,119)

                        Subtotal                                168,016

                        Less: Acquisition of treasury stock     (41,629)

                        INCREASE IN DEBT DUE TO RESTRUCTURING  $126,387








                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 7 - INCOME TAXES:

                 The provision for income taxes consists of the following:


                                                  SEPTEMBER 30,  DECEMBER 31,
                                                     1996           1995
                 Current provision                $   -            9,850
                 Federal provision                    _              150
                 State provision                      _           10,000

                 The Company has research and development credits totalling $57,183 which are available to offset future Federal taxable income and tax liabilities. The credits are due to expire as follows:

                                                  Credits

                     2005                         $15,170
                     2006                          13,526
                     2007                           8,440
                     2008                          13,603
                     2009                           5,863
                     2010                             581

                             TOTAL                $57,183

                 Total income taxes for 1995 differs from the amount computed by applying the U.S. federal income tax rate as a result of the surtax exemption, research and development tax credits and state taxes.

                 The State of New Jersey allows the carry forward (but not carry back) of losses to future years which will offset future New Jersey State taxable income. As of September 30, 1996 and December 31, 1995, the Company has a net operating loss carry forwards of approximately $450,000 and $98,000 respectively, available for New Jersey State tax purposes.












                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 8 - COMMITMENTS:

                 EMPLOYMENT AGREEMENT:

                 During 1996, the Company entered into a one year employment agreement with the President of the Company. The terms of the agreement stipulate that, should the Company terminate the agreement without cause or in case of death, the severance benefit will be equivalent to the rate of pay in effect on the date of termination for the period of six months with one-half the rate of pay for the second six months if new employment has not been found.

        NOTE 9 - CONCENTRATIONS:

                 Certain components of inventory are supplied by two to three vendors. Together, the above vendors represent approximately 54% and 66%, respectively, of the total purchases for the periods ended September 30, 1996 and December 31, 1995.

                 The Company maintained its cash with a few high quality financial institutions. At December 31, 1995 the Company had included in one of its cash accounts amounts exceeding federally insured limits by $132,838.

        NOTE 10 - SARSEP PLAN PAYABLE:

                 The Company has a salary deferral simplified employee pension plan. Employer contributions are discretionary and can vary from year to year. For the periods ended September 30, 1996 and December 31, 1995, the Company has elected not to contribute to the plan.

        NOTE 11 - OPERATING FACILITIES:

                 The Company leases manufacturing and office space on a month by month basis under an operating lease. Rental expenses under the operating lease for the periods ending September 30, 1996 and December 31, 1995 were $23,808 and $31,744, respectively.











                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996






        NOTE 12 - OTHER MATTERS:

                 On September 30, 1996 the Company sold approximately 61.23% of the issued and outstanding shares of common stock to Holometrix, Inc., a publicly traded company, for a sales price of $300,000. The terms of the agreement included warrants to acquire 13,334 shares of common stock at an exercise price of $3.00, as well as warrants to acquire 10,000 shares of common stock at an exercise price of $6.00. Proceeds in the amount of $225,000 from the sale of the stock were used to pay the amount due to Mrs. Fitzgerald as a result of the settlement and redemption agreement (see Note 6). The balance of $75,000 is reflected as a note receivable. The terms of the note includes interest at 2% above prime with principal due in two installments as follows:

                         PAYMENT
                         DATE                            AMOUNT

                         February 28, 1997              $25,000
                         May 31, 1997                    50,000

                  It is expected that Nametre's business of developing, manufacturing, marketing and selling certain viscosity measurement equipment will compliment the thermal property measuring business activities conducted by Holometrix, Inc.



                               TYTRONICS INCORPORATED
        SELECTED FINANCIAL DATA FOR THE FISCAL THREE MONTHS ENDING:

                                         December 31, 1997   December 31, 1996

        STATEMENT OF OPERATIONS DATA

             Net Revenues                   $1,634,000          $1,850,000
             Net income (loss)                (291,000)             18,000

        CONSOLIDATED BALANCE SHEET DATA

             Working capital                 1,128,000             574,000
             Total assets                    4,260,000           3,232,000
             Long-term debt, excluding         906,000             693,000
             current portion
             Minority Interest                 235,000             256,000
             Stockholders' Equity              933,000             469,000

        Three Months Ended December 31, 1997, as Compared to Three Months Ended December 31, 1996

             Revenues for the first three months of the 1998 fiscal year totaled $1,634,000, as compared to $1,850,000 for the first three months of the 1997 fiscal year, a decrease of $216,000 or 12%. The primary source of this decrease is Tytronics, whose revenues in the first three months of the 1998 fiscal year were $515,000.

             Cost of sales totaled $837,000, or 51% of sales in the first three months of the 1998 fiscal year, as compared to $879,000, or 48% of sales in the first three months of the 1997 fiscal year, a decrease of $42,000 or 5%. The primary reason for this decrease is a decrease in sales. The percentage increase in cost of sales was primarily due to Holometrix' products, which tend to have higher cost of sales.

             Selling, general and administrative expenses increased to $884,000, or 54% of sales in the first three months of the 1998 fiscal year, from $778,000, or 42% of sales in the first three months of the 1997 fiscal year, an increase of $106,000, or 14%. The increase was primarily due to increased marketing and sales activities.

             Research and development increased $30,000, from $143,000 (8% of sales) to $173,000 (11% of sales). The increase was primarily due to increased product development at Tytronics.

             Loss from operations was $260,000 in the first quarter of fiscal 1998, compared with an income of $10,000 in the comparable period of fiscal 1997. Tytronic's loss from operations alone was $240,000. Consolidated net loss was $291,000 in the first quarter of 1998. These losses are a result of decreased sales and reduced margins combined with increased operating expenses.

             Total assets decreased by $787,000 (16%) in the first quarter, from $5,047,000 to $4,260,000. Cash decreased by $330,000, and due to increased collection activity, accounts receivable decreased by $375,000 in the first quarter. Inventories increased by $13,000 and other assets increased by $48,000. Equipment and fixtures decreased by $20,000, and other current assets decreased by $120,000.

             Total liabilities decreased by $510,000, primarily due to a decrease of $359,000 in accounts payable, a decrease of $92,000 in accrued payroll and other expenses, a decrease of $28,000 in current portion of long-term debt, and a decrease of $31,000 in long-term debt.

             Accounts payable decreased by $359,000, from $1,718,000 at September 31, 1997, to $1,359,000 at December 31, 1997 primarily due to payment of extended payables present at September 30, 1997 to conserve cash. Accrued payroll and other expenses decreased by $92,000, from $535,000 at September 30, 1997, to $443,000 at December
        31, 1997 primarily because of payment of commissions due to manufacturer's representatives and internal employees. Current portion of long-term debt decreased by $28,000 from $174,000 at September 30, 1997, to $146,000 at December 31, 1997, and long-term debt decreased by $31,000 from $937,000 at September 30, 1997 to $906,000 at December 31, 1997 due to payment of debt obligation.

             As of December 31, 1997, the Company had an outstanding backlog for products and services of approximately $1,054,000 as compared to a backlog of $1,409,000 at December 31, 1996. The decrease was primarily due to a decrease of $206,000 (60%) in outstanding backlog at Holometrix from $434,000 to $174,000.

        LIQUIDITY AND CAPITAL RESOURCES

        Cash Flows
        ----------
             Operating cash flows were negative in the first quarter of fiscal 1998, amounting to ($330,000) as compared to ($2,000) in the comparable quarter of fiscal 1997. Operating cash flows approximated the sum of net loss plus depreciation and amortization, with decreases in accounts receivable of $375,000 and receipt of notes receivable of $97,000 being offset by an increase in inventories of $13,000 and a decrease in accounts payable and accrued expenses of $449,000.

        The Company funded increases in equipment and fixtures of $23,000 and other assets of $48,000, and repaid debt of $59,000.

             The net affect of these transactions with minor changes in certain other areas was a decrease in cash of $330,000, providing cash at the end of the first quarter of 1998 of $606,000.

        Credit Agreements
        -----------------
             Effective July 24, 1997, Tytronics, in concert with its subsidiaries, Holometrix and Nametre, obtained new terms from Silicon Valley Bank for a combined line of credit and term loan of $1,500,000 secured by substantially all assets of Tytronics and its subsidiaries, Holometrix and Nametre. Advances under this line through September 30, 1997 cannot exceed the lesser of 70% of Tytronics' eligible accounts receivable as defined, or the consolidated Tangible Net
        Worth as defined plus the minority interest.

             Thereafter, borrowings cannot exceed the lesser of 70% of Tytronics' eligible accounts receivable as defined, or 110% of the consolidated Tangible Net Worth as defined. These outstanding amounts are payable on demand and advances are contingent upon maintaining certain covenants relative to profitability, liquidity and tangible net worth. As of December 31, 1997, Tytronics' borrowings under its line of credit were $565,000. As of December 31, 1997, the Company was not in compliance with all covenants and ratios of the new line of credit. The Company obtained a waiver from Silicon Valley Bank for these violations.

        IMPACT OF INFLATION

             Although no assurance can be given, increases in inflation rate are not expected to materially adversely affect the Company's business.

                            TYTRONICS INCORPORATED
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (Unaudited)

             The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statement presentation.

             The results of operations for any interim periods reported are not necessarily indicative of those that may be expected for the full year. The accompanying financial information is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the operating results of the period have been included.

                            TYTRONICS INCORPORATED
                      CONSOLIDATED STATEMENTS OF INCOME

                                FOR THE THREE-MONTH PERIOD ENDED DECEMBER 31
                                         1997                  1996
                                         ----                  ----

       NET SALES                   $  1,634,000          $  1,850,000
       COST OF SALES                    837,000               879,000
                                      ---------             ---------
       GROSS PROFIT                     797,000               971,000

       OPERATING EXPENSES:
         SELLING, GENERAL &
              ADMINISTRATIVE            884,000               778,000
         RESEARCH AND DEVELOPMENT       173,000               143,000
                                      ---------             ---------
                                      1,057,000               921,000
                                      ---------             ---------

       INCOME (LOSS) FROM OPERATIONS   (260,000)               50,000

       OTHER INCOME (EXPENSE):           28,000                40,000
                                      ---------             ---------
       INCOME (LOSS) BEFORE MINORITY
         INTEREST                      (288,000)               10,000

       MINORITY INTEREST IN
         SUBSIDIARY                       3,000                (8,000)
                                      ---------             ---------
       NET INCOME (LOSS)           $   (291,000)               18,000
                                      =========             =========

                            TYTRONICS INCORPORATED
                          CONSOLIDATED BALANCE SHEET

                                               DECEMBER 31
                                                  1997
                                                  ----
       ASSETS:

       CURRENT ASSETS
       CASH & CASH EQUIVALENTS              $    606,000
       ACCOUNTS RECEIVABLE                     1,315,000
       INVENTORIES                             1,273,000
       PREPAID EXPENSES                          120,000
                                               ---------
       TOTAL CURRENT ASSETS                    3,314,000

       EQUIPMENT AND FIXTURES - NET              428,000

       OTHER ASSETS                              518,000
                                               ---------
       TOTAL ASSETS                         $  4,260,000
                                               =========

       LIABILITIES & STOCKHOLDERS' EQUITY:

       CURRENT LIABILITIES:
         NOTES PAYABLE TO BANKS             $    238,000
         ACCOUNTS PAYABLE                      1,359,000
         ACCRUED EXPENSES                        443,000
         CURRENT PORTION OF LONG-TERM DEBT       146,000
                                               ---------
       TOTAL CURRENT LIABILITIES               2,186,000
                                               ---------
       LONG-TERM DEBT LESS CURRENT
         PORTION                                 906,000

       MINORITY INTEREST IN SUBSIDIARY           235,000

       STOCKHOLDERS' EQUITY:
         PREFERRED STOCK                          29,000
         COMMON STOCK                              2,000
         CAPITAL IN EXCESS OF PAR VALUE        1,528,000
         ACCUMULATED DEFICIT                    (270,000)
                                               ---------
                                            $  1,289,000
      LESS TREASURY STOCK, AT COST,
        13,500 AND 48,500 SHARES HELD IN
        1996 AND 1995, RESPECTIVELY              356,000
                                               ---------
      TOTAL STOCKHOLDERS' EQUITY                 933,000

      TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                   4,260,000
                                               =========

                            TYTRONICS INCORPORATED
                    CONSOLIDATED STATEMENT OF CASH FLOWS

                                       THREE-MONTH PERIOD ENDED DECEMBER 31
                                                1997                 1996
                                                ----                 ----

      NET INCOME (LOSS)                     $  (291,000)        $   18,000
      ADJUSTMENTS TO RECONCILE NET INCOME (LOSS)

      TO NET CASH PROVIDED (USED) BY OPERATING
      ACTIVITIES:
        DEPRECIATION AND AMORT                   87,000             85,000
        MINORITY INTEREST                         3,000            (8,000)
        CHANGES IN OPERATING ASSETS AND
          LIABILITIES, NET OF EFFECT OF
          PURCHASE OF SUBSIDIARIES:
            ACCOUNTS RECEIVABLE                 375,000             (2,000)
            INVENTORIES                         (13,000)           (47,000)
            PREPAID EXPENSES                    (23,000)            21,000
            ACCOUNTS PAYABLE                   (359,000)           (67,000)
            ACCRUED EXPENSES                    (90,000)           (63,000)
            NOTES RECEIVABLE                     97,000           (100,000)
                                              ---------          ---------
      NET CASH PROVIDED (USED) BY OPERATING
        ACTIVITIES                             (214,000)          (163,000)
                                              ---------          ---------
      INVESTING ACTIVITIES
      ADDITIONS TO FIXED ASSETS                 (23,000)           (38,000)
      INCREASE IN OTHER ASSETS                  (48,000)               -
                                              ---------          ---------
      NET CASH USED IN INVESTING ACTIVITIES     (71,000)           (38,000)
                                              ---------          ---------
      FINANCING ACTIVITIES
      NET (REPAYMENT OF) BORROWINGS UNDER
        LINE OF CREDIT AGREEMENT                (28,000)           253,000
      NET (REPAYMENT OF) PROCEEDS FROM
        LONG-TERM DEBT                          (31,000)           (54,000)
      PROCEEDS OF SALE OF COMMON STOCK           14,000                -
                                              ---------          ---------
      NET CASH PROVIDED BY
        FINANCING ACTIVITIES                    (45,000)            199,000
                                              ---------          ---------
      NET (DECREASE) IN CASH &
        CASH EQUIVALENTS                       (330,000)            (2,000)
      CASH AND CASH EQUIVALENTS AT
        BEGINNING OF THE QUARTER                936,000            124,000
                                              ---------          ---------
      CASH AND CASH EQUIVALENTS AT
        END OF QUARTER                          606,000            122,000
                                              =========          =========








            MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        SELECTED FINANCIAL DATA FOR THE FISCAL YEARS ENDING:

                                         September 30,1997   September 30, 1996

        STATEMENT OF OPERATIONS DATA

             Net revenues                 $7,975,000             $5,613,000
             Net income (loss)               103,000                168,000


        CONSOLIDATED BALANCE SHEET DATA

             Working capital               1,460,000                574,000
             Total assets                  5,047,000              3,998,000
             Long-term debt, excluding       937,000                748,000
             current portion
             Minority Interest               232,000                264,000
             Stockholders' Equity          1,212,000                451,000


        Year Ended September 30, 1997 As Compared To Year Ended
        September 30, 1996

             Revenues for the 1997 fiscal year totaled $7,975,000, as compared to $5,613,000, an increase of $2,362,000, or 42%. The source of this increase is the acquisition of Nametre, whose revenues in fiscal year 1997 were $2,452,000.

             Cost of sales totaled $3,782,000, or 47% of sales in fiscal 1997, as compared to $2,784,000, or 50% of sales in fiscal 1996, an increase of $998,000 or 36%. The primary reason for this increase is the acquisition of Nametre; Nametre's cost of sales for fiscal 1997 were $946,000. The percentage reduction in cost of sales was primarily due to a reduction in the sales of Holometrix' products, which tend to have higher cost of sales.

             Selling, general and administrative expenses totaled $3,343,000, or 42% of sales in fiscal 1997, as compared to $2,073,000 or 37% of sales in fiscal 1996, an increase of $1,270,000, or 61%. The increase was primarily attributable to the acquisition of Nametre, whose selling, general and administrative expenses for fiscal 1997 were $1,222,000.
        Due to the nature of the selling process at both Tytronics and Nametre, sales and distribution costs are proportionately higher at these companies.

             Research and development expenses totaled $627,000 or 8% of sales in fiscal 1997, as compared to $456,000, also 8% of sales in fiscal 1996, an increase of $171,000, or 37%. This increase was largely attributable to the acquisition of Nametre, offset by a reduction in Tytronics' research and development expenditures due to the completion of certain Tytronics' programs.

             Income from operations totaled $224,000, or 3% of sales in fiscal 1997, as compared to $299,000 or 11% of sales, in fiscal 1996. The decrease in income from operations is due primarily to a substantial increase in selling, general and administrative expenses, and research and development expenses, offset by an increase in gross profit. All of the operating losses are attributable to Holometrix; Tytronics and Nametre both had operating profits.

             Net income totaled $103,000 or 1% of sales in fiscal 1997 as compared to 3% of sales in fiscal 1996. The decrease in net income is due primarily to a substantial increase in selling, general and administrative expenses, and research and development expenses, offset by an increase in gross profit. Once more, all of the net losses are attributable to Holometrix; both Tytronics and Nametre had net incomes. Minority interest was a loss of $33,000 in fiscal 1997 as compared to a gain in fiscal 1996 due to the net loss at Holometrix.

             Total Assets at September 30, 1997, were $5,047,000 as compared to $3,998,000 at September 30, 1996, an increase of $1,049,000, or 26%.
        The major sources of this increase were additions to cash and increased inventory.

             Cash increased to $936,000 on September 30, 1997 from $124,000 on September 30, 1996 primarily due to the successful completion of the sale of 39,271 shares of its common stock for the aggregate amount of $687,000 and increased collection activity. Accounts receivable decreased to $1,690,000 on September 30, 1997 from $1,749,000 on September 30, 1996, primarily due to increased collection activity. Inventory increased to $1,260,000 on September 30, 1997 from $1,167,000 on September 30, 1996 primarily due to an increased rate of sales.
        Other assets, including goodwill, increased to $473,000 on September 30, 1997, from $442,000 on September 30, 1996, primarily due an increase in patents.

             Total Liabilities increased to $5,407,000 on September 30, 1997 from $3,998,000 on September 30, 1996, an increase of $1,409,000, or 26%, primarily due to increases in notes payable to banks, and increases in Stockholders' Equity.

             Notes payable to banks increased from $284,000 on September 30, 1996 to $607,000 on September 30, 1997, primarily due to increased drawdowns on Tytronics' line of credit. Accounts payable increased to $1,718,000 on September 30, 1997 from $1,649,000 on September 30, 1996, primarily due to an increase in commissions payable and increased inventory. Accrued expenses increased from $419,000 on September 30, 1996 to $535,000 on September 30, 1997, largely due to increased reserve positions.

             Stockholders' Equity increased to $1,212,000 on June 30, 1997 from $451,000 on June 30, 1996, primarily due to the successful completion of the sale of 39,271 shares of Tytronics Common Stock for $687,000.


        LIQUIDITY AND CAPITAL RESOURCES

        Cash Flows

             Operating cash flows were positive, amounting to $308,000 during fiscal 1997, compared to $455,000 during fiscal 1996. Operating cash flows approximated the sum of net income plus depreciation and amortization; decreases in accounts receivable and increases in accounts payable and accrued expenses were primarily offset by increases in inventory and notes receivable. Accounts receivable decreased by $59,000, accounts payable increased by $69,000 and accrued expenses increased by $116,000. Inventories increased by $93,000 and notes receivable increased by $100,000.

             Fixed and other assets increased by $288,000 in fiscal 1997, as compared to an increase of $183,000 in fiscal 1996. Net borrowings under Tytronics' line of credit decreased by $171,000.
        This was offset by an
        increase in long term debt owed to the bank of $494,000 decreased by the repayment of $190,000 of long term debt associated with the repurchase of Tytronics equity from major stockholders. Net proceeds from the sale of common stock increased by $659,000 due to the successful completion of the sale of 39,271 shares of its common stock. The net effect of these transactions, with minor changes in certain other areas was an increase in cash of $812,000, resulting in cash and cash equivalents of $936,000 on September 30, 1997.

             Future cash commitments are moderate, assuming continued profitability. Tytronics believes the combination of operating cash flows, plus Tytronics' line of credit, should be adequate for the foreseeable future. Additional funding would have to be sought for substantial acquisitions.


        Credit agreements

             Effective July 24, 1997, Tytronics, in concert with its subsidiaries, Holometrix and Nametre, obtained new terms from Silicon Valley Bank for a combined line of credit and term loan of $1,500,000 secured by substantially all assets of Tytronics and its subsidiaries, Holometrix and Nametre. Advances under this line through September 30, 1997 can not exceed the lesser of 70% of Tytronics' eligible accounts receivable as defined, or the consolidated Tangible Net Worth as defined plus the minority interest.
        Thereafter, borrowings can not exceed the lesser of 70% of Tytronics' eligible accounts receivable as defined, or 110% of the consolidated Tangible Net Worth as defined. These outstanding amounts are payable on demand and advances are contingent upon maintaining certain covenants relative to profitability, liquidity and tangible net worth. As of September 30, 1997, Tytronics' borrowings under its line of credit were $607,000. As of December 31, 1997, the Company was not in compliance with all covenants and ratios of the new line of credit. The Company obtained a waiver from Silicon Valley Bank for these violations which expires on March 31, 1998. The Company expects to be in full compliance with all Silicon Valley Bank covenants and ratios as of March 31, 1998. Silicon Valley Bank's remedies for a violation of the covenants and ratios include the acceleration of the payment of all outstanding indebtedness. Silicon Valley Bank has also agreed to amend the profitability and net worth covenants to make them easier for the Company to achieve in the future.


        IMPACT OF INFLATION

             Although no assurance can be given, increases in the inflation rate are not expected to materially adversely affect the Company's business.











                       Consolidated Financial Statements



                       Tytronics Incorporated


               Years  ended  September 30,  1997  and 1996








                   Tytronics Incorporated

              Consolidated Financial Statements


           Years ended September 30, 1997 and 1996




                          Contents

Report of Independent Auditors                            1

Financial Statements

Consolidated Balance Sheets                               2
Consolidated Statements of Income                         3
Consolidated Statements of Stockholders' Equity           4
Consolidated Statements of Cash Flows                     6
Notes to Consolidated Financial Statements                7






               Report of Independent Auditors


The Board of Directors
Tytronics Incorporated


We have audited the accompanying consolidated balance sheets of Tytronics Incorporated (the Company) as of September 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Holometrix, Inc., a majority-owned subsidiary, which statements reflect total assets of $2,710,505 and $2,548,723 as of September 30, 1997 and 1996,
respectively, and total revenues of $4,528,631 and $2,200,603 for the years ended September 30, 1997 and 1996, respectively. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to data included for Holometrix, Inc., is based solely on the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tytronics Incorporated at September 30, 1997 and 1996 and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                   /s/ Ernst & Young LLP

                                   ERNST & YOUNG LLP

Boston, Massachusetts
December 12, 1997


                   Tytronics Incorporated

                 Consolidated Balance Sheets

                                             September 30
                                            1997      1996
Assets
Current assets:
  Cash and cash equivalents             $    935,717    123,562
  Accounts receivable, less allowance for
   doubtful accounts of $65,000 and $70,000
   in 1997 and 1996, respectively          1,689,613  1,748,770
  Inventories:
   Raw materials                             577,207    501,024
   Work-in-process                           262,319    316,586
   Finished goods                            420,279    349,549
                                           --------------------
                                           1,259,805  1,167,159
  Prepaid expenses                            90,365     70,298
  Deferred taxes                              50,000          -
  Notes receivable                           100,000          -
                                           --------------------
Total current assets                       4,125,500  3,109,789

Equipment and fixtures, net                  448,122    447,037
Other assets, net of accumulated
 amortization of $189,818 and $120,117
 in 1997 and 1996, respectively              473,073    441,606
                                           --------------------
Total assets                              $5,046,695 $3,998,432
                                           ====================
Liabilities and stockholders' equity
Current liabilities:
  Notes payable to bank                   $  238,059 $  284,000
  Accounts payable                         1,718,396  1,648,997
  Accrued expenses                           534,669    418,636
  Current portion of long-term debt          174,335    184,485
                                           --------------------
Total current liabilities                  2,665,459  2,536,118

Long-term debt, less current portion        937,249    747,636
Minority interest in subsidiary             232,206    263,927

Stockholders' equity:
  Preferred stock, $1.00 par value, 75,000
   shares authorized, 29,327 shares issued
   and outstanding.                         29,327     29,327
  Common stock, $.01 par value, 420,000
   shares authorized, 186,271 and 147,000
   shares issued and outstanding at
   December 31, 1997 and 1996,
   respectively                              1,863      1,470
  Capital in excess of par value         1,514,899    857,333
  Retained earnings (accumulated deficit)   21,692    (81,379)
                                         --------------------
                                         1,567,781    806,751
  Less treasury stock, at cost, 48,500
   shares held                             356,000    356,000
                                         --------------------
Total stockholders' equity               1,211,781    450,751
                                         --------------------
Total liabilities and stockholders'
 equity                                 $5,046,695 $3,998,432
                                         ====================
See accompanying notes.
                      Tytronics Incorporated

                Consolidated Statements of Income


                                        Year ended September 30
                                            1997      1996
                                        -----------------------

Net sales                                $7,974,919 $5,612,887
Cost of sales                             3,781,854  2,784,146
                                        -----------------------
Gross profit                              4,193,065  2,828,741

Operating expenses:
  Selling, general and administrative     3,342,571  2,072,973
  Research and development                  626,654    456,311
                                         ----------------------
                                          3,969,225  2,529,284

Income from operations                      223,840    299,457

Other income (expense):
  Other income                               14,776      8,165
  Interest income                            17,164     19,946
  Interest expense                         (144,480)  (105,637)
                                           --------------------
                                           (112,540)   (77,526)
                                           --------------------
Income before income taxes and minority
interest                                    111,300    221,931

Income taxes                                 41,000     52,335
                                           --------------------
Income before minority interest              70,300    169,596

Minority interest in subsidiary             (32,771)     1,818
                                          ---------------------
Net income                                $ 103,071    167,778
                                          =====================
See accompanying notes.


                             Tytronics Incorporated

                 Consolidated Statements of Stockholders' Equity



                    Preferred Stock      Common Stock                               Stock Held in Treasury
                  -------------------- -------------------             Retained     ----------------------
                  Issued and           Issued and           Capital in Earnings                                Total
                  Outstanding   Amount Outstanding  Amount  Excess of  (Accumulated                         Shareholders'
                    Shares             Shares               Par Value   Deficit)       Shares      Cost        Equity
                  -------------------------------------------------------------------------------------------------------
Balance at
September 30, 1995  29,327     $29,327 147,000      $1,470 $ 857,333   $(249,157)     (13,500)   $ (81,000)  $ 557,973
Preferred stock                                                                      (12,500)     (98,214)    (98,214)
Repurchase of
 common stock                                                                         (22,500)    (176,786)   (176,786)
Net income for
 1996                                                                    167,778                               167,778
                   -------------------------------------------------------------------------------------------------------
Balance at
September 30, 1996  29,327      29,327 147,000       1,470   857,333     (81,379)     (48,500)    (356,000)    450,751
Sale of Common stock                    39,271         393   657,566                                           657,959
Net income for 1997                                                      103,071                               103,071
                  -------------------------------------------------------------------------------------------------------

Balance at
September 30, 1997  29,327      29,327 186,271      $1,863 $1,514,899   $ 21,692      (48,500)   $(356,000) $1,211,781
                 ========================================================================================================

See accompanying notes.

                   Tytronics Incorporated

            Consolidated Statements of Cash Flows

                                          Year ended September 30
                                             1997         1996
                                          -----------------------
Operating activities
Net income                                 $ 103,071  $ 167,778
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization              271,452    226,415
  Minority interest                          (32,771)     1,818
  Gain on sale of equipment                  (16,000)         -
  Changes in operating assets and
   liabilities, net of
   effects of purchase of subsidiaries:
    Accounts receivable                       59,157   (380,457)
    Notes receivable                        (100,000)         -
    Inventories                              (92,646)  (223,255)
    Prepaid expenses                         (20,067)    13,068
    Deferred taxes                           (50,000)         -
    Accounts payable                          69,399    433,272
    Accrued expenses                         116,033    216,157
                                          ---------------------
Net cash provided by operating activities    307,628    454,796

Investing activities
Additions to equipment and fixtures         (202,836)  (145,140)
Proceeds from sale of equipment               16,000          -
Increase in other assets                    (101,168)   (37,925)
Purchase of subsidiaries, net of cash
 acquired                                          -   (266,514)
                                         ----------------------
Net cash used in investing activities       (288,004)  (449,579)

Financing activities
Net repayment of line of credit agreement   (170,941)   (41,000)
Net proceeds from (repayment of) long-term
 debt                                        304,463    (29,943)
Net proceeds from sale of common stock       659,009          -
Purchase of treasury stock                         -   (100,000)
                                         -----------------------
Net cash provided by (used in) financing
 activities                                  792,531   (170,943)
                                        -------------------------
Net increase (decrease) in cash and cash
 equivalents                                 812,155   (165,726)
Cash and cash equivalents at beginning of
 year                                        123,562    289,288
                                        ------------------------

Cash and cash equivalents at end of year   $ 935,717  $ 123,562
                                        ========================
Supplemental disclosure of cash flow
 information
  Cash paid during the year for:
    Interest                               $ 143,595  $ 100,278
    Income taxes                              38,800      1,182

Noncash investing and financing activities
  Treasury stock repurchase for note payable       -   (175,000)

See accompanying notes.
                   Tytronics Incorporated

   Notes to Consolidated Financial Statements


1.  Significant Accounting Policies

Business

Tytronics Incorporated (Tytronics) is involved in the design, manufacture and sale of commercial on-line chemical, liquid and gas analyzers for application in industrial process and environmental control throughout the world. Holometrix, Inc. (Holometrix), is a product development, manufacturing and contract test services company which specializes in manufacturing instruments and providing contract test services for measuring thermophysical properties of a wide variety of materials. National Metal Refining Company, Inc. (Nametre) is a product development and manufacturing company specializing in in-line and laboratory viscosity analyzers.

Principles of Consolidation

The consolidated financial statements include the accounts of Tytronics and its majority-owned subsidiary, Holometrix, and Holometrix' majority-owned and consolidated subsidiary Nametre acquired by Holometrix on September 30, 1996, (collectively, the Company), of which Tytronics owns 69% at September 30, 1997. Significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue for instrument sales is recognized when instruments are shipped. Revenue for testing services is recognized as services are performed.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.
1.  Significant Accounting Policies (continued)

Equipment and Fixtures

Equipment and fixtures are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets, ranging between five and ten years.

Equipment and fixtures consist of the following at September 30:

                                             1997           1996

Furniture and fixtures                    $ 50,756     $   48,775
Leasehold improvements                      67,351         62,185
Machinery and equipment                    708,405        541,775
Demonstration equipment                    302,897        302,232
                                         ------------------------
                                         1,129,409        954,967
Accumulated depreciation and amortization  681,287        507,930
                                         ------------------------
                                        $  448,122      $ 447,037
                                         ========================
Other Assets

Other assets include patent costs, trademarks, licensing agreements, various deposits for office equipment and utilities and goodwill resulting from the excess of cost over fair value of net assets acquired by Holometrix. Costs related to patents and trademarks are amortized using the straight-line method over 17 years. Costs related to licensing agreements are amortized using the straight-line method over the life of the agreements. Costs related to goodwill are amortized using the straight-line method over 15 years.

1.  Significant Accounting Policies (continued)

Other assets consisted of the following at September 30:

                                             1997      1996

Patents                                   $ 241,588  $ 193,262
Goodwill                                    244,788    244,788
Licensing agreement                          41,863     41,863
Trademarks                                   17,529     17,529
Deposits and other                          117,123     64,281
                                          --------------------
                                            662,891    561,723
Accumulated amortization                   (189,818)  (120,117)
                                         ---------------------
                                         $  473,073  $ 441,606
                                         =====================

Accounting Pronouncements

In June of 1997 the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" (FAS 130). FAS 130 establishes standards for reporting and displaying comprehensive income and its components. FAS 130 is effective for the Company in fiscal year 1999. The Company does not believe the adoption of this Statement will have a material effect on the Company's financial statements.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Tax provisions and credits are recorded at statutory rates for taxable items included in the consolidated statements of income regardless of the period in which such items are reported for income tax purposes. Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and net operating loss carryforwards for which income tax benefits will be realized in future years. The Company files its income tax returns based on a tax year ending April 30. For financial reporting purposes, deferred tax assets and liabilities are determined as of September 30.

1.  Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments which subject the Company to credit risk consist of cash equivalents and trade accounts receivable. The risk with respect to cash equivalents is minimized by the Company's policies in which investments are placed with high credit quality financial institutions and the amount of exposure to any one financial institution is monitored. The risk with respect to trade accounts receivable is minimized by the credit worthiness of the Company's customers, the diversity of its customer base and their dispersion across a wide geographical area, as well as the Company's credit and collection policies. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses have been within management's expectations. One distributor accounted for approximately 13% and 18% of revenues in 1997 and 1996, respectively. Sales to international customers represented approximately 49% and 53% of revenues in 1997 and 1996, respectively.

Stock-Based Compensation

The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of the grant. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", which is based on the intrinsic value method of measuring stock-based compensation. The Company has adopted the disclosure provisions only of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123), which is based on the fair-value method of measuring stock-based compensation.

Reclassification

Certain amounts in the 1996 financial statements have been reclassified to conform to the 1997 presentation.

2.  Acquisition

On November 29, 1994, Tytronics acquired approximately 55% of the outstanding capital stock of Holometrix (8,960,244 shares) in exchange for $186,000 of Tytronics common stock (30,000 shares). In addition, the Company purchased $220,000 in promissory notes of Holometrix from investors in Holometrix and agreed to loan Holometrix $150,000 payable on demand to repay a $150,000 loan held by investors in Holometrix.

The acquisition has been accounted for using the purchase method. Accordingly, the purchase price was allocated to assets acquired based on their estimated fair values. In connection with the acquisition, Tytronics acquired assets with a fair value of $1,012,262 and assumed liabilities of $674,080. This treatment did not result in any costs in excess of net assets acquired. The results of operations of Holometrix are included with those of the Company from November 29, 1994, the date of acquisition.

Effective   September  30,  1996,  Tytronics  purchased   an
additional 6,000,000 shares of Holometrix $.01 par value common stock for $175,000 cash, $60,000 note payable and contribution of $65,000 of an existing $165,000 note payable owed to Tytronics from Holometrix. The balance of the note payable of $100,000 was rewritten as a promissory note with two  installments  of $50,000 due in fiscal  year  1998  and
1999,   respectively.    Effective   September   30,   1996,
Tytronic's ownership in Holometrix increased from 55% to 67%. In consideration of the debt restructuring, Tytronics received warrants for the purchase of 1,100,000 and 1,000,000 shares of Holometrix $.01 par value common stock at an exercise price of $.05 and $.10 per share, respectively. The warrants expire February 1, 2006.

On September 30, 1996, Holometrix acquired approximately 61% of the outstanding shares of National Metal Refining Company, Inc., a developer of instruments for the measurement of viscous properties of materials, for $225,000 in cash, and $75,000 in notes payable, plus acquisition costs. The acquisition has been accounted for under the purchase method. Accordingly, the purchase price was allocated based on the estimated fair value of the assets acquired and the liabilities assumed. In connection with the acquisition, Holometrix acquired assets with a fair value of $1,046,102 and assumed liabilities of $874,233. This allocation has resulted in goodwill of approximately $245,000 which is being amortized over 15 years. The purchase also provided for the acquisition by Holometrix of warrants to purchase an additional 13,334 shares at $3 per share and 10,000 shares at $6 per share.

Effective September 30, 1997, Tytronics converted $100,000 of notes payable due from Holometrix into 1,550,000 shares of Holometrix common stock by exercising warrants. In accordance with the warrants, Tytronics acquired 1,100,000 shares for $.05 per share and 450,000 shares for $.10 per share.

3.  Notes Payable to Banks

Effective July 24, 1997, Tytronics agreed with a bank to a $1,000,000 consolidated revolving line of credit. The line bears interest at the prime rate plus 1.25% (9.75% at September 30, 1997). The line is renewable on a yearly basis and is scheduled to expire July 24, 1998. $113,000 was outstanding and $275,000 was available at September 30, 1997. Under the same agreement Tytronics also agreed to a $500,000, four year working capital term loan, payable in forty-eight equal monthly installments through July 24, 2001. The note bears interest at the prime rate plus 2%
(10.5% at September 30, 1997). The note had a balance of $494,000 at September 30, 1997. The borrowings are secured by accounts receivable, inventory, equipment and fixtures and are available based upon certain percentages of
qualified  accounts  receivable.   The  borrowings   contain
certain covenants that, among other things, require Tytronics to maintain a minimum current ratio and tangible capital base, as defined.

At September 30, 1996 Tytronics and Holometrix had individual lines of credit with a bank. Tytronics and Holometrix had lines of $500,000 and $350,000, respectively. Tytronics and Holometrix had $200,000 and $84,000 outstanding and $190,440 and $266,000 available, respectively.

4.  Long-Term Debt

Long-term debt consisted of the following at September 30:

                                                   1997        1996

Notes payable to bank, principal and
  interest payable monthly through July 1,
  2001, bearing interest at 2% above prime
  rate (10.5 % at September 30, 1997)           $ 493,999          -
Subordinated promissory notes payable to
  a shareholder, bearing interest payable
  monthly at 10% per annum; principal payable
  on November 23, 1999                            450,000   $450,000
Promissory note payable to shareholder,
  bearing interest at 6% per annum, due in
  annual installments through January 2, 1999 125,000 175,000 Promissory note to shareholder, bearing interest at 10%, principal and interest
  are paid quarterly through 1998                  50,000    155,000
Other                                             117,585    152,121
                                                --------------------
                                                1,236,584    932,121
Less current portion                              299,335    184,485
                                               ---------------------
                                                $ 937,249   $747,636
                                               =====================

In 1996, the Company extended repayment of a promissory note to a shareholder to November 23, 1999.

As of September 30, 1997 and 1996, approximately $41,000 and
$61,500, respectively, was owed to the estate of a former shareholder.

The aggregate amounts of required principal payments on the Company's long-term debt at September 30, 1997 are as follows:

1998                             $ 299,335
1999                               234,322
2000                               579,039
2001                               123,888
2002                                     -
                                 ---------
                                $1,236,584
                                 =========
5.  Related Party

Tytronics shares a facility with Holometrix. The operating lease is effective through 1999 with base rent of $68,400, $76,000 and $83,600 in 1997, 1998 and 1999, respectively.
Rent expense is allocated based on the square footage each occupies. The Company's total rent expense was $142,569 and $99,341 for the years ended September 30, 1997 and 1996, respectively, of which $41,105 and $30,801 was allocated to Tytronics in 1997 and 1996, respectively. The Companies also share other operating and administrative costs based on estimate usage. This informal agreement resulted in the payment of approximately $86,000 and $80,000 in 1997 and 1996, respectively, by Holometrix to Tytronics for such operating and administrative costs.

6.  Stockholders' Equity

Common Stock

In connection with a 1991 financing, the Company granted warrants giving the holders the right to purchase 12,506 shares of common
stock at a price of  $12.07 per  share.   In connection with the
1995 debt refinancing, the expiration date of these warrants was extended to November 23, 2000 from November 19, 1997.
In connection with the same refinancing, the Company granted additional warrants giving the holders the right  to  purchase 23,106 shares of common stock at  $17.27 per share. These warrants also expire on November 23, 2000. Further, and in that same regard, the Company granted warrants to the president of the Company giving him the right to purchase 314
shares of common  stock at  a  price  of  $17.27  per share.   These
warrants were exercised on November 12, 1997, in advance of their expiration date of November 18, 1997.

Effective September 30, 1997 the Company conducted a private placement selling 39,271 shares of common stock for $17.50 per share, receiving total net proceeds of $657,959. In connection with the private placement, the Company granted warrants to purchase an additional 39,271 shares of common stock at a price of $22.50 per share. The warrants expire September 30, 2002.

The Company also granted warrants to purchase 1,500 shares of common stock at a price of $17.50 per share in connection with a refinancing of notes payable to a bank July 24, 1997.
The warrants expire July 24, 2002.

7.  Stockholders' Equity (continued)

Option Agreement

In December 1992, the Company established an Incentive Stock Option Agreement whereby employees of the Company will be granted options to purchase shares of Tytronics common stock at a price equal to the fair value at the date of grant. Options become exercisable in five cumulative installments, each at 20% of the shares covered by the option on the first anniversary of the vesting reference date set forth in the agreement. The options normally expire ten years from the date of grant (five years from the date of grant for optionees owning more than 10% of the total combined voting power of all classes of stock of the Company at the date of grant). Terminated employees' options expire three months from the date of termination or one year from the date of the employee's death.

Information regarding the Company's Plan is as follows:

                                        1997              1996
                                -------------------------------------
                                       Weighted                Weighted
                                       Average                 Average
                                       Exercise                Exercise
                              Shares   Price        Shares     Price

Outstanding options at
 beginning of year            23,500    $ 7.02       23,500    $7.02
Granted                        2,000     17.50            -
Exercised                          -                      -
Terminated                         -                      -
                             ----------------------------------------------
Outstanding options at end    25,500    $ 7.84       23,500    $7.02
 of year
                             ==============================================
Exercisable at end of year    17,100    $ 6.70       13,900    $6.52
                             ==============================================
Available for grant at end
 of year                       9,500                 11,500
                             ==============================================
Weighted average fair value
 per share of options granted
 during the year               $4.54                      -
                             ==============================================

7.  Stockholders' Equity (continued)

The following table represents weighted average price and life information about significant option groups outstanding at September 30, 1997:

            Options Outstanding       Options Exercisable
       -----------------------------------------------------------
                    Weighted
                    Average     Weighted               Weighted
Option              Remaining   Average                Average
Grant    Number    Contractual  Exercise    Number     Exercisable
Date  Outstanding   Life (yrs)  Price     Exercisable  Price

 1993   15,500        2.5       $6.39      13,900      $6.35
 1995   8,000          7         8.25       3,200       8.25
 1997   2,000          5        17.50           -          -
       -------                             ------
       25,500                              17,100
      =======                              ======

The pro-forma net income, as if compensation cost for the Plans had been determined based on the fair value at the grant date, in accordance with the provisions of FAS 123, is not materially different from the actual reported net income for the years ended September 30, 1997 and 1996.

The fair value of options at the date of grant were estimated using the minimum value model with an estimated weighted average life of six years from the date of grant, assuming a risk free interest rate of approximately 6%. The Company does not intend to declare dividends on its common stock.

The effects on 1997 and 1996 pro forma net income of expensing the estimated fair value of stock options are not necessarily representative of the effects on reporting the results of operations for future years.

Preferred Stock

There  are  29,327 shares of Series A and Series B preferred
stock   (collectively,  preferred  stock),  outstanding   at
September 30, 1997 and 1996.

7.  Stockholders' Equity (continued)

The preferred stock has a liquidation preference equal to $13.38 per share plus all declared and unpaid dividends and is initially convertible on a one-for-one basis into shares of common stock at the preference of the stockholder. The initial conversion price is equal to $16.00 and $12.07 per share for Series A and Series B preferred stock, respectively. Each share of preferred stock shall automatically be converted into shares of common stock immediately upon a public offering under the Securities Act of 1933 covering the offer and sale of common stock at an aggregate gross offering price of not less than $3,000,000 and a minimum share price of $25.00 or the vote of holders of a majority of the outstanding shares of preferred stock. The conversion ratio is adjustable for changes in the Company's capital structure. The shares of preferred stock vote together with the shares of common stock. Each holder of preferred shares is entitled to the number of votes equal to the whole number of shares of common stock into which the shares of preferred stock are convertible at such time.

The preferred stock is noncumulative; however, before declaration of a common stock dividend, the Company must declare a preferred stock dividend at an annual rate equal to
$1.60  and  $1.21  for the Series A and Series  B  Preferred
Stock, respectively.

Certain stockholders have an agreement with the Company in which the Company agrees not to take certain actions without the approval of such stockholders. Such actions include merger or consolidation, payment of dividends, repayment of debt, making investments (debt or equity) in other corporations, granting certain liens and mortgages, bulk sales of assets and making excessive expenditures on leases, fixed assets or executive compensation.

Treasury Stock

At September 30, 1997 and 1996 the Company has 36,000 shares of common stock and 12,500 shares of preferred stock held in treasury.

8.  Profit-Sharing Plan

The Company sponsors a 401(k) profit-sharing plan (the plan) covering all employees of the Company having completed a minimum of six months of service. The plan permits participants to make elective contributions up to the maximum limits allowed by the Internal Revenue Code Section 401(k), with a matching employer contribution. Participants become fully vested in the Company's matching contributions in their fifth year of service with the Company.

8.  Profit-Sharing Plan (continued)

The  plan  also  permits the employer to make  fully  vested
discretionary  contributions  to  the  plan   allocated   to
participants' accounts based on their relative compensation.

Total plan expense was $5,401 and $5,217 in 1997 and 1996, respectively.

9.  Income Taxes

The provision for income taxes consisted of the following:

                                           1997      1996
Current income taxes:
State                                    $33,000   $12,335
Federal                                   58,000    40,000
                                          ------    ------
                                          91,000    52,335
                                          ------    ------
Deferred income taxes:
Federal                                  (50,000)        -
                                          ------    ------
                                         (50,000)        -
                                          ------    ------
                                        $ 41,000   $52,335
                                          ======    ======
The federal tax is the result of alternative minimum taxes.

9.  Income Taxes (continued)

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Tytronics net deferred tax assets are attributable to the following temporary differences at September 30:

                                           1997      1996
Deferred tax assets:
Accounts receivable allowances           $24,800  $ 22,800
Depreciation                              32,300    23,300
Inventory                                  8,200     6,200
Other accruals                            64,700    75,400
Research and development tax credits      25,500    25,500
Net operating loss carryforwards         721,000   663,000
Alternative Minimum Tax loss credits      70,000         -
                                         -------   -------
                                         946,500   816,200
Valuation allowance                     (856,500) (816,200)
                                         -------   -------
                                          90,000        -0-
Deferred tax liability:
Basis difference of property and
 equipment                                40,000        -0-
                                         -------   -------
Net deferred tax asset                  $ 50,000   $    -0-

At September 30, 1997, the Company had a net deferred tax asset of $50,000. FAS 109 requires that a valuation reserve be established if it is "more likely than not" that realization of the tax benefits will not occur. The net change in the valuation allowance for deferred tax assets was a decrease of $40,300 in fiscal 1997, related to the use of previously unbenefitted losses.

The Company does not file a consolidated tax return. As of September 30, 1997, Tytronics has available research and development credit carryforwards of approximately $25,500. The Company has no state or alternative minimum tax net operating loss carryforwards. The credit carryforwards may be subject to limitations.


10.  Subsequent Events

Holometrix has filed a Proxy Statement and Reorganization plan with the Securities and Exchange Commission whereby it intends to enter a reorganization pursuant to which Tytronics and Nametre will be merged into Holometrix Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Holometrix, with the result that Holometrix Acquisition Corporation will be the surviving entity. Following the reorganization Holometrix Acquisition Corporation will be merged into Holometrix, the surviving entity will change its name to Metrisa, Inc.

In connection with the reorganization, each issued and outstanding share of Tytronics' Preferred Stock and Common Stock will be exchanged for 254.542 and 231.402 shares, respectively, of the Common Stock of Holometrix, for a total of approximately 39,000,000 shares of Holometrix Common Stock. In addition, each issued and outstanding share, of Nametre Common Stock (currently 76,800 excluding shares owned by Holometrix) will be exchanged for 79.807 shares of Holometrix Common Stock for a total of approximately 6,065,000 shares.

In connection with the reorganization Holometrix has filed and amendment to its Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 100,000,000 shares. Subsequent to the reorganization Holometrix intends to reduce the number of Common shares authorized from 100,000,000 to 2,000,000 with a $.50 par value and conduct a 50 to 1 reverse stock split.

Although  Holometrix (Metrisa) is the surviving corporation, the  shareholders of Tytronics will obtain the  majority  of
voting  rights  in  Holometrix.   Tytronics  is  deemed  the
acquiring entity for accounting purposes.





                                 HOLOMETRIX, INC.
                 PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                    (UNAUDITED)



        The following pro forma combined condensed financial information is based on the historical consolidated financial statements of Tytronics Incorporated ("Tytronics") and reflects the reorganization of Tytronics, Holometrix, Inc. ("Holometrix") and National Metal Refining Company, Inc. ("Nametre") and resulting issuance of additional common shares of Holometrix in connection with the reorganization.

        As a result of the reorganization, Holometrix will be the surviving entity. Although Holometrix is the surviving corporation, because the shareholders of Tytronics will obtain a majority of voting rights in Holmetrix, Tytronics is deemed to be the acquiring entity for accounting purposes. Accordingly, the reorganization will be accounted for as a recapitalization of Tytronics and the acquisition by Tytronics of the minority interests of Holometrix and Nametre under the purchase method of accounting in accordance with Accounting
        Principles Board Opinion No. 16 Business Combinations. In connection with the reorganization, each issued and outstanding share of Preferred Stock and Common Stock of Tytronics, approximately 16,800 shares and 150,000 shares, respectively, will be exchanged for 254.542 and 231.40 shares, respectively, of the Common Stock of Holometrix (rounded up to the nearest whole share), for a total of approximately 39,000,000 shares of Holometrix Common Stock. In addition, each issued and outstanding share of Nametre Common Stock, currently, approximately 76,000 shares (excluding shares owned by Holometrix), will be exchanged for 79.807 shares of Holometrix Common Stock
        (rounded up to the nearest whole share) for a total of approximately 6,065,000 shares. At the closing date, the financial statements will reflect the acquisition by Tytronics of the minority interests of Holometrix and Nametre through the issuance of Holometrix common shares valued at $1,165,000 based on an independent valuation of Tytronics, Nametre and Holometrix by Fechtor, Detwiler & Co., Inc. ("Fector Detwiler") investment bankers. Fector Detwiler determined that the fair market value of the consolidated equity of Tytronics, Holometrix and Nametre was $4,124,000, $1,839,000 and $1,432,000,
        respectively. Fechtor Detwiler's valuations in connection with the reorganization were based on discounted cash flow analysis and the average market capitalization of certain comparable companies. The minority shareholder values of Holometrix and Nametre amounting to $609,000 and $556,000, respectively were determined by allocating the consolidated equity of Holometrix and Nametre to the minority shareholders based on their percentage ownership interest in each entity.


Holometrix, Inc.
Pro Forma Combined Condensed Balance Sheet
December 31, 1997
(000 omitted)
(unaudited)


                                           PRO FORMA      PRO FORMA
                           HISTORICAL      ADJUSTMENTS    ADJUSTED
                 (TYTRONICS INCORPORATED)
                  ----------------------   -----------    ---------
ASSETS
Current Assets:
Cash & Cash Equivalents    $    606         $             $    606
Accounts Receivable           1,315                          1,315
Inventories                   1,273                          1,273
Prepaid Expenses and Other      120                            120
			      -----            ---           -----
Total Current Assets          3,314                          3,314

Equipment and Fixtures-Net      428                            428
Other assets                    518            930 (a)       1,448
                              -----          -----           -----
Total Assets               $  4,260         $  930        $  5,190
                              =====          =====           =====

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Notes Payable              $    238         $              $    238
Accounts Payable              1,359                          1,359
Accrued Expenses                443                            443
Current Portion,
  Long Term Debt                146                            146
                              -----          -----           -----
Total Current Liabilities     2,186                          2,186

Long-Term Debt, less
  current portion               906                            906

Minority interest in
  subsidiary                    235            (235)(a)          0

Stockholders' Equity            933           1,165 (a)      2,098

Total Liabilities and         -----           -----          -----
  Stockholders' Equity     $  4,260         $   930       $  5,190
			      =====           =====          =====

(a) To record the acquisition of the minority interest of Holometrix and Nametre in exchange for the issuance of stock valued at $1,165,000. Goodwill represents the excess purchase price over the fair value of net assets acquired calculated as follows:

          Total value of 13,416,000 shares issued (268,320 shares
            after the 50 for 1 reverse stock split) in exchange
            for minority shareholders interest                    $  1,165,000
          Minority Interest - Historical Value reflected
           by Tytronics Incorporated                                   235,000
                                                                     ---------
          Excess of purchase price over fair value                $    930,000
                                                                     =========
          Goodwill representing the excess purchase price paid for the remaining interests of Holometrix and Nametre over their fair values will be amortized over an estimated life of 15 years.






Holometrix, Inc.
Pro Forma Combined Condensed Statement of Operations
Three Months Ended December 31, 1997
($000 omitted)
(unaudited)



                              HISTORICAL        PRO FORMA       PRO FORMA
                     (TYTRONICS INCORPORATED)   ADJUSTMENTS     ADJUSTED
                      -----------------------   -----------     ---------
Net Sales                       $  1,634       $               $   1,634



Cost of Sales                        837                             837
                                   -----                           -----
Gross Profit                         797                             797
                                   -----                           -----


Operating Expenses
Selling, general and
 administrative                      884             16 (b)          900
Research and Development             173                             173
                                   -----          -----            -----
Total                              1,057             16            1,073
                                   -----          -----            -----
(Loss) From Operations              (260)           (16)            (276)
Other (Expense)                      (28)             -              (28)
                                   -----          -----            -----
(Loss) Before Income
 Taxes and Minority Interest        (288)           (16)            (304)

Income Taxes                           0              -                0
                                   -----          -----             -----
(Loss) Before Minority Interest     (288)           (16)            (304)

Minority Interest                      3             (3)(a)           -
                                   -----           -----            -----
Net (Loss)                     $    (291)    $      (13)      $     (304)
                                   =====          =====             =====

Weighted Average of Common Shares
  Outstanding                    781,000(c)      268,000  (d)   1,049,000

Net (Loss)
  Per Common Share              $   (.37)                      $     (.29)


(a) To eliminate minority interest in Holometrix and Nametre due to acquisition of remaining interests by Tytronics as a result of the reverse merger.

(b) To record amortization of goodwill representing the excess purchase price paid for the remaining interests of Holometrix and Nametre over their recorded values using an estimated life of 15 years.

(c) Reflects the issuance of 39,000,000 shares of Holometrix Common Stock to existing Tytronics stockholders, as well as the proposed 50-1 reverse stock split.

(d) To reflect 13,416,000 shares (268,320 shares after the 50 for 1 reverse stock split) issued as a result of the reverse acquisition assuming the reverse acquisition occurred at the beginning of the periods presented.




Holometrix, Inc.
Pro Forma Combined Condensed Statement of Operations
Year ended September 30, 1997
($000 omitted)
(unaudited)



                              HISTORICAL        PRO FORMA       PRO FORMA
                     (TYTRONICS INCORPORATED)   ADJUSTMENTS     ADJUSTED
                      -----------------------   -----------     ---------
Net Sales                       $  7,975       $               $   7,975



Cost of Sales                      3,782                           3,782
                                   -----                           -----
Gross Profit                       4,193                           4,193
                                   -----                           -----


Operating Expenses
Selling, general and
 administrative                    3,343             62 (b)        3,405
Research and Development             626                             626
                                   -----          -----            -----
Total                              3,969             62            4,031
                                   -----          -----            -----
Income From Operations               224            (62)             162
Other (Expense)                     (113)             -             (113)
                                   -----          -----            -----
Income Before Income
 Taxes and Minority Interest         111            (62)              49

Income Taxes                          41              -               41
                                   -----          -----             -----
Income Before Minority Interest       70            (62)               8

Minority Interest                    (33)            33  (a)          -
                                   -----           -----            -----
Net Income                     $     103     $      (95)      $        8
                                   =====          =====             =====

Weighted Average of Common Shares
  Outstanding                    781,000 (C)      268,000  (d)   1,049,000

Net Income
  Per Common Share              $    .13                      $     .01


(a) To eliminate minority interest in Holometrix and Nametre due to acquisition of remaining interests by Tytronics as a result of the reverse merger.

(b) To record amortization of goodwill representing the excess purchase price paid for the remaining interests of Holometrix and Nametre over their recorded values using an estimated life of 15 years.

(c) Reflects the issuance of 39,000,000 shares of Holometrix Common Stock to existing Tytronics stockholders, as well as the proposed 50-1 reverse stock split.


(d) To reflect 13,416,000 shares (268,320 shares after the 50 for 1 reverse stock split) issued as a result of the reverse acquisition assuming the reverse acquisition occurred at the beginning of the periods presented.













Votes Required

Approval of the amendment to the Charter to increase the authorized number of shares of the Company's Common Stock will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. Tytronics is the record holder of approximately 70% of the Company's outstanding Common Stock and Joseph J. Caruso, a director of the Company, is the beneficial owner of approximately 6% of the Company's outstanding Common Stock.
Tytronics and Mr. Caruso have indicated their intention to vote for the proposal to amend the Company's Charter to increase the authorized number of shares of the Company's Common Stock. Abstentions and broker non-votes will be equivalent to a vote against the amendment.

Board of Directors Recommendations

The Board of Directors has unanimously recommended (with the exception of those directors of the Company who are also directors of Tytronics or Nametre, who abstained from voting) that you vote FOR the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's Common Stock.

THE REVERSE STOCK SPLIT (PROPOSAL 2)

General

The Board of Directors has determined that it would be advisable to amend the Company's Certificate of Incorporation effective following the Reorganization to effect a 1 for 50 reverse stock split (the "Reverse Stock Split") of the Company's Common Stock. A copy of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit A. If the Reverse Stock Split is approved by the shareholders, each 50 shares of the Company's Common Stock (the "Old Common
Stock") outstanding on the effective date of the Reverse Stock Split will be converted automatically into 1 share of New Common Stock, par value $.50 per share (the "New Common Stock"). To avoid the existence of fractional shares of New Common Stock, shareholders who would otherwise be entitled to receive fractional shares of New Common Stock shall receive one additional whole share of Common Stock. See "Exchange of Stock Certificates". The effective date of the Reverse Stock Split will be the date on which the amendment to the Company's Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, which is anticipated to be as soon as practicable following the effectiveness of the Reorganization.

Background and Reasons for the Reverse Stock Split

The Reverse Stock Split would reduce the number of outstanding shares of Common Stock to approximately 2,000,000 shares following the Reorganization, or approximately 2% the number of shares outstanding prior to the Reverse Stock Split. The Reverse Stock Split would also proportionally reduce the number of shares of Common Stock reserved for issuance pursuant to options and warrants of the Company outstanding as of the effective date of the Reverse Stock Split. The Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company, subject to the provisions for the elimination of fractional shares and rounding up to the nearest whole share in every instance. If the proposal for amendment of the Company's Certificate of Incorporation to effect the Reverse Stock Split is approved, each outstanding share of Common Stock will be entitled to one vote at each meeting of stockholders, as is the case with each presently outstanding share. While a reduced number of outstanding shares of Common Stock could adversely affect the liquidity of the Common Stock, management of the Company does not believe this is likely to happen. Because the par value of the Common Stock will be increased, to $.50 per share from $0.01 per share, by the same proportion that the number of outstanding shares will be decreased, there will be no change in the stockholders' equity, stated capital or paid-in capital of the Company, or the amount that could lawfully be distributed to stockholders. The Reverse Stock Split is not intended as an anti-takeover device and is not expected to function unintentionally as one.

The Company's Common Stock is not quoted in the over-the-counter market and there currently exists no active trading market in the Company's securities. Information reported by the National Quotation Bureau of New Jersey, indicates that the high and low bid quotations for the Company's Common Stock for the three month period ended
December 31, 1997 were $.01 and $.002, respectively. The Board of Directors of the Company believes that the low bid quotations for the Company's Common Stock has impaired the acceptability of the Company's Common Stock by the financial community and the investing public.

The Board of Directors believes that the decrease in the number of shares of the Company's Common Stock outstanding as a consequence of the Reverse Stock Split and the resulting anticipated corresponding increased price level will result in greater interest in the Company's Common Stock by the financial community and the investing public than if the Reverse Stock Split were not effected.

There can be no assurance, however, that the foregoing will occur or that the market prices of the Company's Common Stock immediately after implementation of the Reverse Stock Split will increase, and if they increase, there can be no assurance that such increases can be maintained for any period of time, or that such market prices will approximate 50 times the market prices before the Reverse Stock Split.

Exchange of Stock Certificates; No Fractional Share Interests

The Reverse Stock Split will be effective on the effective date (the "Effective Date") of the filing with the Secretary of State of Delaware of the Certificate of Amendment with respect to this proposal which is expected to take place immediately following the Reorganization. Stockholders of the Company on and as of the Effective Date will then be furnished the necessary materials and instructions to effect the exchange of their certificates representing Old Common Stock for new certificates representing the New Common Stock of the Company outstanding after the Reverse Stock Split. Certificates representing Old Common Stock presented for transfer subsequent to the Effective Date may be transferred by the Company's Transfer Agent, but certificates representing the reissued shares will represent only the number of New Common Stock to which the holder of the shares of Old Common Stock presented for transfer was entitled on and as of the Effective Date. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES
FOR EXCHANGE UNTIL AFTER THE EFFECTIVE DATE AND
RECEIPT OF NOTIFICATION AND INSTRUCTIONS FROM THE
COMPANY.

No fractional shares will be issued and all fractional shares, no matter how small, will be rounded up to the nearest whole share. Accordingly, no stockholder will receive less than one share as a result of this proposal.

Federal Income Tax Consequences

This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers as, for example, non-resident aliens, broker-dealers or insurance companies. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them of the Reverse Stock Split.

The exchange of Old Common Stock for New Common Stock should not result in recognition of gain or loss for federal income tax purposes. Provided that a stockholder held the Old Common Stock as a capital asset, the New Common Stock received in exchange therefor will also be held as a capital asset and the holding period of the New Common Stock will include the stockholder's holding period for the Old Common Stock. The tax basis of the New Common Stock will be the same as the tax basis of the Old Common Stock exchanged therefor.

Although not free from doubt, the above treatment should also apply with respect to additional shares received for fractional shares. However, it is possible that the receipt of additional shares could be wholly or partly taxable. Holders should consult with their own tax advisors.

No Dissenter's Rights

Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Reverse Stock Split.

Votes Required

Amendment of the Company's Certificate of Incorporation to provide for the Reverse Stock Split requires the favorable vote of a majority of the outstanding shares of Common Stock of the Company, pursuant to the requirements of the Delaware General Corporation Law. If the proposed amendment is approved by the Stockholders, the amendment will become effective the date of its filing with the Secretary of State of Delaware.

Board of Directors Recommendation

The Board of Directors unanimously recommends a vote FOR amendment of the Company's Certificate of Incorporation to effect the Reverse Stock Split.


AMENDMENT OF COMPANY'S CHARTER TO CHANGE THE
NAME OF THE COMPANY FROM HOLOMETRIX, INC. TO
METRISA, INC. (PROPOSAL 3)

The Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to change the name of the Company from Holometrix, Inc. to Metrisa, Inc. The Board recommends that the stockholders approve the amendment to the Company's Charter to effect the proposed name change. The Board of Directors believes that the name of the Company should be changed following the Reorganization to better describe the business which will be conducted by the Company following the Reorganization.

Votes Required

Approval of the amendment to the Charter to change the name of the Company will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. Abstentions and broker non-votes will be equivalent to a vote against the amendment.

Board of Directors Recommendation

The Board of Directors unanimously recommends that you vote FOR the amendment to the Company's Certificate of Incorporation to change the name of the Company.


                  OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

Proposals of Stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Bedford, Massachusetts, not later than November 5, 1998, for inclusion in the proxy statement for that meeting.

              ADDITIONAL INFORMATION

The following additional information is attached to this Proxy Statement:

Exhibit A Proposed Amendments to the Company's Certificate of Incorporation, as Amended.

Exhibit B Valuation Opinion of Fechtor, Detwiler & Co., Inc. dated
August 28, 1997

Exhibit C Reorganization Agreement


                                 HOLOMETRIX, INC.
                     25 WIGGINS AVENUE, BEDFORD, MA 01730-2323

                                       PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLOMETRIX, INC.

        The undersigned stockholder of Holometrix, Inc. (the "Company") hereby appoints John E. Wolfe and David J. Brown, and each of them, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the special meeting of the stockholders of the Company to be held at the offices of the Company, 25 Wiggins Avenue, Bedford, Massachusetts on Tuesday, April 28, 1998, and at any adjournment or postponement of such meeting, for the following purposes and with discretionary authority as to any other matter that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

             Proposal (1):       To approve an amendment to the Company's
                                 Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock, $.01 par value, from 30,000,000 to 100,000,000 shares.

                                 FOR ___   AGAINST ___       ABSTAIN ___

             Proposal (2):       To approve an amendment to the Company's
                                 Certificate of Incorporation, as amended, to be effective following the reorganization of the Company, Tytronics
                                 Incorporated and National Metal Refining
                                 Company, Inc., to reduce the number of
                                 authorized shares of Common Stock of the Company from 100,000,000 to 2,000,000 with $.50 par value; and to effect a
                                 reverse stock split of the Company's
                                 Common Stock (such split to combine fifty outstanding shares of Common Stock into one share of Common Stock).

                                 FOR ___   AGAINST ___       ABSTAIN ___

             Proposal (3):       To approve an amendment to the Company's
                                 Certificate of Incorporation, as amended, to change the name of the Company from Holometrix, Inc. to Metrisa, Inc.

                                 FOR ___   AGAINST ___       ABSTAIN ___


                                 Date:_____________________________, 1998

                                 ________________________________________

                                 ________________________________________
                                         (Signature of Stockholder)
                                 Please sign exactly as your name appears.
                                 If acting as attorney, executor, trustee or in other representative capacity, sign name and title.




                             CERTIFICATE OF AMENDMENT
                                        OF
                           CERTIFICATE OF INCORPORATION

                                        of

                                 Holometrix, Inc.


             Holometrix, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of

        Delaware (the "Corporation"), DOES HEREBY CERTIFY:

             FIRST:    That the Board of Directors of the Corporation, by

        unanimous vote of the Board of Directors taken at a meeting of the

        Board of Directors held on August 28, 1997, in accordance with the provisions of the General Corporation Law of the State of Delaware

        and the By-laws of the Corporation, duly adopted the following resolution authorizing a proposed amendment to the Certificate of

        Incorporation of said Corporation declaring said amendment to be advisable and recommending said amendment to the stockholders of the Corporation for approval thereby:

             RESOLVED: That the Corporation amend its Certificate of
                       Incorporation to increase the number of authorized shares of Common Stock, $.01 par value, from 30,000,000 to 100,000,000.

             SECOND:   That the stockholders of said Corporation at a

        Special Meeting of Stockholders held on October 28, 1997, in accordance with the provisions of Sections 211 and 222 of the

        General Corporation Law of the State of Delaware, duly adopted the aforementioned amendment.

             THIRD:    That the aforementioned amendment was duly adopted

        in accordance with the provisions of Section 242 of the General

        Corporation Law of the State of Delaware.




             FOURTH:   That in accordance with the aforementioned

        resolution, the Certificate of Incorporation of this Corporation is hereby amended by deleting the first paragraph of Article 4 thereof in its entirety and replacing it with a new paragraph so that, as amended, the first paragraph of Article 4 shall read as follows:

                       "4. The total number of shares of stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares, of which one hundred million (100,000,000) shares shall be common stock, with a par value of one cent ($.01) per share (the "Common Stock") and ten million (10,000,000) shares shall be preferred stock, with a par value of one cent ($.01) per share (the "Preferred Stock")."

             IN WITNESS WHEREOF, Holometrix, Inc., has caused this

        Certificate to be signed by John E. Wolfe, President, and attested by David J. Brown, Secretary, this ____ day of October, 1997.



        Attest                             HOLOMETRIX, INC.



        ____________________________       ____________________________
        David J. Brown                     John E. Wolfe
        Its Secretary                      Its President




                             CERTIFICATE OF AMENDMENT
                                        OF
                           CERTIFICATE OF INCORPORATION

                                        of

                                 Holometrix, Inc.



             Holometrix, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of

        Delaware (the "Corporation"), DOES HEREBY CERTIFY:

             FIRST:    That the Board of Directors of the Corporation, by

        unanimous vote of the Board of Directors taken at a meeting of the

        Board of Directors held on August 28, 1997, in accordance with the provisions of the General Corporation Law of the State of Delaware

        and the By-laws of the Corporation, duly adopted the following resolution authorizing a proposed amendment to the Certificate of

        Incorporation, said Corporation, declaring said amendment to be advisable and recommending said amendment to the stockholders of the Corporation for approval thereby:

             RESOLVED: That the Corporation amend its Certificate of
                       Incorporation to effect a one for fifty reverse stock split of the Corporation's issued and outstanding common stock, $.01 par value, decreasing the number of authorized shares of common stock, $.01 par value, from 100,000,000 shares to 2,000,000 shares and increasing the par value of the Corporation's Common Stock to $.50 per share.

             SECOND:   That the stockholders of said Corporation, at a

        Special Meeting of Stockholders held on October 28, 1997, in accordance with the provisions of Sections 211 and 212 of the

        General Corporation Law of the State of Delaware, duly adopted the aforementioned amendment.




             THIRD:    That the aforementioned amendment was duly adopted

        in accordance with the provisions of Section 242 of the General

        Corporation Law of the State of Delaware.

             FOURTH:   That in accordance with the aforementioned

        resolution, the Certificate of Incorporation of this Corporation is hereby amended by deleting the first paragraph of Article 4 thereof in its entirety and replacing it with a new paragraph so that, as amended, the first paragraph of Article 4 shall read as follows:

                       "4. The total number of shares of stock which the Corporation shall have authority to issue is twelve million (12,000,000) shares, of which two million (2,000,000) shares shall be common stock, with a par value of fifty cents ($.50) per share (the "Common Stock"), and ten million (10,000,000) shares shall be preferred stock, with a par value of one cent ($.01) per share (the "Preferred Stock")."

             FIFTH:    That the Board of Directors of the Corporation, by

        unanimous vote of the Board of Directors taken at a meeting of the

        Board of Directors held on August 28, 1997, in accordance with the provisions of the General Corporation Law of the State of Delaware

        and the By-laws of the Corporation, duly adopted the following resolution authorizing a proposed amendment to the Certificate of

        Incorporation of the Corporation, declaring the amendment to be advisable and recommending said amendment to the stockholders of the Corporation for approval thereby:

                  RESOLVED: That the Corporation amend its Certificate of
                            Incorporation to change its name from
                            Holometrix, Inc. to Metrisa, Inc.

             SIXTH:    That the stockholders of the Corporation, at a

        Special Meeting of Stockholders held on October 28, 1997, in accordance with the provisions of Sections 211 and 222 of the

        General Corporation Law of the State of Delaware, duly adopted the aforementioned amendment.

             SEVENTH:  That the aforementioned amendment was duly adopted in accordance with the provisions of Section 242 of the General

        Corporation Law of the State of Delaware.

             EIGHTH:   That in accordance with the aforementioned

        resolution, the Certificate of Incorporation of this Corporation is hereby amended by deleting Article 1 thereof in its entirety and replacing it with a new Article 1 so that, as amended

        Article 1 shall read as follows:

                       "1.  The name of the Corporation is
                       Metrisa, Inc."


             IN WITNESS WHEREOF, Holometrix, Inc., has caused this

        Certificate to be signed by John E. Wolfe, President and attested by David J. Brown, Secretary this ____ day of October, 1997.



        Attest                             HOLOMETRIX, INC.



        ____________________________       ____________________________
        David J. Brown                     John E. Wolfe
        Its Secretary                      Its President


                           PLAN AND AGREEMENT OF MERGER


             This Plan and Agreement of Merger (hereinafter called the "Plan and Agreement") entered into this __ day of April, 1998 between Holometrix Acquisition Corp., a Delaware corporation (hereinafter sometimes referred to as the "Delaware corporation"), Tytronics Incorporated, a Massachusetts corporation (hereinafter sometimes referred to as the "Massachusetts corporation"), National Metal Refining Company, a New Jersey corporation (hereinafter sometimes referred to as the "New Jersey corporation") and Holometrix, Inc., a Delaware corporation (hereinafter sometimes referred to as "Holometrix"), with the Delaware corporation, the Massachusetts corporation and the New Jersey corporation hereinafter sometimes referred to as the "Constituent Corporations".

                               W I T N E S S E T H:

             WHEREAS, Holometrix has an authorized capital stock consisting of Ten Million (10,000,000) shares of Preferred Stock, $.01 par value and Thirty Million (30,000,000) shares of Common Stock, $1.00 par value, of which 23,861,878 shares of Common Stock are now issued and outstanding;

             WHEREAS, Holometrix has agreed to submit an amendment to its Certificate of Incorporation to its stockholders for approval to be effective prior to the Effective Time to increase the number of authorized shares of its Common Stock to 100,000,000 shares;

             WHEREAS, the Massachusetts corporation has an authorized capital stock consisting of Seventy-Five Thousand (75,000) shares of Preferred Stock, $1.00 par value, of which Sixteen Thousand Eight Hundred Twenty-Seven (16,827) shares are issued and outstanding and Four Hundred Twenty Thousand (420,000) shares of Common Stock, $.01 par value, of which One Hundred Fifty Thousand Two Hundred Seventy-One (150,271) are issued and outstanding;

             WHEREAS, the New Jersey corporation has an authorized capital stock consisting of 770,000 shares of Common Stock, $.01-1/3 par value, of which Seventy-Five Thousand Nine Hundred Eighty-Nine (75,989) shares, excluding One Hundred Twenty Thousand (120,000) shares of Common Stock owned by Holometrix, are issued and outstanding;

             WHEREAS, the Board of Directors of the New Jersey corporation has agreed to submit an amendment of its Certificate of Incorporation to its stockholders for approval to be effective prior to the Effective Time to reduce the authorized shares of Common Stock of the New Jersey corporation to 856 shares and to affect a nine hundred (900) for one (1) reverse stock split, such that prior to the Effective Time, approximately 210 shares of Common Stock of the New Jersey corporation will be issued and outstanding;




             WHEREAS, the Delaware corporation is a wholly-owned subsidiary of Holometrix, Inc.; and

             WHEREAS, the Board of Directors of the Massachusetts corporation, the New Jersey corporation and of the Delaware corporation deem it advisable to merge the Massachusetts corporation and the New Jersey corporation with and into the Delaware corporation, pursuant to the corporation laws of the Commonwealth of Massachusetts, and the States of New Jersey and Delaware.

             NOW, THEREFORE, the parties to this Plan and Agreement, in consideration of the mutual covenants and agreements hereinafter contained, do hereby prescribe the terms and conditions of said merger and the mode of carrying the same into effect, as follows:

                  FIRST: The Massachusetts corporation and the New Jersey corporation shall be merged into the Delaware corporation on the Effective Date as hereinafter defined. The Delaware corporation shall thereafter continue as the Surviving Corporation and as such is hereinafter sometimes called the "Surviving Corporation".

                  SECOND: From and after the Effective Date, the Certificate of Incorporation of the Delaware corporation shall remain and be the Certificate of Incorporation after the merger until the same shall be altered or amended as provided by law. From and after the Effective Date and until amended in accordance with law, the Certificate of Incorporation, shall be, and may be certified as, the Certificate of Incorporation of the Surviving Corporation.

                  The By-Laws of the Delaware corporation in effect on the Effective Date shall be the By-Laws of the Surviving Corporation.

                  THIRD: The shares of the Massachusetts corporation and the New Jersey corporation shall be exchanged for shares of Holometrix.

                  FOURTH: The manner of converting the outstanding shares of the Massachusetts corporation into shares of Holometrix shall be as follows:

             (a) Each issued and outstanding share of Preferred Stock of the Massachusetts corporation shall be exchanged and converted into 254.542 shares of Common Stock of Holometrix (rounded up to the nearest whole share), which shares shall be deemed fully paid and nonassessable.

             (b) Each issued and outstanding share Common Stock of the Massachusetts corporation shall be exchanged and converted into
        231.402 shares of Common Stock of Holometrix (rounded up to the nearest whole share), which shares shall be deemed fully paid and nonassessable.





             (c) After the Effective Date, each holder of an outstanding certificate or certificates representing shares of the Massachusetts corporation shall surrender the same to Holometrix, and each holder shall be entitled upon such surrender to receive the number of shares of capital stock of Holometrix on the basis provided herein. Until so surrendered, the outstanding shares of capital stock of the Massachusetts corporation to be converted into the stock of Holometrix, as provided herein, may be treated by Holometrix for all corporate purposes as evidencing the ownership of shares of Holometrix as though said surrender and exchange had taken place.

             (d) After the Effective Date, the outstanding options and warrants to purchase capital stock of the Massachusetts corporation, and all rights in respect thereof, shall be converted to options and warrants to purchase shares of Holometrix Common Stock that each holder of such option and warrant would have become entitled to receive on the conversion, as set forth in subparagraph (c) above, had each such option and warrant been exercised immediately prior to the Effective Date, and each substitute option and warrant shall contain, as nearly as practical, the same terms and conditions as each such original option and warrant to purchase capital stock of the Massachusetts corporation.

                  FIFTH: The manner of converting the outstanding shares of the New Jersey corporation into shares of Holometrix shall be as follows:

             (a) Each share of Common Stock of the New Jersey corporation shall be exchanged and converted into 79.807 shares of Holometrix Common Stock (rounded up to the nearest whole share), which shares shall be deemed fully paid and nonassessable.

             (b) After the Effective Date, each holder of an outstanding certificate or certificates representing shares of the New Jersey corporation shall surrender the same to Holometrix, and each holder shall be entitled upon such surrender to receive the number of shares of capital stock of Holometrix on the basis provided herein. Until so surrendered, the outstanding shares of capital stock of the New Jersey corporation to be converted into the stock of Holometrix, as provided herein, may be treated by Holometrix for all corporate purposes as evidencing the ownership of shares of Holometrix as though said surrender and exchange had taken place.

             (c) After the Effective Date, the outstanding options and warrants to purchase capital stock of the New Jersey corporation, and all rights in respect thereof, shall be converted to options and warrants to purchase shares of Holometrix Common Stock that each holder of such option and warrant would have become entitled to receive on the conversion, as set forth in subparagraph (c) above, had each such option and warrant been exercised immediately prior to the Effective Date, and each substitute option and warrant shall contain, as nearly as practical, the same terms and conditions as each such original option and warrant to purchase capital stock of the New Jersey corporation.

                  SIXTH:    On the Effective Date:

                  (1) The Constituent Corporations shall become a single corporation, which shall be the Delaware corporation, the Surviving Corporation, and the separate existence of the Massachusetts corporation and the New Jersey corporation shall cease.

                  (2) The Surviving Corporation shall be entitled to all the rights and assets and be subject to all the duties and liabilities of the Massachusetts corporation, the New Jersey corporation and the Delaware Corporation, to the full extent provided in Section 259 of the General Corporation Law of the State of Delaware, Section 80 of the Business Corporation Law of the Commonwealth of Massachusetts and Section 10-6 of the Business Corporation Act of the State of New Jersey. The officers and directors of the Massachusetts corporation, the officers and directors of the New Jersey corporation and the officers and directors of the Surviving Corporation are fully authorized in the name of the Massachusetts corporation and the New Jersey corporation or otherwise to execute and deliver all instruments and do anything else which the Surviving Corporation may request in order to perfect the transfer to it of all of the Massachusetts corporation's and the New Jersey corporation's rights and assets, or otherwise to carry out the purposes of this Agreement.

                  (3) The directors and officers of the Surviving Corporation in office on the Effective Date shall include the following persons in the following positions:

                  John E. Wolfe            President, Treasurer and
                                           Director

                  David J. Brown           Secretary


        and such directors and officers shall constitute the directors and officers of the Delaware corporation until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

                  SEVENTH: This Plan and Agreement shall be submitted to the shareholders of each of the Constituent Corporations at meetings separately called for the purpose, and the merger shall become effective upon the approval of this Plan and Agreement by the requisite vote or consent of the shareholders of each of said corporations and the execution, acknowledgment, filing, issuance, and recording of such documents as may be required by the applicable Secretaries of State. The term "Effective Date", as used in this Plan and Agreement, means the latest point of time at which the Secretaries of State of Massachusetts, New Jersey and Delaware accept the Plan and Agreement for filing.

                  EIGHTH: Anything herein or elsewhere to the contrary notwithstanding, this Plan and Agreement may be terminated and abandoned by the Board of Directors of any of the Constituent Corporations or Holometrix at anytime before the merger shall have otherwise become effective under the respective laws of such Constituent Corporation's state of incorporation.

                  IN WITNESS WHEREOF, the parties to this Plan and Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors, have caused these presents to be executed by the President and attested by the Secretary of each party hereto.

        (Corporate Seal)                   HOLOMETRIX ACQUISITION CORP.
                                           (a Delaware corporation)


        ATTEST:
                                           By:_____________________
        _________________________             John E. Wolfe
        David J. Brown                        President
        Secretary

        (Corporate Seal)                   TYTRONICS INCORPORATED
                                           (a Massachusetts corporation)


        ATTEST:
                                           By:_____________________
        _________________________             John E. Wolfe
                                              President
        Clerk

        (Corporate Seal)                   NATIONAL METAL REFINING
                                           COMPANY
                                           (a New Jersey corporation)


        ATTEST:
                                           By:_____________________
        _________________________             Linda Dousis
                                              President
        Secretary

        (Corporate Seal)                   HOLOMETRIX, INC.
                                           (a Delaware corporation)


        ATTEST:
                                           By:_____________________
        _________________________             John E. Wolfe
                                              President
        Secretary

        THE ABOVE PLAN AND AGREEMENT OF MERGER having been executed on behalf of each corporate party thereto, and having been adopted separately by each corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware, the Business Corporation Law of the Commonwealth of Massachusetts and the Business Corporation Act of the State of New Jersey, the President of each corporate party thereto does now hereby execute the said Plan and Agreement of Merger, and the Secretary of each corporate party thereto does now hereby attest the said Plan and Agreement of Merger under the corporate seals of the respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each of said corporations on this __th day of April, 1998.

        (Corporate Seal)                   HOLOMETRIX ACQUISITION CORP.
                                           (a Delaware corporation)


        ATTEST:
                                           By:_____________________
        _________________________             John E. Wolfe
        David J. Brown                        President
        Secretary

        (Corporate Seal)                   TYTRONICS INCORPORATED
                                           (a Massachusetts corporation)


        ATTEST:
                                           By:_____________________
        _________________________             John E. Wolfe
                                              President
        Clerk

        (Corporate Seal)                   NATIONAL METAL REFINING
                                           COMPANY
                                           (a New Jersey corporation)


        ATTEST:
                                           By:_____________________
        _________________________             Linda Dousis
                                              President
        Secretary

        (Corporate Seal)                   HOLOMETRIX, INC.
                                           (a Delaware corporation)

        ATTEST:
                                           By:_____________________
        _________________________             John E. Wolfe
                                              President
        Secretary


                               CERTIFICATE OF MERGER



             I, David J. Brown, Secretary of Holometrix Acquisition Corp.,

        a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such secretary and under the seal of the said corporation, that a Plan and Agreement of Merger,

        after having been first duly signed on behalf of the said

        corporation, and having been signed on behalf of Tytronics

        Incorporated, a Massachusetts corporation, and having been signed on behalf of National Metal Refining Company, Inc., a New Jersey

        Corporation, was duly adopted pursuant to Section 228 of the

        General Corporation Law of the State of Delaware by the unanimous written consent of the stockholder holding 1,000 shares of the capital stock of the Delaware corporation, the same being all of the shares issued and outstanding of the Delaware corporation,

        which Plan and Agreement of Merger was thereby adopted as the act of the sole stockholder of said Holometrix Acquisition Corp., a

        Delaware corporation, and the duly adopted agreement and act of the said corporation.  Holometrix Acquisition Corp. is the surviving corporation, and the certificate of incorporation of said corporation, without amendment, shall be the certificate of incorporation of the surviving entity.  The executed Plan and

        Agreement of Merger is on file at the office of the surviving corporation, Holometrix Acquisition Corp., located at 25 Wiggins

        Avenue, Bedford, Massachusetts.  The surviving corporation will furnish a copy of the Plan and Agreement of Merger to any

        stockholder of Holometrix Acquisition Corp., Tytronics

        Incorporated or National Metal Refining Company, Inc., upon request.



             WITNESS my hand and the seal of said Holometrix Acquisition

        Corp., a Delaware corporation, on this __th day of April, 1998.



        (Corporate Seal)              __________________________________
                                                David J. Brown
                                                Secretary








































        August 28, 1997



        Confidential
        Mr. John E. Wolfe
        President
        Holometrix, Inc.
        25 Wiggins Avenue
        Bedford, MA  01730-2323

        Dear Mr. Wolfe:

        On behalf of Holometrix, Inc. ("Holometrix"), you have requested Fechtor, Detwiler & Co., Inc. ("Fechtor, Detwiler") to provide an opinion, from a financial point of view, of the fair market values as of August 28, 1997 of the equity of Holometrix, Tytronics, Inc. ("Tytronics") and National Metal Refining Company, Inc. ("Nametre") and to opine on the fairness of the exchange ratios to be applied to the acquisitions of Tytronics and Nametre by Holometrix.

        Fechtor, Detwiler, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with initial public offerings, mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes.

        In forming our opinion, we have, among other things:

             1) Reviewed Forms 10-KSB for Holometrix for the fiscal years ending September 30, 1992 through September 30, 1996;

             2) Reviewed unaudited income statements and balance sheets prepared by management for Holometrix as a standalone business for the seven quarters ending on December 31, 1995 through June 30, 1997;

             3) Reviewed the minutes of the board of directors meeting of Holometrix dated March 13, 1997, which, among other things, detailed options and common shares authorized by the board;

             4) Reviewed audited financial statements for Tytronics for the fiscal years ending April 30, 1992 and 1993 and audited consolidated financial statements for the fiscal years ending September 30, 1995 and 1996;

             5) Reviewed unaudited financial statements for Tytronics for the fiscal years ending April 30, 1994 and 1995;

        John E. Wolfe, President
        Holometrix, Inc.
        Page 2


             6) Reviewed unaudited income statements and balance sheets prepared by management for Tytronics as a standalone business for the fiscal year ending April 30, 1995, for the five month period ending September 30, 1995, and for the fiscal year ending September 30, 1996;

             7) Reviewed schedules of Tytronics and Nametre shares, warrants and options outstanding, prepared by management;

             8) Reviewed audited financial statements for Nametre for the nine months ending September 30, 1996 and the fiscal year ending December 31, 1995;

             9) Reviewed unaudited financial statements for Nametre for the fiscal years ending December 31, 1990 through 1994;

             10) Reviewed unaudited income statements prepared by management for the three quarters ending June 30, 1997 for Holometrix, Tytronics and Nametre;

             11) Reviewed unaudited balance sheets prepared by management as of June 30, 1997 for Holometrix, Tytronics and Nametre;

             12) Reviewed forecasted income statement data prepared by management for the quarter ended September 30, 1997 and the fiscal years ending September 30, 1998 through 2002 for Holometrix, Tytronics and Nametre;

             13) Incorporated the effects of a $687,000 equity financing by Tytronics;

             14) Visited the facilities of Holometrix, Tytronics and Nametre and reviewed with management their operations, financial condition and future prospects;

             15) Reviewed other published information, performed certain financial analyses and considered other factors which we deemed relevant.

        In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the information provided to us by Holometrix, Tytronics and Nametre, and we have not assumed any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets of Holometrix, Tytronics or Nametre.

        Subject to the foregoing and on the basis of our experience as investment bankers and our work described above, it is our opinion that the fair market values of the equity of Tytronics, Holometrix and Nametre as of August 28, 1997 are as follows:

                       Tytronics           $4,124,000
                       Holometrix          $1,839,000
                       Nametre             $1,432,000

        John E. Wolfe, President
        Holometrix, Inc.
        Page 3


        It is also our opinion that, relating to an acquisition of Tytronics and Nametre by Holometrix, the following exchange ratios are fair, from a financial point of view:

        Holometrix Common for Nametre Common Stock:            79.807
        Holometrix Common for Tytronics Common Stock:          231.402
        Holometrix Common for Tytronics Preferred Stock:       254.542

        We are pleased to have been of assistance to you in this matter.



                                           Very truly yours,

                                           Fechtor, Detwiler & Co., Inc.

                                            /s/ Joel F. Johnson

                                           Joel F. Johnson
                                           Senior Vice President
















        November 17, 1997



        We hereby consent to the use of our opinion dated August 28, 1997 regarding the proposed reorganization of Holometrix, Inc., Tytronics, Inc. and National Metal Refining Company, Inc. described in the proxy statement for the Special Meeting of Stockholders to be sent to the Stockholders in November 1997. We have previously been provided with copies of such proxy materials as filed by Holometrix, Inc. with the Securities and Exchange Commission.


                                           Fechtor, Detwiler & Co., Inc.

                                           /s/ Joel F. Johnson

                                           By: Joel F. Johnson
                                           Senior Vice President